SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. 2)

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]
Check the appropriate box:
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
     [X]  Preliminary proxy statement
     [ ]  Definitive proxy statement
     [ ]  Definitive additional materials
     [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         DECATUR FIRST BANK GROUP, INC.
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                (Name of Registrant as Specified in its Charter)

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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     [ ]  No fee required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]       Fee paid previously with preliminary materials:

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     [X]       Check  box  if  any  part  of  the  fee  is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                      $ 267
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     (2)  Form, Schedule or Registration Statement no.:
                                 SCHEDULE 13E-3
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     (3)  Filing Party:
                         DECATUR FIRST BANK GROUP, INC.
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     (4)  Date Filed:
                                FEBRUARY 16, 2005
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
                         DECATUR FIRST BANK GROUP, INC.
                               1120 Commerce Drive
                             Decatur, Georgia  30030
                                 (404) 373-1000

                               ____________, 2005

Dear  Shareholder:

     You are cordially invited to attend the annual meeting of shareholders, which will be held at 3:00 p.m. on June 14, 2005, at the Old Courthouse on the Square, 101 East Court Street, Decatur, Georgia 30030. I hope that you will be able to attend the meeting, and I look forward to seeing you.

     At the meeting, shareholders will vote on the election of Class I directors and on an Agreement and Plan of Reorganization (the "Plan") that is designed to take Decatur First Bank Group, Inc. ("Decatur First") private by reducing its number of shareholders of record below 300. Once Decatur First is a private company, it will realize significant cost savings resulting from the termination of its reporting obligations under the Securities Exchange Act of 1934.

     The Plan provides for the merger of Decatur First Interim Corporation ("Interim") with and into Decatur First, with Decatur First surviving the merger (the "Reorganization"). Interim is a new Georgia corporation formed solely to effect the Reorganization. If the Plan is approved by our shareholders, shareholders owning 500 or fewer shares of Decatur First common stock of record will receive $17.50 in cash for each share that they own on the effective date of the Reorganization. All other shares will remain outstanding and be unaffected by the Reorganization.

     Our principal reasons for effecting the Reorganization are the direct and indirect cost savings of over $200,000 per year that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act of 1934 and the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock. We also believe that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock.

     We plan to effect the Reorganization by filing articles of merger as soon as possible after we obtain shareholder approval of the Plan. This date will also serve as the record date for determining the ownership of shares for purposes of the Reorganization.

     The board of directors has established April 22, 2005 as the record date for determining shareholders who are entitled to notice of the annual meeting and to vote on the matters presented at the meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the proxy card and return it in the envelope provided in time for it to be received by June 8, 2005. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

     The board of directors has determined that the Plan is fair to Decatur First's unaffiliated shareholders, and has voted in favor of the Plan. On behalf of the board of directors, I urge you to vote FOR approval of the Plan.

                                        Sincerely,


                                        /s/  Judy  B.  Turner
                                        President and Chief Executive Officer

                         DECATUR FIRST BANK GROUP, INC.
                               1120 Commerce Drive
                             Decatur, Georgia  30030
                                 (404) 373-1000


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON June 14, 2005


     The annual meeting of shareholders of Decatur First Bank Group, Inc. ("Decatur First") will be held at 3:00 p.m. on June 14, 2005, at the Old Courthouse on the Square, 101 East Court Street, Decatur, Georgia 30030, for the following purposes:

     (1) To vote on an Agreement and Plan of Reorganization providing for the merger of Decatur First Interim Corporation with and into Decatur First, with Decatur First surviving the merger and the record holders of 500 or fewer shares of Decatur First common stock receiving $17.50 in cash in exchange for each of their shares of such stock. The text of the Plan is set forth in Appendix A to the enclosed proxy
                                             -----------
          statement;

     (2) To elect four persons to serve as Class I directors of the board of directors; and

     (3) To transact any other business as may properly come before the meeting or any adjournment of the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

     Decatur First's shareholders are entitled to statutory dissenters' rights under the Plan. If Decatur First's shareholders approve the Plan, shareholders who elect to dissent from approval of the Plan are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of
Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as Appendix B to the accompanying proxy statement.
                                 ----------

     The board of directors has set the close of business on April 22, 2005 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                        By Order of the Board of Directors,


                                        /s/  Judy  B.  Turner
                                        President and Chief Executive Officer

____________,  2005

                         DECATUR FIRST BANK GROUP, INC.
                              1120 Commerce Drive
                             Decatur, Georgia 30030
                                 (404) 373-1000

================================================================================

                                PROXY STATEMENT
                    FOR 2005 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 14, 2005

================================================================================

     The board of directors of Decatur First Bank Group, Inc. ("Decatur First" or the "Company") is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2005 annual meeting of shareholders. At the meeting, shareholders will vote on the election of Class I directors and on an Agreement and Plan of Reorganization (the "Plan") that is designed to take Decatur First private by reducing its number of shareholders of record below 300.

     The board of directors of Decatur First has determined that it is in the best interests of Decatur First and its shareholders to effect a reorganization that will permit Decatur First to become a private company. Once private, Decatur First will realize significant cost savings by terminating the registration of its common stock under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and its related reporting obligations.

     The Plan provides for the merger of Decatur First Interim Corporation ("Interim") with and into Decatur First, with Decatur First surviving the merger. Interim is a new Georgia corporation formed solely to effect the Reorganization. In the Reorganization, shareholders owning 500 or fewer shares of Decatur First common stock of record will receive $17.50 in cash for each share that they own on the effective date of the Reorganization. All other shares will remain outstanding and be unaffected by the Reorganization.

     This proxy statement provides you with detailed information about the proposed Reorganization and the election of Class I directors. The Decantur First 2004 Annual Report to Shareolders also accompanies this proxy statement. We encourage you to read this entire proxy statement and the 2004 Annual Report to Shareholders carefully.

     The board of directors has determined that the Plan is fair to Decatur First's unaffiliated shareholders and has approved the Plan. The Reorganization cannot be completed, however, unless the Plan is approved by the holders of a majority of the votes entitled to be cast on the Plan. The current directors and executive officers of Decatur First beneficially own approximately 44.7% of Decatur First's common stock and have indicated that they intend to vote their shares in favor of the Plan.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE PLAN OR THE TRANSACTIONS CONTEMPLATED THEREBY OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE SEC HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE PLAN OR THE TRANSACTIONS CONTEMPLATED THEREBY NOR UPON THE ACCURACY OR ADEQUACY OF THE
INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS PROXY STATEMENT IS ____________, 2005. WE FIRST MAILED THIS PROXY STATEMENT TO THE SHAREHOLDERS OF DECATUR FIRST ON OR ABOUT THAT DATE.

                                IMPORTANT NOTICES

     Our common stock is not a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reorganization is effected. By accepting receipt of this proxy statement, you agree not to permit any reproduction or distribution of its contents in whole or in part.

     We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

     We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reorganization is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

     (1) changes in economic conditions, both nationally and in our primary market area;

     (2) changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

     (3) the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

     (4) the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

     (5) the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

     The words "we," "our," and "us," as used in this proxy statement, refer to Decatur First and its wholly-owned subsidiaries, collectively, unless the context indicates otherwise.

                                TABLE OF CONTENTS


                                                                            Page
SUMMARY TERM SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . . . . . . .     5

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  PURPOSE OF THE REORGANIZATION . . . . . . . . . . . . . . . . . . . . .     7
  ALTERNATIVES CONSIDERED . . . . . . . . . . . . . . . . . . . . . . . .     8
  BACKGROUND OF THE REORGANIZATION. . . . . . . . . . . . . . . . . . . .     9
  REASONS FOR THE REORGANIZATION. . . . . . . . . . . . . . . . . . . . .    12
  POTENTIAL DISADVANTAGES OF THE REORGANIZATION . . . . . . . . . . . . .    13
  EFFECTS OF THE REORGANIZATION ON DECATUR FIRST. . . . . . . . . . . . .    14
  EFFECTS OF THE REORGANIZATION ON AFFILIATES . . . . . . . . . . . . . .    15
  EFFECTS OF THE REORGANIZATION ON SHAREHOLDERS GENERALLY . . . . . . . .    16
  FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION . . . . . . . . .    17
  PRO FORMA EFFECT OF THE REORGANIZATION. . . . . . . . . . . . . . . . .    20
  SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA. . . . . . . . . . . . .    20
  RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE
  REORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
  DETERMINATION OF FAIRNESS BYINTERIM AND OTHER DECATUR FIRST
  AFFILIATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
  OPINION OF INDEPENDENT FINANCIAL ADVISOR. . . . . . . . . . . . . . . .    26

INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS. . . . . . . . .    36
  TIME AND PLACE OF MEETING . . . . . . . . . . . . . . . . . . . . . . .    36
  RECORD DATE AND MAILING DATE. . . . . . . . . . . . . . . . . . . . . .    36
  NUMBER OF SHARES OUTSTANDING. . . . . . . . . . . . . . . . . . . . . .    36
  PROPOSALS TO BE CONSIDERED. . . . . . . . . . . . . . . . . . . . . . .    36
  DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . .    36
  PROCEDURES FOR VOTING BY PROXY. . . . . . . . . . . . . . . . . . . . .    36
  REQUIREMENTS FOR SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . .    37
  SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . .    38

PROPOSAL 1:  APPROVAL OF THE PLAN . . . . . . . . . . . . . . . . . . . .    39
  DESCRIPTION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . .    39
  SOURCE OF FUNDS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . .    41
  DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . .    42

PROPOSAL 2:  ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . .    46
  DIRECTOR NOMINEES AND CONTINUING DIRECTORS. . . . . . . . . . . . . . .    46
  MEETINGS AND COMMITTEES OF THE BOARD. . . . . . . . . . . . . . . . . .    47
  AUDIT COMMITTEE REPORT. . . . . . . . . . . . . . . . . . . . . . . . .    48

INFORMATION ABOUT DECATUR FIRST AND ITS AFFILIATES. . . . . . . . . . . .    50
  EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .    50
  EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . .    50
  STOCK OWNERSHIP BY AFFILIATES . . . . . . . . . . . . . . . . . . . . .    52
  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . . . . . .    54
  RECENT AFFILIATE TRANSACTIONS IN DECATUR FIRST STOCK. . . . . . . . . .    55
  STOCK PURCHASES BY DECATUR FIRST. . . . . . . . . . . . . . . . . . . .    56
  RELATED PARTY TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . .    56
  MARKET FOR COMMON STOCK AND DIVIDENDS . . . . . . . . . . . . . . . . .    56
  DESCRIPTION OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . .    57
  INDEPENDENT PUBLIC ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . .    58
  DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS . . . . . . . . . .    59
  OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61


                                        i

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . .    62

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION. . . . . . . . . . . . . . .    63

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . .    66

                                     ***

APPENDIX A  AGREEMENT AND PLAN OF REORGANIZATION. . . . . . . . . . . . .   A-1

APPENDIX B  ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE . . . . .   B-1

APPENDIX C  OPINION OF INDEPENDENT FINANCIAL ADVISOR. . . . . . . . . . .   C-1

APPENDIX D  VALUATION REPORT OF INDEPENDENT FINANCIAL ADVISOR . . . . . .   D-1

The Decatur First 2004 Annual Report to Shareholders also accompanies this proxy statement.

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of the Plan. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

     - STRUCTURE OF THE REORGANIZATION. The Plan provides for the merger of Interim with and into Decatur First, with Decatur First surviving the merger. Interim is a new Georgia corporation formed solely to effect the Reorganization. In the Reorganization, shareholders owning 500 or fewer shares of Decatur First common stock will receive $17.50 in cash for each share that they own on the effective date of the Reorganization. All other shares will remain outstanding and be unaffected by the Reorganization.

     - DETERMINATION OF SHARES "HELD OF RECORD." A shareholder who owns 500 or fewer shares of Decatur First common stock "of record" will receive $17.50 per share in cash in the Reorganization, while a record holder of more than 500 shares will be unaffected. A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually, as a joint tenant with someone else, as trustee and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker. Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, our Plan is based on the number of shares held of record without regard to the ultimate control of the shares.

          As a result, a single shareholder with more than 500 shares held in various accounts could receive cash in the Reorganization for all of his or her shares if those accounts individually hold 500 or fewer shares. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership representing more than 500 shares, or acquire additional shares in the market prior to the effective date of the Reorganization.

     - EFFECTS OF THE REORGANIZATION ON SHAREHOLDERS. See "Special Factors-Effects of the Reorganization on Affiliates" on page 15 and "-Effects of the Reorganization on Shareholders Generally" on page 16 for additional information about the effects of the Reorganization on shareholders, including:

          For  shareholders  who  retain  their  shares  in  the Reorganization:

               -    decreased  liquidity  in  Decatur  First's  common  stock;
               - decreased access to publicly available information about Decatur First;
               -    a  reduction  in  book  value;
               - a reduction in earnings per share for the year ended December 31, 2004; and
               - a slight increase in their respective percentage ownership of our common stock.

          For  shareholders  receiving  cash  in  the  Reorganization:

               -    receipt  of  $17.50  per  share  in  cash;
               -    loss  of  their equity and voting interest in Decatur First;
               - federal income tax liability for any cash received in the Reorganization; and

               - liquidation of a relatively illiquid ownership interest in Decatur First without incurring brokerage costs.

          Additional effects on affiliated shareholders (directors, executive officers and 10% shareholders):

               - elimination of individual reporting obligations under federal securities laws;
               - elimination of a "safe harbor" for dispositions of their shares under federal securities laws; and
               - slight consolidation of management ownership (from approximately 44.7% to 51.2% of shares outstanding).

     -    EFFECTS OF THE REORGANIZATION ON DECATUR FIRST.  As a result of the
          Reorganization:

          - Our number of record shareholders, measured as of December 21, 2004, will be reduced from approximately 809 to approximately 211, and the number of outstanding shares of Decatur First common stock will decrease from approximately 925,016 to approximately 795,393, resulting in a decrease in the number of shares that will be available for purchase and sale in the market;

          - We will be entitled to terminate the registration of our common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC or be classified as a public company;

          - The book value per share of Decatur First common stock as of December 31, 2004 on a historical basis will be reduced by approximately 8.21%, from approximately $12.07 to approximately $11.08 on a pro forma basis;

          - Diluted earnings per share of Decatur First common stock as of December 31, 2004 on a historical basis will be reduced by approximately 1.59%, from approximately $0.63 to $0.62 on a pro forma basis;

          - Our shareholders' equity as of December 31, 2004 will be reduced by approximately 21.1%, from $11.2 million on a historical basis to approximately $8.8 million on a pro forma basis. Our regulatory capital, however, will increase as a result of the issuance of up to $3.0 million of trust preferred securities, including an increase in Tier 1 capital as of December 31, 2004 of approximately 5.2%, from $11.2 million on a historical basis to $11.8 million on a pro forma basis; and

          - The percentage ownership of Decatur First common stock beneficially owned by its executive officers and directors as a group will increase from approximately 44.7% to 51.2%.

               See page 14 for a more detailed description of these effects.

     - REASONS FOR THE REORGANIZATION. Our principal reasons for effecting the Reorganization are:

          - the direct and indirect cost savings of over $200,000 per year that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act and the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock; and

          - our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock.

               See  page  12  for  more  detailed  information.

     - FAIRNESS OF THE REORGANIZATION. We believe that the Reorganization is fair to our unaffiliated shareholders who will receive cash in the Reorganization and to our unaffiliated shareholders who will retain their shares. The board of directors has approved the Plan and the transactions contemplated thereby. The board's opinion is based on several factors, which are summarized beginning on page 21. These factors include:

          - Independent Valuation: According to an independent valuation prepared by Burke Capital Group, LLC ("Burke Capital"), the fair market value of Decatur First common stock as of December 15, 2004 was $17.38 per share.

          - Opinion of Independent Financial Advisor: Burke Capital has delivered its opinion to our board of directors that the $17.50 per-share price to be paid in the Reorganization is fair, from a financial point of view, to Decatur First's shareholders, both those who will receive cash and those who will retain their shares in the Reorganization. A copy of the opinion is attached as Appendix C. See "Special Factors-Opinion of Independent
                   -----------
               Financial  Advisor"  on  page  26  for  additional  information.

          - Premium to Book Value: The price per share to be paid in the Reorganization reflects a multiple of 1.45 times Decatur First's December 31, 2004 book value per share, representing a 45% premium.

          - Earnings Multiple: The price per share that will be paid in the Reorganization reflects a multiple of 28 times Decatur First's earnings per share for the year ended December 31, 2004.

          - Historical Market Prices of Decatur First Common Stock: Our stock is not listed on an exchange, and there is not an organized trading market for our common stock. The trading prices of our common stock over the past two years have ranged from $14.25 to $17.50 per share, with trades during the fourth quarter of 2004 ranging from $17.25 to $17.50. See "Information about Decatur First and its Affiliates-Recent Affiliate Transactions in Decatur First Stock" on page 55, "-Stock Purchases by Decatur First" on page 55, and "-Market for Common Stock and Dividends" on page 55 for more specific information regarding prices at which our shares have been sold.

          - Liquidity Provided: The Reorganization will provide liquidity, without brokerage costs, to shareholders receiving cash in the Reorganization. We believe this provides a significant benefit to investors seeking a more liquid investment alternative, given the lack of an organized trading market for our stock.

     - EFFECTIVENESS OF THE REORGANIZATION. The Reorganization will not be effected unless and until Decatur First's shareholders approve the Reorganization. Assuming this occurs, as shortly thereafter as is practicable, Decatur First will file articles or a certificate of merger with the Georgia Secretary of State and thereby effect the Reorganization. We anticipate that the Reorganization will be effected in the second quarter of 2005. See page 40 for more detailed information.

     - EFFECT OF THE REORGANIZATION ON OUTSTANDING OPTIONS. Outstanding options will not be affected by the Reorganization.

     - FINANCING FOR THE REORGANIZATION. We estimate that approximately $2,268,403 will be required to pay for the shares of Decatur First common stock exchanged for cash in the Reorganization and that the expenses related to the Reorganization will be approximately $85,000. We intend to finance the Reorganization with the proceeds from the issuance of up to $3.0 million in trust preferred securities. See "Proposal 1: Approval of the Plan-Source of Funds and Expenses" on page 41 for a description of the terms of the trust preferred securities.

     - DISSENTERS' RIGHTS. Shareholders are entitled to dissenters' rights in connection with the approval of the Plan. See page 42 and Appendix B for additional information.
          ---------

                              QUESTIONS AND ANSWERS


Q:   WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at our annual meeting of shareholders.

     This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We first sent this proxy statement, notice of the annual meeting and the enclosed proxy card on or about ____________, 2005 to all shareholders entitled to vote. The record date for those entitled to vote is April 22, 2005. On that date, there were 929,710 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   WHAT IS THE TIME AND PLACE OF THE ANNUAL MEETING?

A: The annual meeting will be held on June 14, 2005, at the Old Courthouse on the Square, 101 East Court Street, Decatur, Georgia 30030, at 3:00 p.m. Eastern Time.

Q:   WHO MAY BE PRESENT AT THE ANNUAL MEETING AND WHO MAY VOTE?

A: All holders of our common stock may attend the annual meeting in person. However, only holders of our common stock of record as of April 22, 2005 may cast their votes in person or by proxy at the annual meeting.

Q:   WHAT  IS  THE  VOTE  REQUIRED?

A: The proposal to approve the Plan must receive the affirmative vote of the holders of a majority of the votes entitled to be cast on the Plan. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal to approve the Plan. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal to approve the Plan.

     To be elected, a director nominee must receive more votes than any other nominee for the same seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

Q:   WHAT  IS  THE  RECOMMENDATION  OF  OUR  BOARD  OF  DIRECTORS  REGARDING THE
     PROPOSALS?

A: Our board of directors has determined that the Plan is fair to our unaffiliated shareholders and that it is advisable and in the best interests of Decatur First and its shareholders as a whole. Our board of directors has therefore approved the Plan and all transactions contemplated thereby and recommends that you vote "FOR" approval of the Plan.

     Our board of directors also recommends a vote "FOR" the election of the Class I director nominees.

Q:   WHAT DO I NEED TO DO NOW?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the annual meeting.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the annual meeting or attend the annual meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, HOW WILL MY SHARES BE VOTED?

A: Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposal to approve the Plan and may be voted at the broker's discretion on the proposal to elect directors.

Q: WILL MY SHARES HELD IN "STREET NAME" OR ANOTHER FORM OF RECORD OWNERSHIP BE COMBINED FOR VOTING PURPOSES WITH SHARES I HOLD OF RECORD?

A: No. Because any shares you may hold in street name will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q:   IF I AM RECEIVING CASH IN THE REORGANIZATION, WHEN WILL I GET MY MONEY?

A: After the annual meeting and the closing of the transaction, we will mail you instructions on how to exchange your stock certificate for cash. After you sign the forms provided and return your stock certificate, we will send you your cash.

Q:   I DO NOT KNOW WHERE MY STOCK CERTIFICATE IS.  HOW WILL I GET MY CASH?

A: The materials we will send you will include an affidavit that you will need to sign attesting to the loss of your certificate. We will require that you provide a bond to cover any potential loss to Decatur First.

Q:   WILL I HAVE DISSENTERS' RIGHTS IN CONNECTION WITH THE REORGANIZATION?

A:   Yes.  Please  see  page  42  and Appendix B for a discussion of dissenters'
                                      ----------
     rights in connection with the Reorganization.

Q:   WHAT IF I HAVE QUESTIONS ABOUT REORGANIZATION OR THE VOTING PROCESS?

A: Please direct any questions about the Reorganization or the voting process to our President and Chief Executive Officer, Judy B. Turner, at our main office located at 1120 Commerce Drive, Decatur, Georgia 30030, telephone (404) 373-1000.

                                 SPECIAL FACTORS

PURPOSE OF THE REORGANIZATION

     The primary purpose of the Reorganization is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act. Although we intend to keep our shareholders informed as to our business and financial status after the Reorganization, we anticipate that deregistration will enable us to save significant legal, accounting and administrative expenses relating to our public disclosure and reporting requirements under the Act. As a secondary matter, it is likely to decrease the administrative expense we incur in servicing a large number of record shareholders who own relatively small numbers of shares.

     Decatur First had approximately 809 record shareholders as of September 30, 2004, but approximately 86% of the outstanding shares as of that date were held by fewer than approximately 200 shareholders. As a result, there is a limited market for Decatur First's shares and the board of directors believes there is little likelihood that a more active market will develop. However, because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, board of directors and management team, having these reports reviewed by outside counsel and independent auditors, and documenting our internal controls in preparation for an audit to be filed with the SEC.

     After the reorganization, we intend to keep our shareholders informed about our business and financial condition by delivering annual audited financial statements and six-month unaudited financial statements to them. We also plan to post these financial statements on our website, which also contains other information about our business. Moreover, our business operations are primarily conducted through our banking subsidiary, Decatur First Bank, which is required to file quarterly financial reports with the Federal Deposit Insurance Corporation ("FDIC"). These reports are available online at www.fdic.gov.

     We are required to comply with many of the same securities law requirements as apply to large public companies with substantial compliance resources. Our resources are more limited, however, and securities law compliance activities represent a significant administrative and financial burden to a company of our relatively small size and market capitalization. We also incur less tangible, but nonetheless significant, costs in management time and attention that could otherwise be deployed toward revenue-enhancing activities. The cost of compliance is substantial, representing an estimated direct and indirect annual cost to us over $200,000. In light of this expense and the lack of an organized trading market for Decatur First's common stock, the board of directors believes Decatur First receives little relative benefit from being registered under the Securities Exchange Act. We also incur printing, postage, data entry, stock transfer and other administrative expenses related to servicing shareholders who are record holders of relatively small numbers of shares.

     In light of the relatively small benefit we believe our shareholders have received as a result of our status as a public company, we believe the Reorganization will provide a more efficient means of using our capital to benefit our shareholders. At present, we believe that our thin trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of maintaining our registration.

     The Plan is designed to substantially reduce the number of Decatur First's shareholders of record. As of December 21, 2004, Decatur First had approximately 612 shareholders who owned 500 or fewer shares of record. The Reorganization will allow us to pay these shareholders a fair price for their shares which will provide these shareholders liquidity, without brokerage charges, in a limited trading market. The Reorganization will also allow us to eliminate the costs associated with servicing shareholders of record who own relatively small numbers of shares and saving the significant administrative, accounting, and legal expenses incurred in complying with disclosure, reporting and compliance requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.

ALTERNATIVES  CONSIDERED

     In making our determination to proceed with the Reorganization, we considered other alternatives. We rejected these alternatives because we believed the Reorganization would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

     REVERSE STOCK SPLIT. We considered declaring a reverse stock split at a ratio of 1-for-500, with cash payments to shareholders who would hold less than a whole share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders not holding an even multiple of 500 shares. Although we did not precisely quantify the costs involved in the last alternative, they would be much higher than those involved in the Reorganization given that the number of shares to be repurchased would greatly exceed the number of shares repurchased under the merger structure. In view of the administrative inconvenience involved in the issuance of fractional shares or in adding the additional step of a forward stock split, and given the cost involved in redeeming additional fractional interests, the board determined that a merger would be a more flexible and effective method of reducing the number of shareholders and rejected the reverse stock split alternative.

     ISSUER TENDER OFFER. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in Decatur First common stock being held by fewer than 300 shareholders of record. As a result, we rejected this alternative.

     BUSINESS COMBINATION. We considered seeking a partner for a business combination transaction, such as a merger, consolidation or sale of all or substantially all of our assets. A business combination transaction could result in a surviving company with greater resources for compliance with disclosure and reporting requirements under the Securities Exchange Act and with a more active trading market, thus making registration under the Securities Exchange Act more beneficial to our shareholders. Business combinations, however, involve significant management time and expense, and require a great deal of effort to fully integrate personnel, customers and information systems.

     During 2003, as part of our long-term strategic planning process, we engaged in very preliminary discussions with three separate community financial institutions of roughly comparable size and age to Decatur First to explore whether there were potential benefits of a strategic combination. Based on these preliminary explorations, which did not include any discussions regarding the relative values of the companies or price, we determined that our strategic objectives were sufficiently different from those of each of these companies that no further discussions were warranted. We believe that, if our discussions with any of these institutions had continued, the nature of any proposed trasaction resulting from these discussions would have been a "merger of equals" transaction, which would not have involved the payment of any purchase premium on Decatur First's common stock. We have received no other inquiries regarding the acquisition of the Company.

     We have not sought further business combination proposals because our board believes that we can best maximize shareholder value by remaining an independent community bank. Remaining independent will enable us to focus our growth in our target markets and capitalize on our local market presence, which we believe will enhance our earnings. Our board believes a business combination transaction would not be in the best interest of Decatur First or its shareholders at this time because such a transaction would hinder our ability to realize the full earnings potential of our investments in our infrastructure and in developing our market presence and thus would not allow our shareholders to realize the full value of their stock. Moreover, a business combination transaction is inconsistent with the narrower purpose of the reorganization, which is to lower our costs by discontinuing our SEC reporting obligations. The board believes that by implementing a going-private transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate.

     EXPENSE REDUCTIONS IN OTHER AREAS. While we might be able to offset the expenses relating to SEC registration and a large shareholder base by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe that the expense savings that the Reorganization will enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reorganization.

BACKGROUND OF THE REORGANIZATION

     Decatur First has filed reports under the Securities Exchange Act since 1997. These reports include annual, quarterly and current reports presenting and analyzing Decatur First's business, financial condition, results of operations and management structure; ongoing reports regarding insiders' stock transactions and potential short-swing profit liability; and proxy statements disclosing information about our directors and executive officers, their compensation and our corporate governance process. Although our public reporting obligations have existed for several years, the Sarbanes-Oxley Act has added several reporting and procedural requirements that have become effective at various points during the past two years. As a result of the Sarbanes-Oxley Act, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. We have also become subject to accelerated and expanded disclosure requirements relating to our corporate and trading activities. As a result of these new requirements, our cost of compliance has increased, particularly relative to our limited personnel resources and market capitalization. We anticipate further increases resulting from the upcoming requirement that we prepare and file with the SEC an audited report as to our internal controls for fiscal 2005. See "-Reasons for the Reorganization" on page 12.

     As a result of these expanding requirements under the Sarbanes-Oxley Act, in September 2004 the board of directors began to discuss generally the relative benefits and costs, both direct and indirect, relating to continuing Decatur First's status as a public company. At the September 14, 2004 board meeting, the board discussed these issues and the reverse stock split, merger and tender offer alternatives for going private with outside counsel to the Company. Following this meeting, the President and Chief Executive Officer examined Decatur First's shareholder list to evaluate the effects of various cash-out thresholds.

     On October 7, 2004, the board held a special meeting to discuss information regarding the appropriate cash-out threshold and the advantages and disadvantages of a going-private transaction as summarized in "-Reasons for the Reorganization" on page 12 and "-Potential Disadvantages of the Reorganization" on page 13. The board also discussed the relative advantages and disadvantages of the following financing options for the reorganization: (1) borrowing funds from a correspondent bank, (2) issuing trust preferred securities and (3) conducting a private placement of the Company's common stock. The board discussed the relative issuance cost, time necessary to complete, tax treatment, and regulatory capital treatment related to each of these options.

     Generally, the board noted that correspondent bank debt would involve the least amount of issuance cost and time to complete, and would provide favorable tax treatment since the interest payments on the debt would be tax deductible. However, correspondent bank debt would not have favorable regulatory capital treatment because it would not be treated as capital for regulatory capital purposes. Issuing trust preferred securities would take slightly more time to complete and be slightly more expensive in terms of transaction costs than correspondent bank debt, but trust preferred securities would have favorable tax and regulatory capital treatment since the distributions on the securities would be tax deductible and trust preferred securities would be eligible for Tier 1 and/or Tier 2 capital treatment. Issuing common stock through a private placement would involve the highest issuance cost and take the most time to complete. While common stock would have favorable regulatory capital treatment, it would have unfavorable tax treatment since dividends on common stock are not tax deductible.

     Based on the above discussions, the board authorized management to continue to investigate a going-private transaction by obtaining a valuation of the Company's common stock, by exploring financing alternatives and by reviewing an updated shareholder list.

     In October 2004, the Company engaged Mauldin & Jenkins, LLC to prepare a valuation of the Company's common stock. The Company selected Mauldin & Jenkins based on its experience in rendering valuations and its knowledge of the financial services industry and the Company's business. The board planned to consider the Mauldin & Jenkins valuation report along with the other quantitative factors described in "Recommendation of the Board of Directors; Fairness of the Reorganization - Substantive Fairness" in determining the price to be paid to shareholders in the Reorganization. While the valuation report would include Mauldin & Jenkins' opinion of the fair market value of Decatur First common stock, it would not include any opinion as to the fairness, from a financial point of view, of the actual cash price set by the board to be paid to shareholders in the Reorganization.

     On December 3, 2004, before the Company received a valuation report from Mauldin & Jenkins, outside counsel to the Company, Powell Goldstein LLP, recommended that, in order to provide further support for the Board's pricing determination, the Company should also obtain a fairness opinion from an independent financial advisor regarding the cash price to be paid in the Reorganization. Based on Powell Goldstein's recommendation, the Company asked Maudlin & Jenkins to expand the scope of its engagement to include providing a fairness opinion. Mauldin & Jenkins' practice, however, does not include issuing fairness opinions, which differ from valuation reports in the level of expertise necessary to assess intangible factors (such as a change in control premium or liquidity discount) that may affect whether or not a particular transaction is fair to particular shareholders from a financial point of view. Since Mauldin & Jenkins believed it did not have the necessary expertise to issue such an opinion, it was unable do so.

     As a result, the Company, through counsel, interviewed three investment banking firms experienced in rendering fairness opinions, and on December 9, 2004 selected Burke Capital to provide the fairness opinion regarding the price to be paid for the Company's common stock in the Reorganization. The Company selected Burke Capital based on (1) its reputation and experience in rendering valuations and fairness opinions, (2) its knowledge of the financial services industry and the Company's business and (3) the overall terms, including fees, of the engagement.

     Burke Capital informed the Company that, in rendering its fairness opinion, it would be necessary for Burke Capital to prepare its own, separate valuation of the Company's stock rather than rely on the Mauldin & Jenkins valuation report. Consequently, the services to be provided by Burke Capital included both a valuation of the fair market value of the Company's common stock and a fairness opinion regarding the price set by the board to be paid in the Reorganization. Since the Company believed two valuations were unnecessary, the Company terminated the engagement of Mauldin & Jenkins on December 6, 2004 in order to save a portion of the fees that would have otherwise been payable to Mauldin & Jenkins.

     On December 6, 2004, Mauldin & Jenkins delivered to the Company's President and Chief Executive Officer a confidential draft of its valuation of Decatur First's common stock based on its work through that date, which indicated the fair market value of Decatur First's common stock as of December 6, 2004 was $16.50 per share. Mauldin & Jenkins instructed our President and Chief Executive Officer that since the valuation was not final, the draft should be kept confidential. Accordingly, the draft was not presented to the board of directors of the Company and its contents were not considered by the board in establishing the price to be paid in the Reorganization. The draft valuation report is not included in this proxy statement because it was not completed by Mauldin & Jenkins and as a result may contain errors and inaccuracies.

     At the December 21, 2004 board meeting, the board ratified the engagement of Burke Capital and discussed the oral valuation report received from Burke Capital that the fair market value of Decatur First common stock as of December 15, 2004 was $17.38 per share. The oral valuation report was based on Burke Capital's analysis of (1) various market multiples of similar publicly traded financial institutions, (2) selected premiums paid with respect to merger or change in control transactions and (3) the present value of projected future dividends and the estimated 2008 terminal value of Decatur First. The details of these analyses were not presented to the board at the December 21, 2004 meeting. The written valuation report, which described these analyses in detail, was delivered to the Company on February 4, 2005 and presented to the board of directors at its meeting on February 15, 2005 (see "-Opinion of Independent Financial Advisor" on page 26 for a summary of the valuation). There were no differences between the detailed analyses described in the written valuation report delivered to the Company on February 4, 2005 and the analyses that were the basis for the oral valuation report presented to the board on December 21, 2004.

     At the December 21, 2004 meeting, the board also considered:

     -    the  alternatives  presented  under "-Alternatives Considered" on page
          8;

     - the benefits and disadvantages of the Reorganization as described below under "-Reasons for the Reorganization" and "-Potential Disadvantages of the Reorganization";

     - the effects of the Reorganization as described under "-Effects of the Reorganization on Decatur First" on page 14, "-Effects of the Reorganization on Affiliates" on page 15, and "-Effects of the Reorganization on Shareholders Generally" on page 16; and

     - the historical market prices of Decatur First common stock as described on page 23.

     After a discussion of these factors and Burke Capital's oral valuation report, the board of directors, including those directors who are not employees of Decatur First, set a cash-out price of $17.50 per share and approved the other provisions of the Plan. Given the involuntary nature of the Reorganization and the fact that the highest sales price of the Company's common stock during the fourth quarter of 2004 was $17.50, the board set the cash-out price at $17.50. The board also made a preliminary determination that the Reorganization was fair, from a financial and procedural point of view, to Decatur First's unaffiliated shareholders receiving cash under the Plan and to those shareholders retaining their shares, and directed that the Plan be submitted to the shareholders with a recommendation for approval. The cash-out price was set at $17.50 and the preliminary determination of fairness was made subject to receipt of the written valuation report and the fairness opinion from Burke Capital.

     At the January 18, 2005 board meeting, the President and Chief Executive Officer advised the board that, based on her analysis of the financing options that were discussed at the October 7, 2004 board meeting, she recommended the Company issue trust preferred securities to finance the transaction. After a discussion of the typical terms of trust preferred securities, including the standard 30-year maturity and five-year call provisions, the board authorized the President and Chief Executive Officer to negotiate the terms of up to $4.0 million in trust preferred securities with various banks that typically purchase trust preferred securities from numerous issuers and hold the securities in pools.

     On February 4, 2005, Burke Capital delivered to Decatur First its written valuation report stating that the fair market value of Decatur First common stock as of December 15, 2004 was $17.38 per share. On this day Burke Capital also delivered to Decatur First its fairness opinion, dated January 19, 2005, stating that the $17.50 per-share price to be paid in the Reorganization was fair, from a financial point of view, to Decatur First's shareholders, both those who will receive cash and those who will retain their shares in the Reorganization. (See "-Opinion of Independent Financial Advisor" on page 26.) In rendering its opinion, Burke Capital reviewed, among other things, its written valuation report dated December 15, 2004. The opinion was dated January 19, 2005, approximately one month later than the valuation report, because Burke Capital could not prepare an opinion as to the fairness of the $17.50 per-share cash-out price until the board established the cash-out price, which, as described above, did not occur until the December 21, 2004 board meeting.

     At the February 15, 2005 board meeting, the board unanimously reaffirmed its approval of the Plan, including the cash-out price of $17.50 per share. At this meeting the board also determined, based on its review of the written valuation report, the fairness opinion and other factors described under "-Recommendation of the Board of Directors; Fairness of the Reorganization" on page 20, that the Reorganization was fair, from a financial and procedural point of view, to Decatur First's unaffiliated shareholders receiving cash under the Plan and to those retaining their shares.

     At the February 15, 2005 board meeting, the board of directors also ratified and approved the letter of intent dated January 25, 2005 between Decatur First and SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey Capital Markets Division, for the issuance and sale of $3.0 million of the Company's trust preferred securities to SunTrust Banks, Inc. or one of its affiliates. See "Proposal 1: Approval of the Plan-Source of Funds and Expenses" on page 41 for more information regarding the terms of the trust preferred securities.

REASONS  FOR  THE  REORGANIZATION

     As described above in "-Purpose of the Reorganization," the Reorganization will allow us to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act and, secondarily, to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares. We estimate that we will save over $200,000 per year in the following areas as a result of the reduction in the number of shareholders and the elimination of the registration of our common stock under the Securities Exchange Act.

Direct Costs
------------
Legal fees                      $   19,000
Independent auditor fees            23,872
Accounting/internal controls
  consulting fees                107,000(1)
Edgar conversion, printing and
  mailing expenses                  29,403
                                -----------
                                $  179,375
                                ===========
Indirect Costs
--------------
Management and staff time       $   20,625
                                -----------
Total Costs                     $  200,000

     As is noted above, we incur substantial indirect costs in management time spent in securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff spend an average of approximately 14% of their time (equating to approximately nine days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing Decatur First's disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders' stock ownership, and consulting with external auditors and counsel on compliance issues.

     Eliminating the registration of our common stock under the Securities Exchange Act will also:

     - significantly reduce Decatur First's legal, accounting, and other compliance costs relating to the requirements of the Sarbanes-Oxley Act and the Securities Exchange Act described above; and

     - eliminate the information Decatur First is required to furnish to the SEC and the public.

-----------------------------

(1) Does not include an anticipated one-time consulting expense of approximately $50,000 relating to our initial preparation of the required Internal Controls Report under Section 404 of the Sarbanes-Oxley Act.

     In addition, our common stock is not listed on an exchange and has historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders in proportion to the costs we have incurred as a result of this registration.

     We believe that even though the one-time capital cost we will incur to repurchase shares in the Reorganization represents a significant multiple of our currently anticipated annual expense savings, we cannot predict that our compliance costs or obligations will remain stable in future years. After considering the increasing and unpredictable nature of these costs, the relative difficulty of controlling them in the face of dynamic and challenging legal requirements, and the absence of a meaningful corresponding benefit, the board determined that the capital cost of the Reorganization would serve the Company's long-term best interests.

POTENTIAL  DISADVANTAGES  OF  THE  REORGANIZATION

     No organized trading market currently exists for Decatur First's common stock. The market liquidity for shares of Decatur First's common stock after the Reorganization will be even less than it is now because the number of shares of Decatur First common stock available to be traded will decrease. A further decrease in the market liquidity for the shares of Decatur First common stock may cause a decrease in the value of the shares. Conversely, however, the more limited supply of Decatur First common stock could also prompt a corresponding increase in its market price assuming stable or increased demand for the stock.

     In addition, Decatur First will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Reorganization. As a result, shareholders will have less legally mandated access to information about Decatur First's business and results of operations than they had prior to the Reorganization.

     Finally, the Reorganization will reduce Decatur First's capital. We believe, however, that Decatur First will continue to be "well capitalized" for regulatory purposes and that it will have sufficient capital to support anticipated growth.

EFFECTS  OF  THE  REORGANIZATION  ON  DECATUR  FIRST

     REDUCTION IN THE NUMBER OF SHAREHOLDERS OF RECORD AND THE NUMBER OF OUTSTANDING SHARES. Based on information as of December 21, 2004, we believe that the Reorganization will reduce our number of record shareholders from approximately 809 to approximately 211. We estimate that approximately 129,623 shares held by approximately 621 shareholders of record will be exchanged for cash in the Reorganization. The number of outstanding shares of common stock as of December 31, 2004 will decrease from approximately 925,016 to approximately 795,393. Accordingly, the already minimal liquidity of shares of Decatur First common stock will be further reduced.

     ELIMINATION OF SECURITIES EXCHANGE ACT REGISTRATION. Our common stock is currently registered under the Securities Exchange Act. After the Reorganization, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to any public reporting requirements under the Securities Exchange Act. As a result, we expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate to be over $200,000 on an annual basis. See "-Background of the Reorganization" on page 9 and "-Reasons for the Reorganization" on page 12 for a discussion of the nature of the information we will no longer be required to provide.

     DECREASE IN BOOK VALUE. Because (1) the price to be paid to holders of 500 or fewer shares of common stock will be $17.50 per share, (2) the number of shares of common stock expected to be cashed out as a result of the Reorganization is estimated to be approximately 129,623, (3) the total cost to Decatur First (including expenses) of effecting the Reorganization is expected to be approximately $2.4 million, and (4) at December 31, 2004, aggregate shareholders' equity in Decatur First was approximately $11.2 million, or $12.07 per share, Decatur First expects that, as a result of the Reorganization, the book value of common stock as of December 31, 2004 will be reduced by approximately 8.21%, from $12.07 per share on a historical basis to approximately $11.08 per share on a pro forma basis.

     EARNINGS PER SHARE. Diluted earnings per share of Decatur First common stock for the year ended December 31, 2004 on a historical basis will be reduced by approximately 1.59%, from approximately $0.63 to $0.62 on a pro forma basis.

     DECREASE IN CAPITAL. As a result of the Reorganization, Decatur First's capital as of December 31, 2004 will be reduced by approximately 21.1%, from $11.2 million on a historical basis to approximately $8.8 million on a pro forma basis. Decatur First anticipates, however, that its regulatory capital will increase as a result of the issuance of up to $3.0 million of trust preferred securities, including an increase in Tier 1 capital as of December 31, 2004 of approximately 5.2%, from $11.2 million on a historical basis to $11.8 million on a pro forma basis; that it will be "well capitalized" for bank regulatory purposes; and that its subsidiary, Decatur First Bank, will remain "well capitalized" for bank regulatory purposes.

     EFFECT ON MARKET FOR SHARES. Our common stock is not listed on an exchange, nor will it be listed after the Reorganization. The failure to be listed on an exchange, together with the reduction in public information concerning Decatur First as a result of its not being required to file reports under the Securities Exchange Act, will adversely affect the already minimal liquidity of the common stock.

     FINANCIAL EFFECTS OF THE REORGANIZATION. We estimate that approximately $2,268,403 will be required to pay for the shares of Decatur First common stock exchanged for cash in the Reorganization. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $85,000. We do not expect that the payment to shareholders receiving cash in the Reorganization and the payment of expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. Because we do not currently know the actual number of shares that will be cashed out in the Reorganization, we do not know the total amount of cash that will ultimately be paid to shareholders in the Reorganization. You should read the discussion under "Proposal 1: Approval of the Plan-Source of Funds and Expenses" on page 41 for a description of the sources of funds for the Reorganization and the fees and expenses we expect to incur in connection with the transaction.

EFFECTS  OF  THE  REORGANIZATION  ON  AFFILIATES

     In addition to the effects the Reorganization will have on shareholders generally, which are described in the next section, the Reorganization will have some additional specific effects on our executive officers and directors, each of whom may, as a result of his position, be deemed to be an affiliate of Decatur First. As used in this proxy statement, the term "affiliated shareholder" means any shareholder who is a director or executive officer of Decatur First or the beneficial owner of 10% or more of Decatur First's outstanding shares, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder.

     BOOK VALUE AND EARNINGS PER SHARE. Assuming the Reorganization had been completed as of December 31, 2004, our affiliated shareholders would experience the same reduction in book value and earnings per share as our unaffiliated shareholders who will be retaining their equity interest in our company: (1) an 8.21% decrease in book value per share from $12.07 on a historical basis to $11.08 on a pro forma basis; and (2) a 1.59% decrease in diluted earnings per share for the year ended December 31, 2004 from $0.63 on a historical basis to $0.62 on a pro forma basis. See "Information About Decatur First and Its Affiliates-Stock Ownership by Affiliates" on page 52 for information about the number of shares of Decatur First common stock held by our directors, executive officers and significant shareholders.

     NO FURTHER REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the Reorganization, Decatur First's common stock will not be registered under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of Decatur First will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available.

     CONSOLIDATION OF MANAGEMENT OWNERSHIP. As a result of the Reorganization, we expect that the percentage of beneficial ownership of Decatur First common stock held by our directors and executive officers as a group will increase slightly, from approximately 44.7% before the Reorganization to approximately 51.2% after the Reorganization. An aggregate of approximately 510 shares that are beneficially owned by our directors and executive officers will be cashed out in the Reorganization because the record holders of these shares (generally minor children or IRAs) each own 500 or fewer shares of Decatur First common stock. No affiliated shareholders, however, will be completely cashed out as a result of the Reorganization because they own more than 500 shares of Decatur First common stock through another single form of record ownership.

     RULE 144 NOT AVAILABLE. Because Decatur First's common stock will not be registered under the Securities Exchange Act after the Reorganization, executive officers and directors of Decatur First will be deprived of the ability to dispose of their shares of Decatur First common stock under Rule 144 of the Securities Act of 1933, which provides a "safe harbor" for resales of stock by affiliates of an issuer.

EFFECTS OF THE REORGANIZATION ON SHAREHOLDERS GENERALLY

     The Reorganization will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders. The effects will vary depending on whether the shareholder (1) receives cash for all of his or her shares, (2) receives cash for some, but not all, of his or her shares and remains a shareholder, or (3) does not receive cash for any of his or her shares and continues to hold the same number of shares following the Reorganization. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive cash for some of his or her shares while retaining ownership of the remaining shares following the Reorganization.

     The following sections describe the material effects that we expect to result from the Reorganization with respect to shares that are exchanged for cash and shares that are unaffected by the Reorganization. You may experience a combination of these effects if you receive cash for some of your shares while retaining ownership of other shares. The effects described below assume that 129,623 shares are exchanged for cash in the Reorganization.

     CASHED-OUT SHARES. As to shares of our common stock that are exchanged in the Reorganization for cash, shareholders will experience the following effects:

     -    Receipt  of  Cash.  Shareholders  will  receive  $17.50  in  cash  per
          -----------------
          share,  without  interest.

     -    Loss  of  Ownership  Interest.  Shareholders  will  no longer have any
          -----------------------------
          equity or voting interest in Decatur First and will not participate in any future potential earnings or growth of the Company or in any shareholder votes.

     -    Taxes.  Shareholders  likely  will  be required to pay federal and, if
          -----
          applicable, state and local income taxes on cash received in the Reorganization. See "-Federal Income Tax Consequences of the Reorganization" on page 17.

     -    No  Trading  Costs.  Shareholders  will  be  able  to  liquidate their
          ------------------
          ownership  interests  without  incurring  brokerage  costs.

     REMAINING SHARES. As to shares of our common stock that are not exchanged for cash in the Reorganization, shareholders will experience the following effects:

     -    Continuing  Interest.  Shareholders  will  retain  an  ongoing  equity
          --------------------
          interest in Decatur First and the ability to participate in any future potential earnings or growth.

     -    Decreased  Liquidity.  We  anticipate that the liquidity of our common
          --------------------
          stock will decrease as a result of the reduction in the number of shareholders from approximately 809 to approximately 211. The absence of an established trading market or a larger shareholder base may restrict your ability to transfer your shares of stock following the Reorganization. See "-Effects of the Reorganization on Decatur First-Effect on Market for Shares" on page 15.

     -    Decreased  Access  to Information. If the Reorganization is completed,
          ---------------------------------
          we intend to terminate the registration of our common stock under the Securities Exchange Act. As a result, we would no longer be required to file periodic reports with the SEC. See "-Effects of the Reorganization on Decatur First-Elimination of Securities Exchange Act Registration" on page 14.

     -    Reduction  in  Book  Value  Per Share. Assuming the Reorganization had
          -------------------------------------
          been completed as of December 31, 2004, the book value per share of our common stock as of December 31, 2004 would have been reduced by 8.21%, from approximately $12.07 per share on a historical basis to approximately $11.08 per share on a pro forma basis.

     -    Earnings  Per Share. Assuming the Reorganization had been completed as
          -------------------
          of December 31, 2004, our diluted earnings per share would have been reduced by approximately 1.59%, from $0.63 per share on a historical basis for the year ended December 31, 2004 to approximately $0.62 per share on a pro forma basis.

     -    Slight Increase in Percentage Interest. Shareholders will experience a
          --------------------------------------
          slight increase in their respective ownership percentages because there will be fewer shares outstanding.

FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  REORGANIZATION

     Presented below are the material federal income tax consequences of the Reorganization to: (1) shareholders (including any affiliated shareholders) who will receive cash in the Reorganization, (2) shareholders (including any affiliated shareholders) who will retain shares of Decatur First common stock after the Reorganization and (3) Decatur First itself.

     The discussion does not address all U.S. federal income tax considerations that may be relevant to certain Decatur First shareholders in light of their particular circumstances. The discussion assumes that the Decatur First shareholders hold their shares of Decatur First common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the Reorganization. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

     -    financial  institutions;

     -    insurance  companies;

     -    tax-exempt  organizations;

     -    dealers  in  securities  or  currencies;

     -    traders  in  securities  that  elect  to  mark-to-market;

     - persons that hold Decatur First common stock as part of a hedge, straddle or conversion transaction;

     - persons who are considered foreign persons for U.S. federal income tax purposes;

     - persons who acquired or acquire shares of Decatur First common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

     - persons who do not hold their shares of Decatur First common stock as a capital asset.

     ACCORDINGLY, WE RECOMMEND THAT DECATUR FIRST SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE REORGANIZATION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS RECEIVING CASH IN THE REORGANIZATION. The receipt by a shareholder of cash in the Reorganization will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended (the "Code").

     Under Section 302 of the Code, a shareholder will recognize gain or loss upon receiving cash in the Reorganization if:

     - the Reorganization results in a "complete redemption" of all of the shares held by a shareholder immediately prior to the Reorganization;

     - the receipt of cash is "substantially disproportionate" with respect to the shareholder; or

     - the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder.

     These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code, as described below.

     If any one of the three tests is satisfied, the shareholder will recognize gain or loss on the difference between the amount of cash received by the shareholder pursuant to the Reorganization and the tax basis in the shares held by such shareholder immediately prior to the Reorganization. Provided that these shares constitute a capital asset in the hands of the shareholder, this gain or loss will be long-term capital gain or loss if the eligible shares are held for more than one year and will be short-term capital gain or loss if such shares are held for one year or less.

     Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents ("family attribution"). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option.

     The receipt of cash by a shareholder in the Reorganization will result in a "complete redemption" of all of the shareholder's shares held immediately prior to the Reorganization as long as the shareholder does not constructively own any shares of common stock immediately after the Reorganization. However, a shareholder may qualify for gain or loss treatment under the "complete redemption" test even though such shareholder constructively owns shares of common stock provided that (1) the shareholder constructively owns shares of common stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and (2) the shareholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the shareholder has no interest in Decatur First immediately after the Reorganization, including as an officer, director or employee, other than an interest as a creditor).

     It is anticipated that most shareholders who receive cash in the Reorganization will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, such shareholder may nonetheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash in the Reorganization will be "substantially disproportionate" with respect to the shareholder if the percentage of shares of common stock owned by the shareholder immediately after the Reorganization is less than 80% of the percentage of shares directly and constructively owned by the shareholder immediately before the Reorganization (giving effect to the difference in number of outstanding shares due to the Reorganization), and the shareholder does not own directly and constructively 50% or more of Decatur First's outstanding common stock after the Reorganization. Alternatively, the receipt of cash in the Reorganization will, in general, be "not essentially equivalent to a dividend" if the Reorganization results in a "meaningful reduction" in the shareholder's proportionate interest in Decatur First.

     If none of the three tests described above is satisfied, the shareholder will be treated as having received a taxable dividend in an amount equal to the entire amount of cash received by the shareholder pursuant to the Reorganization.

     No ruling has been or will be obtained from the Internal Revenue Service in connection with the Reorganization.

     FEDERAL  INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO DO NOT RECEIVE CASH IN
                                                             ---
THE REORGANIZATION. Affiliated and unaffiliated shareholders who remain Decatur First shareholders following the Reorganization and do not receive any cash in the Reorganization will not recognize gain or loss as a result of the Reorganization. The Reorganization will not affect the adjusted tax basis or holding period of any shares of Decatur First common stock that a shareholder continues to own after the Reorganization.

     FEDERAL INCOME TAX CONSEQUENCES TO DECATUR FIRST AND DECATUR FIRST BANK. Neither Decatur First nor Decatur First Bank will recognize gain or loss for U.S. federal income tax purposes as a result of the Reorganization.

     BACKUP WITHHOLDING. Non-corporate shareholders of Decatur First may be subject to backup withholding at a rate of 28% on cash payments received in the Reorganization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE REORGANIZATION. THUS, DECATUR FIRST SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX

ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PRO  FORMA  EFFECT  OF  THE  REORGANIZATION

     The following selected pro forma financial data illustrates the pro forma effect of the Reorganization on Decatur First's financial statements as of and for the year ended December 31, 2004. Management has prepared this information based on its estimate that Decatur First will pay $2,268,403 to shareholders in the Reorganization. Please see "Pro Forma Consolidated Financial Information" beginning on page 63 for the complete pro forma financial information relating to this transaction.

SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA

(In thousands except per share data)       As of and
                                      for the year ended
                                       December 31, 2004
                                      -------------------
Net interest income                   $             4,051
Provision for loan losses                             335
Other income                                          832
Other expense                                       3,836
Income tax expense                                    193
Net income                            $               519

PER COMMON SHARE
Basic earnings per share              $              0.65
Diluted earnings per share                           0.62
Book value                            $             11.08

AT PERIOD END
Assets                                $           133,702
Shareholders' equity                  $             8,813
Common shares outstanding                         795,393

Weighted average shares outstanding               795,156

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REORGANIZATION

     The board believes that the Plan is substantively and procedurally fair to Decatur First's unaffiliated shareholders who will receive cash in the Reorganization. The board also believes that the Plan is substantively and procedurally fair to unaffiliated shareholders who will retain their shares following the Reorganization. The board of directors, including a majority of those directors who are not employees of Decatur First, has approved the Plan, and the board recommends that the shareholders vote for approval of the Plan, which will effect the Reorganization.

     All of Decatur First's directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power) in favor of the Plan. The directors and executive officers of Decatur First beneficially owned approximately 44.7% of Decatur First's common stock as of April 20, 2005. Although the board as a whole recommends that the shareholders vote in favor of the

Plan for the reasons set forth in "-Reasons for the Reorganization" on page 12, no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

     We considered a number of factors in determining to approve the Reorganization, including the effects described under "-Effects of the Reorganization on Decatur First" on page 14, "-Effects of the Reorganization on Affiliates" on page 15, and the relative advantages and disadvantages described under "-Reasons for the Reorganization" on page 12 and "-Effect of the Reorganization on Shareholders Generally" on page 16. The board also reviewed the tax and pro forma financial effects of the Reorganization on Decatur First and its shareholders.

     We believe there are no material differences between the effects of the Reorganization on affiliated shareholders and the effects of the Reorganization on unaffiliated shareholders which would affect the fairness of the Reorganization to unaffiliated shareholders. The affiliated shareholders, each of whom is a director of Decatur First, currently beneficially own approximately 44.7% of the Company's common stock. As a result of their ownership position in Decatur First and positions on the board of directors, the affiliated shareholders currently control the day to day operations of the Company and, if they were to vote together, the affiliated shareholders could effectively control the outcome of a shareholder vote. Accordingly, although our affiliated shareholders will beneficially own approximately 51.2% of the Company's common stock after the Reorganization, we believe the Reorganization will have no material impact on the control of the Company.

     After the Reorganization, Decatur First's common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the prospective decrease in the expenses related to servicing shareholders holding small positions in Decatur First's stock. Decatur First's management determined that the Reorganization would result in cost savings of over $200,000 per year.

     Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as a public company, Decatur First has not had an organized trading market for its common stock and that Decatur First's shareholders derive little relative benefit from Decatur First's status as a public company. The board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating the registration.

     We considered alternatives to the proposed going-private transaction but ultimately approved the Reorganization proposal. Please read the discussion under "-Alternatives Considered" on page 8 for a description of these alternatives.

     SUBSTANTIVE FAIRNESS. The board considered numerous factors, discussed below, in reaching its conclusions that the Plan is substantively fair to our unaffiliated shareholders who will receive cash in the Reorganization and to our unaffiliated shareholders who will retain their shares. In reaching these conclusions, the board considered the following effects on these constituencies:

     -    Opinion  of  Independent  Financial  Advisor.   Burke  Capital,  an
          --------------------------------------------
          independent financial advisor to the board of directors, has delivered its opinion to the board that the $17.50 per-share price to be paid in the Reorganization is fair, from a financial point of view, to Decatur First's shareholders, both those who will receive cash and those who will retain their shares in the Reorganization. The board reviewed and considered the financial analyses presented to it in connection with the opinion and adopted Burke Capital's conclusions and analyses as its own. The board considered the conclusions drawn in the fairness opinion as factors supporting its recommendation to approve the Plan and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, including those who would receive cash for their shares and those who would retain their shares following the Reorganization. A copy of the opinion is attached as Appendix C. See
                                                                 ----------
          "-Opinion of Independent Financial Advisor" on page 26 for additional information.

          The Burke Capital fairness opinion did not address fairness to the unaffiliated shareholders as a distinct and separate group. Under the terms of the Plan, all shareholders receiving cash will receive $17.50. As a result of the Reorganization, remaining affiliated and unaffiliated shareholders will all experience a proportionate decrease in book value per share and earnings per share as of and for the year ended December 31, 2004. Accordingly, the board believes that there are no material differences in the effects of the Reorganization on affiliated shareholders, and the effects of the Reorganization on unaffiliated shareholders from a finaincial point of view. Therefore, the board believes the Burke Capital opinion as to the fairness of the price from a financial point of view was a relevant and appropriate factor in its determination of fairness with respect to unaffiliated shareholders. See "Effects of the Reorganization on Affiliates" on page 15 and "Effects of the Reorganization on Shareholders Generally" on page 16

     -    Independent  Valuation.  According  to a report delivered to the board
          ----------------------
          by Burke Capital, the fair market value of Decatur First common stock as of December 15, 2004 was $17.38 per share. The board considered this report, as well as the underlying factors and methodologies, in support of its recommendation to approve the Plan and to arrive at its conclusion of fairness in relation to Decatur First's "going concern" value of the proposed cash consideration to unaffiliated shareholders, including those who would receive cash for their shares and those who would retain their shares following the Reorganization. In determining the fairness of the transaction in relation to the "going concern" value, our board relied upon the factors, analyses and conclusions set forth by Burke Capital in its report and adopted these factors, analyses and conclusions as its own. The board did not consider the amount per share that might be realized in a sale of 100% of the stock of Decatur First because the board determined that consideration of such an amount was inappropriate in the context of a transaction that would not result in a change of control. The board determined specifically that a price of $17.50 per share, which exceeded the fair market value set forth in the independent valuation, was fair to both cashed-out and remaining shareholders in view of the involuntary nature of the transaction for those receiving cash, the relatively small incremental effect of the selected price on those retaining their shares, and Burke Capital's opinion as to the fairness of the consideration. See "-Opinion of Independent Financial Advisor" on page 26 for additional information.

     -    Premium  to  Book  Value.  The  price  per  share  to  be  paid in the
          ------------------------
          Reorganization reflects a 45% premium to Decatur First's December 31, 2004 book value per share. Although book value was a factor, among others, that the board considered in determining the cash consideration to be paid in the Reorganization, the board determined that it was not directly relevant because book value is a historical number that may not reflect the fair market values of our assets and liabilities.

     -    Earnings  Multiple.  The  price  per  share  that  will be paid in the
          ------------------
          Reorganization reflects a multiple of 28 times Decatur First's earnings per share for the year ended December 31, 2004. From time to time members of the board receive from a variety of sources financial information, including earnings for peer banks in its market area.
          Based on the board's knowledge of the community banking industry within the Company's market, and the earnings multiples of the comparable public companies set forth in Table I in the Bure Capital valuation report, which is attached as Appendix D, the board believes the price to be paid in the Reorganization reflects a reasonable multiple to its earnings for the year ended December 31, 2004. Therfore, the board viewed the earnings multiple as a factor, among others, which supported its decision to approve the Plan and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, both those receiving cash for their shares and those retaining their shares following the Reorganization.

     -    Historical  Market Prices of Decatur First Common Stock.  Our stock is
          -------------------------------------------------------
          not listed on an exchange, and there is not an organized trading market for our common stock. The trading price for our common stock over the previous two years has ranged from $14.25 to $17.50 per share, with trades during the fourth quarter of 2004 ranging from $17.25 to $17.50 per share. The board viewed the fact that the cash-out price in the Reorganization is equal to the highest-known sales price for the Company's common stock during the fourth quarter of 2004 as a factor supporting its recommendation to approve the Plan and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, including those who would receive cash and those who would retain their shares following the Reorganization.

     -    Liquidity  Provided.  The  Reorganization  will  provide  liquidity,
          -------------------
          without brokerage costs, to shareholders receiving cash in the Reorganization. We believe this provides a significant benefit to investors seeking a more liquid investment alternative, given the lack of an organized market for our stock. The board considered the opportunity to provide this liquidity as a factor supporting its recommendation to approve the Plan and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders receiving cash in the Reorganization.

     -    Tax  Consequences.  The  board noted that the Reorganization would not
          -----------------
          result in a taxable event for shareholders retaining their shares in the Reorganization, as all of our directors and executive officers are entitled to do. The board also considered that, except with respect to shareholders who have acquired their shares within the prior 12 months, the cash consideration offered in the Reorganization would be taxed as a long-term capital gain for shareholders terminating their actual and constructive stock ownership in the Company. The facts that the transaction would not result in a taxable event to shareholders retaining their shares following the Reorganization contributed to the board's recommendation and conclusion as to the fairness of the transaction to unaffiliated shareholders who would retain their shares following the Reorganization. Although the transaction would result in a taxable event to unaffiliated shareholders receiving cash in the Reorganization, the board determined that this negative factor was mitigated somewhat by the positive factor that the cash would be taxable to these shareholders only to the extent that the cash received exceeds the shareholders' basis, instead of fully taxable as a dividend.

     -    Absence  of  Firm  Offers.  The  board  viewed the absence of any firm
          -------------------------
          offers for the acquisition of our Company, the fact that the board has no plans to seek an acquisition of our Company in the foreseeable future, and its opinion that firm offers are not likely to be forthcoming as factors tending to support its recommendation to approve the Reorganization and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, including those who would receive cash for their shares and those who would retain their shares following the Reorganization.

     In connection with its fairness determination, and given its determination that the $17.50 per-share cash consideration represented a premium over book value, the board did not consider Decatur First's liquidation value for the following reasons. First, because the vast majority of a bank's assets and liabilities are monetary assets whose book values generally approximate their fair market values, the liquidation values of these assets and liabilities would generally command material discounts both to fair market value and, accordingly, book value. In addition to the liquidation discounts, because the liquidation of a financial institution is an extremely expensive and time-consuming process involving significant regulatory procedures and numerous regulatory approvals, the costs of the liquidation of a financial institution further reduce any net assets that would otherwise be available to shareholders following liquidation. In light of these factors, and because the Reorganization consideration was greater than Decatur First's book value, the board of directors concluded that the determination of a liquidation value was not material to the financial fairness of the transaction. However, it is not possible to predict with certainty the future value of our assets or liabilities or the intrinsic value that those assets or liabilities may have to a specific buyer that has not been identified. As a result, although we believe the possibility is remote, the liquidation of our assets and liabilities could conceivably produce a higher value than our value as a "going concern."

     After consideration of all of the foregoing information, the board determined that a fair price to be paid to cashed-out shareholders in the Reorganization is $17.50 per share. The board is not aware of any material contracts, negotiations or transactions, other than in conjunction with the Reorganization as described in "-Background of the Reorganization" on page 9 and under "Proposal 2: Election of Directors-Director Nominees and Continuing Directors" on page 46, during the preceding two years for (1) the merger or consolidation of Decatur First into or with another person or entity, (2) the sale or other transfer of all or any substantial part of the assets of Decatur First, (3) a tender offer for any outstanding shares of Decatur First common stock, or (4) the election of directors to our board.

     PROCEDURAL FAIRNESS. The board of directors is seeking shareholder approval of the transactions contemplated by the Plan. The vote of a majority of the votes entitled to be cast on the Plan will be required to approve it. Approval by a majority of unaffiliated shareholders is not required. The board determined that any such voting requirement would usurp the power of the holders of greater than a majority of Decatur First's shares to consider and approve the Reorganization. The board also considered such a provision unnecessary in light of the fact that the Plan's provisions apply regardless of whether a shareholder is an affiliate and in view of a shareholder's right, whether affiliated or unaffiliated, to dissent from the merger and obtain the fair value of his or her shares under Georgia law.

     In addition, the board noted that shareholders who wish to increase their record holdings in order to avoid being cashed out may do so by purchasing shares of Decatur First common stock from other shareholders prior to the effective time of the Reorganization. The Reorganization will also provide liquidity, without brokerage costs, to shareholders receiving cash in the Reorganization.

     An aggregate of approximately 510 shares of Decatur First common stock that are beneficially owned by affiliated shareholders will be cashed out pursuant to the terms of the Plan because the record holders of these shares (generally minor children or IRAs) each own 500 or fewer shares of Decatur First common stock. No affiliated shareholders, however, will be completely cashed out as a result of the Reorganization because each affiliated shareholder owns 500 or more shares of Decatur First common stock through a single form of record ownership.

     No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Reorganization or preparing a report covering its fairness was retained by Decatur First or by a majority of directors who are not employees of Decatur First. The board concluded the retention of an unaffiliated shareholder representative was not necessary because the Plan's provisions apply regardless of whether a shareholder is affiliated or unaffiliated and both affiliated and unaffiliated shareholders have dissenters' rights under Georgia law. In addition, because the board obtained a valuation and fairness opinion from an unaffiliated entity, it determined that the cost of obtaining an additional fairness opinion or valuation from another unaffiliated representative would not provide any meaningful additional benefit. After consideration of the factors described above, the board believes that the Reorganization is procedurally fair notwithstanding the absence of such an unaffiliated shareholder approval requirement or unaffiliated representative.

     We have not made any provision in connection with the Reorganization to grant unaffiliated shareholders access to our corporate files, except as provided under the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at our expense. With respect to unaffiliated shareholders' access to our corporate files, the board determined that this proxy statement, together with Decatur First's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Plan. The board also considered the fact that under the Georgia Business Corporation Code, and subject to specified conditions set forth under Georgia law, shareholders have the right to review Decatur First's relevant books and records of account. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at Decatur First's expense, the board did not consider these necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as Decatur First's size and the cost of such procedures.

     After consideration of the factors described above, the board of directors has determined that the Plan is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at Decatur First's expense, to Decatur First's unaffiliated shareholders who will receive cash in the Reorganization. The board has also determined that the Plan is procedurally fair to unaffiliated shareholders who will retain their shares. Additionally, the board believes that the Plan is substantively fair to these constituencies. Finally, it has determined that the Plan is substantively and procedurally fair to affiliated shareholders for the same reasons specified as to unaffiliated shareholders, given that the Plan does not distinguish between these groups.

DETERMINATION OF FAIRNESS BY INTERIM AND OTHER DECATUR FIRST AFFILIATES

     Interim was organized for the sole purpose of facilitating the Reorganization. Its sole shareholder is Decatur First, and its sole director and executive officer is Judy B. Turner, who is also Decatur First's President and Chief Executive Officer. Our affiliates consist of our directors and executive officers: John L. Adams, Jr., Merriell Autrey, Jr., Mary Bobbie Bailey, James A. Baskett, John Walter Drake, William F. Floyd, Robert E. Lanier, Carol G.
Nickola,  Lynn  Pasqualetti,  Roger  K.  Quillen,  James T. Smith, III, Kirby A.
Thompson and Judy B. Turner. These affiliates, in addition to Interim, are deemed to be "filing persons" for purposes of this transaction.

     For Interim and each of Decatur First's affiliates, their purpose and reasons for engaging in the Reorganization, alternatives considered and analyses regarding financial and procedural fairness of the

Reorganization to unaffiliated shareholders receiving cash in the Reorganization and to those retaining their shares were the same as those of the board of directors, and Interim and each of Decatur First's affiliates adopted the analyses of the board of directors and Burke Capital with respect to these issues. Based on these factors and analyses, Interim and each of Decatur
First's affiliates have concluded that the Reorganization is procedurally and substantively fair to Decatur First's unaffiliated shareholders who will receive cash in the Reorganization and to its unaffiliated shareholders who will retain their shares.

OPINION OF INDEPENDENT FINANCIAL ADVISOR

     Decatur First retained Burke Capital to act as its financial advisor in connection with the Reorganization, which is designed to enable Decatur First to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act. Burke Capital's financial advisory role included providing a valuation report detailing the fair market per-share value of Decatur First common stock to be used by the board of directors of the Company to determine the price to be paid for shares to be cashed out ("cashed-out merger shares") as part of the Plan. Burke Capital also delivered a written opinion as to the fairness, from a financial point of view, to all Decatur First's shareholders, including the shareholders who will be cashed out as a result of the Plan and those shareholders remaining intact after the execution of the Plan. Burke Capital is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Burke Capital is regularly engaged in the valuation of financial institutions and their securities in connection with mergers, acquisitions and other corporate transactions.

     Burke Capital prepared its valuation report as of December 15, 2004 (the "Valuation Date") and determined that the fair market value of the cashed-out merger shares is $17.38 per share. The full text of Burke Capital's valuation report is attached as Appendix D. Decatur First's board, after an extensive
                          ----------
evaluation of Burke Capital's valuation report, set and unanimously approved the cash-out price in the Plan at $17.50 per share. The ultimate decision and responsibility as to the pricing of the shares was made by the board of Decatur First.

     Burke Capital delivered to the board of directors a written opinion, dated January 19, 2005, stating that the $17.50 cash-out price per share, as determined by the board of Decatur First, was fair, from a financial point of view, as of the date of the opinion, to all Decatur First shareholders, including those shareholders who will be cashed out as a result of the Plan and those shareholders remaining intact after the execution of the Plan. Burke Capital's opinion may not be quoted, used or circulated for any other purpose without its prior written consent, except for inclusion in this proxy statement.

     The  full text of Burke Capital's written opinion is attached as Appendix C
                                                                      ----------
to these materials. The opinion outlines matters considered and qualifications and limitations on the review undertaken by Burke Capital in rendering its opinion. We urge you to read the entire opinion carefully.

     Burke Capital's opinion speaks only as of January 19, 2005, the date of the opinion. The opinion was directed to the Decatur First board of directors and relates only to the fairness of the Plan from a financial point of view. It does not address the underlying business decisions of the proposed Plan, nor does it constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the proposed Plan at the annual meeting or as to any other matter. Burke Capital's fairness opinion was among many factors taken into consideration by Decatur First's board of directors in making its determination of the cash-out price.

     In connection with rendering its January 19, 2005 opinion, Burke Capital reviewed and considered, among other things:

     - certain publicly available financial statements and other historical financial information of Decatur First that it deemed relevant;

     - projected earnings, budgets and estimates for Decatur First prepared by and reviewed with senior management of Decatur First;

     - the views of senior management of Decatur First, based on discussions with members of senior management, regarding Decatur First's business, financial condition, results of operations and future prospects;

     - a comparison of certain financial information for Decatur First with similar publicly available information for certain other companies;

     - the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

     - the current market environment generally and the banking environment in particular;

     - such other information, financial studies, analyses and investigations and financial, economic and market criteria as it considered relevant;

     - reviewed the nature and terms of certain other "going private" transactions that it believed to be relevant;

     - reviewed the proxy statement with respect to the cash-out merger transaction's terms and conditions;

     - the valuation of the voting shares of common stock of Decatur First prepared by Burke Capital;

     - the historical record of reported arm's length transactions and trading activity of Decatur First's common stock; and

     - an analysis of the pro forma balance sheet and income statement changes as a result of the Plan.

     Decatur First's board of directors did not limit the investigations made or the procedures followed by Burke Capital in giving its opinion.

     In performing its reviews and analyses and in rendering its opinion, Burke Capital assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of Decatur First management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Burke Capital was not asked to and did not independently verify the accuracy or completeness of such information and it did not assume responsibility or liability for the accuracy or completeness of any such information. Burke Capital did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Decatur First or any of its respective subsidiaries, or the ability to collect any such assets, nor was it furnished with any such evaluations or appraisals. Burke Capital is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of Decatur First, nor did it review any individual credit files relating to Decatur First. With Decatur First's consent, Burke Capital assumed that the respective allowances for loan losses were adequate to cover such losses and will be adequate on a pro forma basis. In addition, Burke Capital did not conduct any physical inspection of the properties or facilities of Decatur First. Burke Capital is not an accounting firm and it relied on the reports of the independent accountants of Decatur First and the directors of Decatur First for the accuracy and completeness of the financial statements furnished to it.

     Burke Capital's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Burke Capital assumed, in all respects material to its analysis, that all of the representations and warranties contained in the Plan and all related agreements are true and correct. Burke Capital also assumed that there has been no material change in Decatur First's assets, financial condition, and results of operations, business or prospects since the date of the last financial statements made available to them and that Decatur First will remain a "going concern" for all periods relevant to its analyses.

     In rendering its January 19, 2005 opinion, Burke Capital performed a variety of financial analyses. The following is a summary of the material analyses performed by Burke Capital, but is not a complete description of all the analyses underlying Burke Capital's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Burke Capital believes that its analyses must be considered as a "whole" and that selecting portions of the factors and analyses without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Burke Capital's comparative analysis is identical to Decatur First. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or change in control values, as the case may be, of Decatur First and the companies to which it is being compared.

     The earnings projections used and relied upon by Burke Capital in its analyses were based upon internal projections of Decatur First. With respect to all such financial projections and estimates, Decatur First management confirmed to Burke Capital that they reflected the best currently available estimates and judgments of such management of the future financial performance of Decatur First, and Burke Capital assumed for purposes of its analyses that such performance would be achieved. Burke Capital expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections furnished to Burke Capital by Decatur First were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Burke Capital in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

     In performing its analyses, Burke Capital also made numerous assumptions with respect to industry performance, business and economic conditions, and various other matters, many of which cannot be predicted and are beyond the control of Decatur First and Burke Capital. The analyses performed by Burke Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Burke Capital prepared its analyses solely for purposes of preparing the valuation report and rendering its opinion. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Burke Capital's analyses do not necessarily reflect the value of Decatur First's common stock or the prices at which Decatur First's common stock may be sold at any time.

     In addition, for the purposes of rendering its written opinion, Burke Capital assumed that (1) the Plan will be consummated in accordance with its terms, without any waiver of its material terms or conditions, and that obtaining the necessary shareholder approvals for the Plan will not have an adverse effect on Decatur First; and (2) the Plan is consummated in a manner that complies in all respects with applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. Burke Capital expressed no opinion as to whether any alternative transaction might produce consideration for the holders of Decatur First's common stock in an amount in excess contemplated in the Plan.

     SUMMARY OF THE PLAN. Burke Capital reviewed the financial terms of the proposed transaction whereby shareholders that hold 500 or fewer shares of Decatur First common stock will receive $17.50 in cash in exchange for each share that they own. The estimated total cost to pay for shares exchanged for cash under the Plan will be $2,268,403. The shares cashed out in the Plan will be purchased through the issuance of $3,000,000 in trust preferred securities with a current rate of approximately 4.75%. For purposes of calculating the following valuation multiples, the expected cost savings during the first year after execution of the Plan are estimated at $150,000 (pre-tax and net of estimated expenses related to the Reorganization). All other shares will remain outstanding and be unaffected by the Plan. The table below summarizes the implied valuation multiples / premiums associated with the execution of the Plan.

PLAN OF REORGANIZATION HIGHLIGHTS:
--------------------------------------------------
Redemption Price / Common Share          $  17.50

Redemption Price / LTM Core EPS           29.15 x

Redemption Price / Book Value Per Share    1.47 x

Core Deposit Premium                         6.34%

     OVERVIEW OF ANALYSIS. Burke Capital's analysis included (1) a comparison of certain market multiples of similar publicly traded institutions, (2) an analysis of selected premiums paid with respect to merger / change in control transactions and (3) a dividend discount and terminal value analysis. Burke Capital also considered the historical trading activity with respect to the marketability of Decatur First's common stock. Burke Capital, after completing and analyzing each separate item, presented a fair market per share value of the shares to be cashed out in the Plan. Burke Capital believes it is important that its analyses be considered as a "whole" and that selecting portions of the factors and analyses without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion.

     COMPARABLE PUBLIC COMPANIES ANALYSIS. Burke Capital used publicly available information to compare selected financial information for Decatur First and a group of selected financial institutions. The group consisted of Decatur First and nine bank holding companies, which we refer to as the Decatur First Peer Group. The Decatur First Peer Group consisted of selected Georgia banks with assets less than $350 million and having earned at least 25 basis points on average assets for the latest twelve months. While stocks trade principally on future earnings, Burke Capital believes there is a correlation between size and valuation; therefore, the comparables selected are similar in size and profitability to Decatur First. The public comparables approach utilized the multiples of price to the last twelve months' core earnings, price to current book value and core deposit premium (market value minus tangible book value to core deposits) to estimate value. The Decatur First Peer Group was comprised of the following institutions:

BANK HOLDING COMPANY                 CITY            Ticker
-----------------------------------  --------------  ------
CCF Holding Company                  Jonesboro        CCFH
Cherokee Banking Company             Canton           CHKJ
Community Capital Bancshares, Inc.   Albany           ALBY
Exchange Bancshares, Inc.            Milledgeville    EXCH
First Bank of Henry County           McDonough        FBHC
Georgia Bancshares, Inc.             Peachtree City   GABA
Georgia-Carolina Bancshares, Inc.    Augusta          GECR
Southern Community Bancshares, Inc.  Fayetteville     SNCB
Thomasville Bancshares, Inc.         Thomasville      THVB

     Burke Capital reviewed the trading multiples comparable to the Decatur First Peer Group and computed high, low, mean, and median multiples and premiums for the Peer Group. The median multiples and premiums were applied to Decatur First's financial information as of and for the period ended September 30, 2004 and were used to impute an average per share valuation. The table below reflects a range of the Peer Group's trading multiples as of the Valuation Date.

                  IMPLIED PEER GROUP TRADING MULTIPLES
                ---------------------------------------
                                Price/LTM       Core
                 Price/Book       Core        Deposit
                   Value        Earnings      Premium
                ------------  -------------  ----------
High                   2.63x         47.27x      23.25%
Mean                    1.86          25.74      13.07%
Median                  1.98          26.83      11.70%
Low                     1.26          16.11       3.72%

     The common stock of the Decatur First Peer Group is publicly traded and represents substantial shareholder liquidity. Decatur First is not currently trading on any established public exchange, the OTC Bulletin Board or the Pink Sheets; thus, Decatur First's common stock is not readily marketable. Decatur First's management provided a record of trades, of which it is aware, that occurred during both 2003 and 2004. Decatur First recorded 22 stock transactions (34,390 shares) in 2003 at a weighted average price of $15.13 and 15 stock transactions (20,357 shares) in 2004 at a weighted average price of $17.10. Decatur First's lack of trading represents minimal liquidity for the current shareholders.

     Burke Capital analyzed the trading activity of the Peer Group and compared the results with those of Decatur First. The Peer Group's average daily trading volume is more than 1,000 shares, whereas Decatur First's average daily trading volume is less than 100 shares. In order to reflect the Company's liquidity position, a valuation adjustment of 5% was applied to the implied valuation from the Comparable Public Companies. Typically, a valuation adjustment for a lack of liquidity can be as high as 35%. In this case, due to the involuntary nature of the transaction, Burke Capital felt a 5% liquidity discount was justified.

     As illustrated in the following table, Burke Capital derived an average valuation per share of Decatur First's common stock of $18.79. Because stocks typically trade on the basis of future earnings, Burke Capital believes it is important to consider this average valuation along with the dividend discount and terminal value analysis below, which takes future earnings into account and reflects a median valuation per share of $15.54. Additionally, Burke Capital believes the analysis of selected merger transactions, which follows below, should also be given equal weight in its overall valuation of Decatur First's common stock.

                  IMPLIED VALUATION - PUBLIC MARKET COMPARABLES
--------------------------------------------------------------------------
                                          IMPLIED               WEIGHTED
METRIC                        MULTIPLES    VALUE    WEIGHTING   VALUATION
----------------------------  ----------  --------  ---------  -----------
Price / Book                      1.98x   $ 21,538     33.33%  $    7,179
Price / LTM Core Earnings        26.83x     15,581     33.33%       5,194
Core Deposit Premium              11.70%    20,996     33.33%       6,999
                                                               -----------
Implied Valuation                                              $   19,372
Valuation Adjustment                                               (1,168)
Adjusted Valuation                                             $   18,204
                                                               -----------
ADJUSTED PER SHARE VALUATION                                   $    18.79
                                                               ===========

     ANALYSIS OF SELECTED MERGER TRANSACTIONS. Burke Capital reviewed selected southeastern bank and thrift merger and acquisition transactions since January 1, 2003. A change in control merger transaction represents the strategic valuation of a company, which, in most instances, includes a change in control premium. Burke Capital is valuing Decatur First as a "going concern" entity, not under a change in control scenario. Burke Capital, after thoroughly studying the recent change in control premiums, is able to derive the financial or stand-alone valuation of a given entity. Specifically, Burke Capital selected bank and thrift merger and acquisition transactions according to the same criteria used in the comparable public companies analysis:

     -    Merger and acquisition transactions announced after January 1, 2003

     -    Seller located in the Southeast (AL, GA, NC, SC, TN)

     -    Seller assets between $100 million and $200 million

     -    Seller return on average assets greater than .25%

     Burke Capital selected ten transactions fitting the criteria listed above. The ten transactions selected included the following:

BUYER                                 STATE  SELLER                             STATE
------------------------------------  -----  ---------------------------------  -----
First Citizens Bancorporation         SC     People's Community Capital Corp.      SC
GB&T Bancshares, Inc.                 GA     FNBG Bancshares, Inc.                 AL
BancorpSouth, Inc.                    MS     Premier Bancorp, Inc.                 TN
United Community Banks, Inc.          GA     Liberty National Bancshares, Inc.     GA
First Community Bancshares, Inc.      VA     PCB Bancorp, Inc.                     TN
GB&T Bancshares, Inc.                 GA     Southern Heritage Bancorp, Inc.       GA
Greene County Bancshares, Inc.        TN     Independent Bankshares Corp.          TN
Yadkin Valley Bank and Trust Company  NC     High Country Financial Corp.          NC
GB&T Bancshares, Inc.                 GA     Baldwin Bancshares, Inc.              GA
United Community Banks, Inc.          GA     First Central Bancshares, Inc.        TN

     Burke Capital reviewed the multiples of transaction value at announcement to last 12 months' earnings, transaction value to book value, and book premium to core deposits and computed high, low, mean, median, and quartile multiples and premiums for these transactions. These change in control multiples and premiums were applied to Decatur First's financial information as of and for the period ended September 30, 2004 and were used to impute Decatur First's strategic or change in control per-share valuation.

                 IMPLIED CHANGE IN CONTROL MULTIPLES
               ---------------------------------------
                               Price/LTM       Core
                Price/Book       Core        Deposit
                  Value        Earnings      Premium
               ------------  -------------  ----------
High                  3.29x         40.24x      33.28%
Mean                   2.66          28.96      20.62%
Median                 2.74          29.02      18.74%
Low                    1.97          19.29      12.50%

     The precedent transactions analysis represents change in control transactions since January 2003. In each transaction, the acquiring institution paid a substantial premium for the target institution, primarily for a control position in the acquired company. Control allows a buyer to make future decisions about the use of the acquired company's assets, decisions about business strategy and the opportunity for cost savings and revenue enhancements. In most cases, projected cost savings are a major component behind the large change in control premiums being paid in the marketplace today. To analyze the premiums paid in recent transactions, Burke Capital analyzed a peer group of precedent transactions since January 2003 that included selling institutions with a publicly traded security. On average, the current financial stand-alone value of the selling institution was 25-35% less than the change in control or strategic valuation.

     Burke Capital is valuing Decatur First on a "going concern" basis, not under a change in control scenario, thus excluding the premium paid in a change in control transaction. Burke Capital applied a 25% adjustment to the median change in control multiples to reflect the going concern or financial valuation of the Company and felt, due to the involuntary nature of the transaction, that a 25% change in control discount was justified.

     In this case, it does appear that affiliates will have slightly over 50% control of the pro forma organization, but the insiders (management and the board) have had control of the Bank's day-to-day operations before any such transaction. Furthermore, while there will be cost savings as a result of this transaction, they are not substantial compared to potential cost savings resulting from a change in control transaction. Therefore, a change in control premium for a going-private transaction (even though affiliates will own greater than 50%) is not warranted. As illustrated below, Decatur First's implied financial valuation per share is $17.82.

                     IMPLIED VALUATION - PUBLIC MARKET COMPARABLES
--------------------------------------------------------------------------------------

                                                     IMPLIED                WEIGHTED
METRIC                                   MULTIPLES    VALUE    WEIGHTING    VALUATION
---------------------------------------  ----------  --------  ----------  -----------
Price / Book                                 2.74x   $ 30,184      33.33%  $   10,061
Price / LTM Core Earnings                   29.02x     16,855      33.33%       5,618
Core Deposit Premium                         18.74%    26,993      33.33%       8,998
                                                                           -----------
Strategic / Change in Control Valuation                                    $   24,677
Valuation Adjustment                                                           (7,403)
Financial Valuation                                                        $   17,274
                                                                           -----------
ADJUSTED PER SHARE FINANCIAL VALUATION                                     $    17.82
                                                                           ===========

     DIVIDEND DISCOUNT AND TERMINAL VALUE ANALYSIS. Burke Capital performed a dividend discount and discounted terminal value analysis to determine the range of fair values of Decatur First's common stock in today's values. The range of per share values is based on the present value of the expected future dividends to be paid as well as the present value of Decatur First's 2008 terminal valuation. For its analysis, Burke Capital relied on the four-year financial projections developed by Decatur First's management. These projections are included in Table VI of the valuation report, which is attached as Appendix D to
                                                                   ----------
this proxy statement. The projections provided by Decatur First management assume assets will increase 11% per year over the next four years, reaching $200 million by 2008. Net income is expected to grow at a compound annual growth rate ("CAGR") of 27%, reaching $1.6 million by 2008. Projections assume the Company's ROAA and ROAE will approach 0.85% and 10.00%, respectively, by 2008. Projections assume the Company remains well capitalized in the future years. The Company is not yet expected to pay a dividend in order to optimize a well-capitalized balance sheet.

     Burke Capital calculated a terminal value for Decatur First based on the five-year average multiples of trailing earnings and book value derived from profitable Southeastern publicly traded bank holding companies with assets between $100 million and $200 million. The future dividends stream and calculated terminal value were discounted to the present time period using a range of discount rates. Burke Capital utilized a range of discount rates between 12.0% and 16.0%, which reflects the risk associated with the cash flows in question. The results of this analysis are summarized in the following table.

                                                           Discount Rates
                                                   ------------------------------
                             Terminal   Multiple
Metric                       Multiple  Weighting     12%        14%        16%
---------------------------  --------  ----------  --------  ----------  --------
Book Value                     16.00x         50%  $ 8,148   $   7,585   $ 7,069

LTM Earnings                    1.50x         50%  $ 7,808   $   7,268   $ 6,680
                                                   --------  ----------  --------

IMPLIED VALUATION                                  $15,956   $  14,853   $13,749
                                                   ========  ==========  ========

IMPLIED PER SHARE VALUATION                        $ 16.58   $   15.54   $ 14.51

     The analysis resulted in a range of present values of $14.51 to $16.58 per share, with a median valuation per share of $15.54. As indicated above, this analysis was based on estimates and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Burke Capital noted that the discounted earnings analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, discount rates, and terminal values.

     SUMMARY VALUATION ANALYSIS. Burke Capital, in its valuation report, provided the board of directors of Decatur First with a fair market per share valuation for the Plan of $17.38. The table below is a summary breakdown of the fair market per share valuation.

                                                Valuation    Weighted
                                                   Per      Valuation
Approach                Weighting   Valuation     Share     Per Share
----------------------  ----------  ----------  ----------  ----------
Public Comparables          33.33%  $   18,303  $    18.79  $     6.26
Precedent Transactions      33.33%  $   17,274  $    17.82  $     5.94
Discounted Cash Flow        33.33%  $   14,853  $    15.54  $     5.18
                                                            ----------
Valuation Per Share                                         $    17.38
                                                            ==========

     Burke Capital analyzed the Reorganization from the point of view of the shareholders who will remain after the transaction. In order to measure the impact of the cash-out merger transaction on Decatur First's operating results, financial condition and capital ratios, Burke Capital analyzed pro forma effects of the Reorganization on 2004 operating results (assuming the Reorganization was executed January 1, 2004). In performing this analysis, Burke Capital relied on certain assumptions provided by Decatur First management relating to earnings projections, as well as the structure of costs associated with the transaction.

     Based on management estimates, the Plan will result in approximately 129,623 shares being cashed out at $17.50 per share for a total cost of $2,268,403. The purchase of the shares will be financed through the issuance of $3,000,000 in trust preferred securities with a current rate of approximately 4.75%. For purposes of the following pro forma calculations, Decatur First's expected cost savings during the first year after execution of the Plan are estimated at $150,000 (pre-tax and net of estimated expenses related to the Reorganization). The following table highlights the 2004 projected pro forma impact on Decatur First.

($THOUSANDS)                             PRO FORMA      %
                                 2004E     2004E     CHANGE
                                -------  ----------  -------
Equity                          $11,237  $    8,974   -20.1%
Tier 1 Equity *                  11,237      11,974     6.6%
Net Income                          622         627     0.8%
Projected E.P.S. Accretion      $  0.64  $     0.75    16.4%
Projected Book Value Dilution   $ 12.15  $    11.28    -7.1%

* Pro forma Tier 1 equity includes the $3m in issued Trust Preferred Securities.

     As a result, it is anticipated that the shareholders who are not cashed out could see substantial earnings per share accretion as well as slight book value per share dilution. However, Decatur First anticipates financing the Plan through the issuance of trust preferred securities which will result in additional Tier 1 capital for regulatory purposes and should not negatively impact future earnings and growth prospects.

     The common shares of Decatur First do not trade on any organized exchange and there is little liquidity in the shares. It is the opinion of Burke Capital that the Reorganization will have little effect on the liquidity of the shares.

     Based upon the forgoing analyses and other investigations and assumptions, without giving specific weightings to any one factor or comparison, it is the opinion of Burke Capital that the per share price of $17.50 in cash offered to the shareholders who will be cashed out is fair from a financial point of view. Furthermore, it is Burke Capital's opinion that the effect of the Plan on shareholders who will remain intact is fair from a financial point of view.

     Decatur First has agreed to pay Burke Capital $10,000 for rendering the Valuation and the Fairness Opinion. Decatur First has also agreed to reimburse Burke Capital for its reasonable out-of-pocket expenses and to indemnify Burke Capital against certain liabilities, including liabilities under the federal securities laws.

YOU ARE ENCOURAGED TO READ THE BURKE CAPITAL OPINION AND THE BURKE CAPITAL VALUATION REPORT IN THEIR ENTIRETY. THE FULL TEXT OF THE BURKE CAPITAL OPINION IS ATTACHED AS APPENDIX C AND THE FULL TEXT OF THE BURKE CAPITAL VALUATION
                  -----------
REPORT  IS  ATTACHED  AS  APPENDIX  D  TO  THIS  PROXY  STATEMENT.
                          -----------

                            INFORMATION REGARDING THE
                         ANNUAL MEETING OF SHAREHOLDERS

TIME  AND  PLACE  OF  MEETING

     We are soliciting proxies through this proxy statement for use at the annual meeting of Decatur First shareholders. The annual meeting will be held at 3:00 p.m. on June 14, 2005, at the Old Courthouse on the Square, 101 East Court Street, Decatur, Georgia 30030.

RECORD  DATE  AND  MAILING  DATE

     The close of business on April 22, 2005 is the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about ____________, 2005.

NUMBER  OF  SHARES  OUTSTANDING

     As of the close of business on the record date, Decatur First had 10,000,000 shares of common stock, $5.00 par value, authorized, of which 950,310 shares were issued and 929,710 shares were outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

PROPOSALS  TO  BE  CONSIDERED

     THE REORGANIZATION. Shareholders will be asked to vote on the Plan, which provides for the merger of Decatur First Interim Corporation with and into Decatur First, with Decatur First surviving the merger and the holders of 500 or fewer shares of Decatur First common stock receiving $17.50 in cash in exchange for each of their shares of such stock. The terms of the Plan are described beginning  on  page 39.  The full text of the Plan is set forth in Appendix A to
                                                                   ----------
the enclosed proxy statement. The Reorganization is designed to take Decatur First private by reducing its number of shareholders of record below 300.

     ELECTION OF DIRECTORS. Shareholders will be asked to elect four persons to serve as Class I directors for a three-year term. The nominees for Class I directors, as well as the continuing directors, are described on page 46.

DISSENTERS' RIGHTS

     Shareholders are entitled to dissenters' rights in connection with the Plan. See "Proposal 1: Approval of the Plan-Dissenters' Rights" on page 42.

PROCEDURES  FOR  VOTING  BY  PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of the Plan, FOR the election of the director nominees and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the annual meeting.

     You can revoke your proxy at any time before it is voted by delivering to Decatur First's Corporate Secretary, at 1120 Commerce Drive, Decatur, Georgia 30030, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the annual meeting and voting in person.

REQUIREMENTS  FOR  SHAREHOLDER  APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of Decatur First common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     Approval of the Plan requires the affirmative vote of a majority of the votes entitled to be cast on the Plan. On April 20, 2005, Decatur First's directors and executive officers beneficially owned, directly or indirectly, 460,900 shares, representing approximately 44.7% of Decatur First's common stock common stock as of that date. Each of the directors and executive officers has indicated that he intends to vote his shares in favor of the Plan.

     To be elected, a director nominee must receive more votes than any other nominee for the same seat on the board of directors. Only those votes actually cast for the election of a director will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

     Any other matter that may properly come before the annual meeting requires that more shares be voted in favor of the matter than are voted against the matter.

     ABSTENTIONS. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter. Based on the 929,710 shares outstanding as of the record date, a quorum will consist of 464,856 shares represented either in person or by proxy. This also represents the minimum number of votes required to be cast in favor of the Plan in order to approve it. Assuming only the minimum number of shares necessary to constitute a quorum are present in person or by proxy at the annual meeting, and assuming one of those shares is subject to a proxy marked as an abstention, the Plan proposal would not pass because it would not have received the affirmative vote of a majority of the votes entitled to be cast at the meeting. As a result, such an abstention would effectively function as a vote against the Plan, even though it would not be counted in the voting tally as such. On the other hand, abstentions will not affect the outcome of the election of the director nominees because a director nominee must only receive more votes than any other competing nominee. Additionally, abstentions will not affect the outcome of any other proposal properly brought before the meeting because only a majority of the votes actually cast must be voted in favor of such a proposal.

     BROKER NON-VOTES. Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in the broker's own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in the
                                                                 ---
their  own  discretion with respect to the proposal to approve the Plan, but may
                                                                             ---
vote in their own discretion with respect to the election of the director nominees. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal. Based on the same reasoning that applies to abstentions as discussed above, broker non-votes will effectively function as votes against the Plan but will not affect the outcome of the election of directors or of any other proposal properly brought before the meeting.

SOLICITATION OF PROXIES

     Proxies are being solicited by our board of directors, and Decatur First will pay the cost of the proxy solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                        PROPOSAL 1:  APPROVAL OF THE PLAN

DESCRIPTION OF THE PLAN

     PARTIES TO THE MERGER.

     Decatur  First  Bank Group, Inc.  Decatur First was incorporated in Georgia
     -------------------------------
on August 2, 1996 and became a bank holding company by acquiring all of the common stock of Decatur First Bank, a Georgia state bank headquartered in Decatur, DeKalb County, Georgia (the "Bank"). The Bank opened for business in the third quarter of 1997. As of September 30, 2004, Decatur First had $126 million in consolidated assets, $117 million in deposits and $11 million in shareholders' equity.

     Decatur  First  Interim  Corporation.  Interim  is  a  newly formed Georgia
     ------------------------------------
corporation, organized solely for the purpose of facilitating the Reorganization, and is a wholly-owned subsidiary of Decatur First. Interim will merge with and into Decatur First and will cease to exist after the Reorganization. Interim has no significant assets, liabilities or shareholders' equity, and has conducted no business activities other than those incidental to its formation, the execution of the merger agreement and assistance in preparing various Securities and Exchange Commission filings related to the Reorganization. The principal executive offices of Interim are located at 1120 Commerce Drive, Decatur, Georgia 30030.

     STRUCTURE OF THE REORGANIZATION. The Plan provides for the merger of Interim with and into Decatur First, with Decatur First surviving the merger. Interim is a new Georgia corporation formed solely to effect the Reorganization. In the Reorganization, shareholders owning 500 or fewer shares of Decatur First common stock will receive $17.50 in cash for each share that they own on the effective date of the Reorganization. All other shares will remain outstanding and be unaffected by the Reorganization. The directors and executive officers of Decatur First after the Reorganization will be the same as the directors and executive officers of Decatur First immediately prior to the Reorganization.

     EFFECT ON SHAREHOLDERS. A shareholder who owns 500 or fewer shares of Decatur First common stock "of record" will receive $17.50 per share in cash in the Reorganization, while a record holder of more than 500 shares will be unaffected. A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates individually, as a joint tenant with someone else, as trustee and in an IRA, those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker. Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, our Plan is based on the number of shares held of record without regard to the ultimate control of the shares.

     As a result, a single shareholder with more than 500 shares held in various accounts could receive cash in the Reorganization for all of his or her shares if those accounts individually hold 500 or fewer shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing more than 500 shares, or acquire additional shares in the market prior to the effective date of the Reorganization.

     EFFECT ON OUTSTANDING STOCK OPTIONS. The holders of outstanding stock options issued by Decatur First will continue to hold those securities. The terms of the options will not be affected by the Reorganization.

     LEGAL EFFECTIVENESS. The Reorganization will be effective upon filing of the articles or certificate of merger with the Georgia Secretary of State. As soon as practicable after shareholder approval of the Plan, we will file articles or a certificate of merger with the Georgia Secretary of State and will send a Letter of Transmittal to all record holders of Decatur First common stock who are entitled to receive cash in the Reorganization. We anticipate that this will occur in June or July of 2005.

     On the effective date of the Reorganization, each shareholder who owns 500 or fewer shares of record immediately prior to the Reorganization will not have any rights as a Decatur First shareholder and will have only the right to receive cash as provided under the Plan.

     EXCHANGE OF STOCK CERTIFICATES FOR CASH. The Letter of Transmittal will provide the means by which shareholders will surrender their Decatur First stock certificates and obtain the cash to which they are entitled. If certificates evidencing Decatur First common stock have been lost or destroyed, Decatur First may, in its full discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to Decatur First in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying Decatur First and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact Decatur First. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Reorganization becomes effective.

     Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their certificates for cash in the Reorganization. Decatur
First  will  bear  these  costs.

     THE LETTER OF TRANSMITTAL WILL BE SENT TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE DATE OF THE REORGANIZATION. DO NOT SEND IN YOUR STOCK CERTIFICATE(S) UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL. ASSUMING YOU SUBMIT YOUR STOCK CERTIFICATE(S) PROMPTLY THEREAFTER, WE EXPECT THAT YOU WILL RECEIVE YOUR CASH PAYMENT WITHIN APPROXIMATELY FOUR WEEKS AFTER THE EFFECTIVE DATE OF THE REORGANIZATION.

     CONDITIONS AND REGULATORY APPROVALS. Aside from shareholder approval of the Plan, the Reorganization is not subject to any conditions or regulatory approvals.

     TERMINATION OF SECURITIES EXCHANGE ACT REGISTRATION. Decatur First's common stock is currently registered under the Securities Exchange Act. We will be permitted to terminate our registration once we can certify that Decatur First has fewer than 300 shareholders of record. Upon the completion of the Reorganization, Decatur First will have approximately 211 shareholders of record. We intend to apply for termination of the registration of Decatur First's common stock under the Securities Exchange Act as promptly as possible after the effective date of the Reorganization.

     Termination of registration under the Securities Exchange Act will substantially reduce the information required to be furnished by Decatur First to its shareholders and to the SEC and would make some of the provisions of the Securities Exchange Act, such as the short-swing profit provisions of Section 16, the requirement of furnishing a proxy or information statement in connection with shareholder meetings under Section 14(a) and required compliance with the Sarbanes-Oxley Act, no longer applicable to Decatur First. Furthermore, Decatur First's affiliates may be deprived of the ability to dispose of their Decatur First common stock under Rule 144 promulgated under the Securities Act of 1933.

     We estimate that termination of the registration of Decatur First common stock under the Securities Exchange Act will save Decatur First over $200,000 per year in legal, accounting, printing, management time and other expenses per year. See "Special Factors-Effects of the Reorganization on Decatur First" on page 14.

SOURCE OF FUNDS AND EXPENSES

     We estimate that approximately $2,268,403 will be required to pay for the shares of Decatur First common stock exchanged for cash in the Reorganization. Additionally, Decatur First will pay all of the expenses related to the Reorganization. We estimate that these expenses will be as follows:

SEC filing fees             $   267
Legal fees                   50,000
Financial advisory fees      17,000
Printing and mailing costs   14,000
Miscellaneous                 3,733
                            -------
    Total                   $85,000
                            =======

     Decatur First intends to finance the cash amount to be paid to shareholders and the expenses related to the Reorganization with the proceeds from an offering of up to $3.0 million in trust preferred securities. We expect the net proceeds from the issuance of the trust preferred securities will be approximately $3.0 million. The offering of trust preferred securities is expected to be completed and the net proceeds from the offering to be available to Decatur First by June 1, 2005. As described under "Legal Effectiveness" above, we expect the Reorganization will be effective in June or July of 2005. Accordingly, we anticipate we will have funds available at the effective time of the Reorganization to pay shareholders entitled to receive cash for their shares of Decatur First common stock.

     The trust preferred securities will be issued through a private offering by a wholly-owned statutory trust subsidiary of Decatur First in a transaction that will not be registered under the Securities Act of 1933 in reliance on one or more exemptions from the registration requirements of the Securities Act. The trust preferred securities will be purchased by STI Investment Management, Inc., an affiliate of SunTrust Banks, Inc. Based on our letter of intent with SunTrust Capital Markets, Inc., we anticipate that the trust preferred securities:

     -    will  have  a  term  of  30  years;

     - will be redeemable by Decatur First at any time after five years from the issuance date, subject to Federal Reserve approval if required;

     - will be redeemable by Decatur First upon the occurrence of various changes in laws or regulation that affect the capital, tax or regulatory treatment of the trust preferred securities, subject to Federal Reserve approval if required;

     - will pay cumulative quarterly preferred distributions at a floating rate equal to the three-month LIBOR plus approximately 210 basis points (subject to change with market conditions);

     - may be subject to the deferral of distribution for a period of up to five years without resulting in a default; and

     -    will  be  issued  at  face  value.

     Although subordinated to any senior debt obligations of Decatur First, including other subordinated debt of the Company, the trust preferred securities (as unsecured debt) will have a preferential right to distributions ahead of holders of common stock. Accordingly, in the event of liquidation of Decatur First, holders of trust preferred securities would receive any liquidating distributions before holders of Decatur First common stock. Additionally, Decatur First will not be able to (1) make payments of principal and interest in connection with the trust preferred securities if Decatur First is in default with respect to any senior debt obligations, or (2) pay dividends to holders of its common stock if Decatur First is in default as to any payment obligations to holders of the trust preferred securities or at any time that the trust preferred securities are subject to a deferral of dividends payable. The trust preferred securities will not be convertible, nor will they be subject to any sinking fund.

     The issuance of the trust preferred securities is not expected to limit our ability to incur any additional indebtedness, including indebtedness that will rank superior in priority of payment to the trust preferred securities. Additionally, we expect there to be no requirement that Decatur First maintain any specific financial related ratio in connection with the issuance of the trust preferred securities.

     Decatur First anticipates that up to approximately $2.9 million of the trust preferred securities will qualify for Tier 1 capital treatment for bank regulatory purposes. Decatur First can give no assurance that the trust preferred securities offering will be successful.

     We also maintain a $2.0 million line of credit with Nexity Bank, which bears interest at a rate of prime minus 1.0%. Currently, approximately $2.0 million is available for us to draw on this line of credit. While this line of credit is available for financing the Reorganization, we do not plan to draw on this line of credit to finance the Reorganization and we do not have any other alternative source of financing for the Reorganization.

DISSENTERS' RIGHTS

     Pursuant to the provisions of the Georgia Business Corporation Code, Decatur First's shareholders have the right to dissent from the Plan and to receive the fair value of their shares in cash. Holders of Decatur First common stock who fulfill the requirements described below will be entitled to assert dissenters' rights. Shareholders considering initiation of a dissenters' proceeding should review this section in its entirety. A dissenters' proceeding may involve litigation.

     PRELIMINARY PROCEDURAL STEPS. Pursuant to the provisions of Article 13 of the Georgia Business Corporation Code, if the Plan is consummated, you must:

     - give to Decatur First, prior to the vote at the annual meeting with respect to the approval of the Plan, written notice of your intent to demand payment for your shares of Decatur First common stock (hereinafter referred to as "shares");

     -    not  vote  in  favor  of  the  Plan;  and

     - comply with the statutory requirements summarized below. If you perfect your dissenters' rights, you will receive the fair value of your shares as of the effective date of the Reorganization.

     You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify Decatur First in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

     WRITTEN DISSENT DEMAND. Voting against the Plan will not satisfy the written demand requirement. In addition to not voting in favor of the Plan, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Reorganization is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the Plan and will not be entitled to assert dissenters' rights.

     Any written objection to the Plan satisfying the requirements discussed above should be addressed to Decatur First Bank Group, Inc., 1120 Commerce Drive, Decatur, Georgia 30030, Attn: Corporate Secretary.

     If the shareholders of Decatur First approve the Plan at the annual meeting, Decatur First must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfy the foregoing requirements. The Dissenters' Notice must be sent within ten (10) days after the effective date of the Reorganization and must:

     - state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

     - inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

     - set a date by which Decatur First must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and

     - be accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

     A record shareholder who receives the Dissenters' Notice must demand payment and deposit his or her certificates with Decatur First in accordance with the Dissenters' Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are cancelled or modified by the consummation of the Reorganization. A record shareholder who does not demand payment or deposit his or her share certificates as required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under Article 13 of the Georgia Business Corporation Code.

     Except as described below, Decatur First must, within ten (10) days of the later of the effective date of the Reorganization or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount Decatur First estimates to be the fair value of the shares, plus accrued interest from the effective date of the Reorganization. Decatur First's offer of payment must be accompanied by:

     -    recent financial statements of Decatur First;

     -    Decatur First's estimate of the fair value of the shares;

     -    an explanation of how the interest was calculated;

     - a statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Business Corporation Code; and

     -    a copy of Article 13 of the Georgia Business Corporation Code.

     If the dissenting shareholder accepts Decatur First's offer by written notice to Decatur First within 30 days after Decatur First's offer, Decatur First must pay for the shares within 60 days after the later of the making of the offer or the effective date of the Reorganization.

     If the Reorganization is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, Decatur First must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. Decatur First must send a new Dissenters' Notice if the Reorganization is consummated after the return of certificates and repeat the payment demand procedure described above.

     Section 14-2-1327 of the Georgia Business Corporation Code provides that a dissenting shareholder may notify Decatur First in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if:

     - He or she believes that the amount offered by Decatur First is less than the fair value of his or her shares or that Decatur First has calculated incorrectly the interest due; or

     - Decatur First, having failed to consummate the Reorganization, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A  dissenting  shareholder  waives his or her right to demand payment under
Section 14-2-1327 unless he or she notifies Decatur First of his or her demand in writing within 30 days after Decatur First makes or offers payment for the dissenting shareholder's shares. If Decatur First does not offer payment within ten (10) days of the later of the Reorganization's effective date or receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany Decatur First's payment offer, and Decatur First must provide such information within ten (10) days after receipt of the written demand. The shareholder may notify Decatur First of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

     LITIGATION. If a demand for payment under Section 14-2-1327 remains unsettled, Decatur First must commence a nonjury equity valuation proceeding in the Superior Court of DeKalb County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If Decatur First does not commence the proceeding within those 60 days, the Georgia Business Corporation Code requires Decatur First to pay each dissenting shareholder whose demand remains unsettled the amount demanded. Decatur First is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against Decatur First, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against Decatur First if the court finds Decatur First did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Business Corporation Code, or against either Decatur First or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporation Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against Decatur First, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the effective date of the Reorganization, regardless of whether notice of the Plan and of the right to dissent were given by Decatur First in compliance with the Dissenters' Notice and payment offer requirements.

     This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Article 13 of the Georgia Business Corporation Code, included as Appendix B to this proxy statement. If you intend
                              ----------
to dissent from approval of the Plan, you should review carefully the text of Appendix B and should also consult with your attorney. We will not give you any
----------
further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

     We have not made any provision to grant you access to any of the corporate files of Decatur First, except as may be required by the Georgia Business
Corporation Code, or to obtain legal counsel or appraisal services at the expense of Decatur First.

     Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Special Factors-Federal Income Tax Consequences of the Reorganization" on page 17.

                       PROPOSAL 2:  ELECTION OF DIRECTORS

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

     The board of directors consists of 12 members and is divided into three classes, which are as nearly equal in number as possible. The directors in each class serve for staggered terms of three years each. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of their successors. The board of directors unanimously recommends that the shareholders elect the persons identified below as director nominees to serve as Class I directors for a three-year term expiring in 2008. The following table sets forth for each nominee and each continuing director:
(a) his or her name; (b) his or her age at December 31, 2004; (c) how long he or she has been a director of the Company; (d) his or her position(s) with the Company, other than as a director; and (e) his or her principal occupation and business experience for the past five years. Each of the directors listed below is also a director of Decatur First Bank and a United States citizen. The business address and phone number for each of the directors listed below is c/o Decatur First Bank, 1120 Commerce Drive, Decatur, Georgia 30030, telephone (404) 373-1000.

                                                 POSITION WITH DECATUR FIRST
NAME (AGE)                       DIRECTOR SINCE  AND BUSINESS EXPERIENCE
-------------------------------  --------------  -----------------------

CLASS I DIRECTOR NOMINEES
(For Three-Year Term Expiring 2008):

John L. Adams, Jr. (50)               1996       Real Estate Broker; President and Managing
                                                 Broker, Columbia Asset Management
                                                 Corporation

Mary Bobbie Bailey (76)               1996       Chairman of Decatur First; Business Owner;
                                                 President, Entertainment Resource Services,
                                                 Inc.; President, Bailey Design Company

Lynn Pasqualetti (49)                 1996       Accountant; President and Co-Owner, HLM
                                                 Accounting & Tax, Inc.

Kirby A. Thompson (50)                1997       Vice President, Legislative Affairs, Equifax
                                                 (since April 2001); Business Owner, KAT
                                                 Consulting (from 1996 to 2001)

CLASS II CONTINUING DIRECTORS
(Term Expires 2006):

Merriell Autrey, Jr. (79)             1996       Retired Banker

John Walter Drake (60)                1997       Attorney; McCurdy & Candler LLC

William F. Floyd (58)                 1996       Construction; President, William F. Floyd
                                                 Construction, Inc., (since 2003); Mayor, City
                                                 of Decatur; Treasurer, Champion
                                                 Construction Co. (1996-2003)

Robert E. Lanier (65)                 1996       Secretary of Decatur First; Real Estate
                                                 Development; Charman and Chief Executive Officer,
                                                 REL Properties, Inc.

Roger K. Quillen (51)                 1996       Attorney; Chairman and Managing Partner,
                                                 Fisher & Phillips LLP


                                       43

                                                 POSITION WITH DECATUR FIRST
NAME (AGE)                       DIRECTOR SINCE  AND BUSINESS EXPERIENCE
-------------------------------  --------------  -----------------------

CLASS III CONTINUING DIRECTORS
(Term Expires 2007):

James A. Baskett (57)                 1996       Business Owner; Prolific Impressions, Inc., a
                                                 publishing company; City of Decatur
                                                 Commissioner.

Carol G. Nickola (53)                 1996       Chief Nursing Officer of Atlanta Medical
                                                 Center, TenetHealth

James T. Smith, III (64)              1998       Business Owner; Three S Company and
                                                 Rutland Contracting Company, grading and
                                                 utility contractors

Judy B. Turner (58)                   1996       President and Chief Executive Officer of
                                                 Decatur First

     During the past five years, none of the above-named persons have been convicted in a criminal proceeding or have been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him or her from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

MEETINGS AND COMMITTEES OF THE BOARD

     During the year ended December 31, 2004, the board of directors of Decatur First held 15 meetings and the board of directors of the Bank held 15 meetings. All incumbent directors attended at least 75% of the total number of meetings of the Company's board of directors and committees of the board on which they serve.

     NOMINATING COMMITTEE. Decatur First does not have a standing nominating committee for director nominees and has not adopted a nominating committee charter. Rather, the full board of directors participates in the consideration of director nominees. Each of the Company's directors, except for Ms. Turner, is an independent director under the National Association of Securities Dealers' definition of "independent director." Since Decatur First is a small business issuer and only one of its directors is not independent, the Company believes a standing nominating committee for director nominees is not necessary. See "Information about Decatur First and Its Affiliates-Director Nominations and Shareholder Communications" on page 59.

     The board of directors has established, however, a Nominating Committee, which is responsible for nominating individuals to serve as officers of Decatur First and to serve on the Executive Committee of Decatur First. The members of the Nominating Committee are John Walter Drake (chairperson), John L. Adams, Jr. and Kirby A. Thompson. During the fiscal year ended December 31, 2004, the Nominating Committee held one meeting.

     AUDIT AND COMPLIANCE COMMITTEE. The board of directors has established an Audit and Compliance Committee, which recommends to the board of directors the independent public accountants to be selected to audit Decatur First's annual financial statements, evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plan, and determines that all audits and exams required by law are performed fully, properly, and in a timely fashion. The Audit and Compliance Committee is also responsible for overseeing compliance with the Community Reinvestment Act. The board of directors has not adopted a written charter for the

Audit Committee. During the fiscal year ended December 31, 2004, the Audit and Compliance Committee held four meetings.

     The Audit and Compliance Committee members are Lynn Pasqualetti (chairperson), John L. Adams, Jr. and Kirby A. Thompson. Each of these members is an independent director under the National Association of Securities Dealers' listing definition of "independent director." Although none of the Audit and Compliance Committee members meets the criteria specified under applicable SEC regulations for an "audit committee financial expert," the board believes that each has the financial knowledge, business experience and independent judgment necessary for service on the Audit and Compliance Committee.

     PERSONNEL COMMITTEE. The board of directors has established a Personnel Committee, which is responsible for establishing targets and awards under the Management Compensation Plan, reviewing salary ranges and fringe benefits, reviewing and approving remuneration of the President and Chief Executive Officer and recommending the amount of director fees. The Personnel Committee members are William F. Floyd (chairperson), Mary Bobbie Bailey, Carol G. Nickola, Roger B. Quillen and Judy B. Turner. During the fiscal year ended December 31, 2004, the Personnel Committee held one meeting.

     STOCK OPTION COMMITTEE. The board of directors has also established a Stock Option Committee, which is responsible for administering Decatur First's 1998 Stock Incentive Plan, including granting awards of stock-based compensation pursuant to the plan. The members of the Stock Option Committee are James T. Smith, III (chairperson), James A. Baskett and Lynn Pasqualetti. During the year ended December 31, 2004, the Stock Option Committee held no meetings.

AUDIT COMMITTEE REPORT

     The Audit Committee reports as follows with respect to the audit of Decatur First's 2004 audited consolidated financial statements.

     - The Audit Committee has reviewed and discussed Decatur First's 2004 audited consolidated financial statements with the Company's management;

     - The Audit Committee has discussed with the independent auditors Porter, Keadle, Moore, LLP the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of Decatur First's consolidated financial statements;

     - The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor's independence from the corporation and its related entities) and has discussed with the auditors the auditors' independence from the Company; and

     - Based on review and discussions of Decatur First's 2004 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the board of directors that the Company's 2004 audited consolidated financial statements be included in Decatur First's Annual Report on Form 10-KSB.

     March 22, 2005             Audit Committee:  Lynn Pasqualetti (Chairperson)
                                                  John L. Adams, Jr.
                                                  Kirby A. Thompson

               INFORMATION ABOUT DECATUR FIRST AND ITS AFFILIATES

EXECUTIVE OFFICERS

     Judy B. Turner is the only executive officer of Decatur First. Ms. Turner has served as the President and Chief Executive Officer of the Company and the Bank since 1996. Prior to assuming these positions, Ms. Turner served as a regional sales manager for Bank South.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth information concerning the annual and long-term compensation for services in all capacities to for the fiscal years 2004, 2003 and 2002 of our President and Chief Executive Officer, who is the only executive officer of the Company.

                                  Annual Compensation           Long-Term Compensation
                           -------------------------------  ------------------------------
                                                               Shares         All Other
                             Salary      Bonus    Other(2)   Underlying    Compensation(3)
Name and Position    Year     ($)         ($)       ($)     Stock Options        ($)
----------------------------------------------------------  ------------------------------

Judy B. Turner       2004    160,167   35,815        5,059             --           17,149
President and Chief  2003    153,750   43,641        3,039          4,254           13,911
Executive Officer    2002  147,400(1)  37,242        3,040             --            7,248

___________________
(1)  Includes director fees of $1,400.
(2)  Represents reimbursements for the payment of taxes.
(3)  Represents amounts paid for the following:

         Premiums on Term             Premiums on
      Life Insurance for the   Disability Insurance for              401(k) Plan
       Benefit of the Named    the Benefit of the Named   Deferred     Matching
         Executive Officer         Executive Officer      Director  Contributions
Year            ($)                       ($)               Fees         ($)
----------------------------------------------------------------------------------
2004                    3,996                      3,217     6,707       3,229 (1)
2003                      965                      3,217     6,500          3,229
2002                      965                      3,217        --          3,066

_____________________________
(1) Estimate based on the Company's preliminary results of operations for the fiscal year ended December 31, 2004.

     We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission regulations.

     OPTION GRANTS IN FISCAL YEAR 2004. The Company did not grant any stock options to the named executive officer during fiscal year 2004. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal year 2004.

     FISCAL YEAR-END OPTION VALUES. The following table presents information regarding the value of Ms. Turner's unexercised options held at December 31, 2004.

                                                                        Value of Unexercised
                                           Number of Unexercised            In-the-Money
                   Shares                        Options at                  Options at
                  Acquired      Value         Fiscal Year End              Fiscal Year End
                On Exercise   Realized              (#)                          ($)
Name                (#)          ($)     Exercisable/Unexercisable    Exercisable/Unexercisable
--------------  ------------  ---------  --------------------------  ---------------------------
Judy B. Turner             0          0                  51,331 / 0  $          350,880 / $0 (1)

--------------------
(1) Because no public market exists for our common stock, we calculated the in-the-money value of unexercised options at fiscal year end based on the per-share sales price of our common stock as of the date closest to December 31, 2004 as possible. Based on information known to us, this sale occurred on December 23, 2004 at a sales price of $17.25 per share.

     EMPLOYMENT AGREEMENT. On June 1, 2001, the Company and the Bank entered into an employment agreement with Ms. Turner regarding Ms. Turner's employment as the Company's President and Chief Executive Officer. The initial term of the agreement is three years. The three-year term automatically renews each day after the effective date so that the term remains a three-year term until any party notifies the other parties that the automatic renewals should discontinue. After notice is provided, the term will expire on the third anniversary of the date on which the notice is provided.

     The agreement provides for a base salary, which is set by the board of directors annually, and for an annual cash bonus equal to a percentage of Decatur First's consolidated pre-tax net income. Ms. Turner's base salary for 2004 was $160,167. The percentage for the bonus is determined each year by the board of directors, provided that the percentage for 2002 and 2003 may not be less than 3% of the Company's audited pre-tax net income. The agreement also provides that Ms. Turner may participate in any other bonus, incentive or other executive compensation programs as are made available to senior management of Decatur First. Additionally, the agreement provides that Ms. Turner is entitled to the use of an automobile, reimbursement of club fees and dues, four weeks annual vacation, term life insurance coverage with a death benefit of $500,000 payable to a beneficiary designated by Ms. Turner and participation in group employee benefit plans.

     The agreement states that in the event Decatur First terminates Ms. Turner's employment without "cause" (as defined in the Employment Agreement) or due to Ms. Turner's disability or Ms. Turner terminates her employment for "cause," Ms. Turner is entitled to receive a monthly severance payment for twelve months following termination equal to her monthly base salary in effect as of the effective date of termination plus one-twelfth of the annual bonus paid to Ms. Turner during the preceding calendar year. If Ms. Turner terminates her employment with Decatur First within six months following a change in control, she is entitled to receive a severance payment in an amount equal to three times her then current annual salary plus the annual bonus amount paid to Ms. Turner in the previous calendar year. In addition to the severance benefits described above, for twelve months following termination Ms. Turner is also entitled to receive reimbursement for premiums paid for COBRA continuation health insurance, her existing individual life insurance policy, and her existing individual long-term disability insurance policy.

     Pursuant to the terms of the agreement, during the term of the agreement and for twelve months following the termination of the agreement, Ms. Turner agrees not to compete with Decatur First or solicit any of its customers or employees. The agreements not to compete and not to solicit customers or employees only apply if (1) Decatur First terminates Ms. Turner for "cause," or
(2) Ms. Turner terminates employment for any reason other than due to a "change in control" (as defined in the Employment Agreement).

     DIRECTOR COMPENSATION. The Bank pays its directors a monthly director fee of $533. The directors are not separately compensated for their services as directors of the Company or as members of committees of the Company's or the Bank's boards of directors. The Bank has also entered into a Director Deferred Compensation Agreement with each director that allows the directors to defer fees that they receive for services they provide as a director of the Bank. These deferred fees accumulate interest annually at the prime interest rate as of January 1 of each year less three quarters of one percent. Deferral of these fees is at the discretion of each director and will accumulate until retirement of the director at which time the deferred fees plus interest will be paid out over a period of ten years. The Bank accrued approximately $52,000 and $60,000 in deferred fees under this plan during the year ended December 31, 2004 and 2003, respectively.

     The Bank is also the owner and beneficiary of life insurance policies on the lives of its directors. The Bank intends to use these policies to fund the director deferred retirement benefits described above. The carrying value of the policies was approximately $1,424,000 and $1,370,000 at December 31, 2004 and 2003, respectively. The Bank accrued income of approximately $54,000 and $69,000 for the years ended December 31, 2004 and 2003, respectively, for the increase in the cash surrender value of these policies.

STOCK OWNERSHIP BY AFFILIATES

     The following table sets forth the number and the percentage ownership of shares of Decatur First common stock beneficially owned by each director, executive officer, and 5% shareholder of Decatur First and by all directors and executive officers as a group as of April 20, 2005.

     The table also sets forth the number and approximate percentage of shares of Decatur First common stock that the persons named in the table would beneficially own after the effective date of the Reorganization on a pro forma basis, assuming 129,623 shares are cashed out in the Reorganization and there are no changes in the named person's ownership between April 20, 2005 and the effective date of the Reorganization.

     Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power" which includes the power to dispose or to direct the disposition of such security. The number of shares beneficially owned also includes any shares the person has the right to acquire within the next 60 days (in this case, pursuant to the exercise of options). Unless otherwise indicated, each person is the record owner of and has sole voting and investment power over his or her shares.

                                                              Percent Beneficial Ownership
                                                             ------------------------------
                                       Amount and Nature of    Before the      After the
                Name                   Beneficial Ownership  Reorganization  Reorganization
-------------------------------------  --------------------  --------------  --------------
John L. Adams, Jr. (1)                               13,737             1.5             2.0
Merriell Autrey (2)                                  17,092             1.8             2.1
Mary Bobbie Bailey (3)                              119,425            12.7            14.8
James A. Baskett (4)                                 21,945             2.4             2.7
John Walter Drake (5)                                18,273             2.0             2.3
William F. Floyd (6)                                 18,945             2.0             2.4
Robert E. Lanier (7)                                 47,320             5.1             5.9
Carol G. Nickola (8)                                 24,254             2.6             3.0
Lynn Pasqualetti (9)                                 19,195             2.1             2.4
Roger K. Quillen (10)                                13,647             1.5             1.7
James T. Smith, III (11)                             60,280             6.4             7.5
Kirby A. Thompson (12)                               15,456             1.7             1.9
Judy B. Turner + (13)                                71,331             7.3             8.4

All directors and executive officers                460,900            44.7            51.2
as a group (13 persons)

___________________
+    Ms. Turner is the only executive officer of Decatur First.

(1) Consists of (a) 3,637 shares held by Mr. Adams; (b) 10,000 shares held in a Roth IRA for the benefit of Mr. Adams; and (c) 100 shares owned by Mr. Adams' spouse as to which voting and investment power is shared.

(2) Consists of (a) 10,762 shares held by Mr. Autrey; (b) 2,500 shares held by Mr. Autrey as trustee for J&M Autrey Family Living Trust as to which voting and investment power is shared with his spouse; and (c) 3,830 shares subject to immediately exercisable options.

(3) Consists of (a) 85,061 shares held by Ms. Bailey; (b) 5,000 shares owned by Bailey Design Company, Inc.; (c) 20,000 shares owned by Entertainment Resource Services, Inc.; (d) 1,000 shares owned by First American Wholesale, Inc; and (e) 8,364 shares subject to immediately exercisable options.

(4) Consists of (a) 18,000 shares held by Mr. Baskett as trustee for Prolific Impressions, Inc. Profit Sharing Plan and (b) 3,945 shares subject to immediately exercisable options.

(5) Consists of (a) 13,275 shares held by Mr. Drake; (b) 1,200 shares owned by Mr. Drake's spouse as to which voting and investment power is shared; (c) 200 shares held by Mr. Drake as trustee for Louise C. McCurdy Testamentary Trust; and (d) 3,598 shares subject to immediately exercisable options.

(6) Consists of (a) 10,800 shares held by Mr. Floyd; (b) 4,200 shares held in an IRA for the benefit of Sydney Floyd as to which voting and investment power is shared; and (c) 3,945 shares subject to immediately exercisable options.

(7) Consists of (a) 32,140 shares held by Mr. Lanier; (b) 3,000 shares held by an IRA for the benefit of Mr. Lanier; (c) 7,000 shares held by Mr. Lanier as trustee for REL Properties, Inc. Profit Sharing and Retirement Plan; and
     (d)  5,180  shares  subject  to  immediately  exercisable  options.

(8) Consists of (a) 20,000 shares owned by DeKalb Anesthesia Associates Profit Sharing Plan for the benefit of Ms. Nickola's spouse as to which voting and investment power is shared and (b) 4,254 shares subject to immediately exercisable options.

(9) Consists of (a) 3,300 shares held by Ms. Pasqualetti; (b) 2,444 shares held by an IRA for the benefit of Ms. Pasqualetti; (c) 200 shares held by Ms. Pasqualetti as custodian for Daniel Bevins as to which voting and investment powers is shared; (d) 2,026 shares owned by Laura Bevins as to which voting and investment power is shared; (e) 7,530 shares owned jointly with Laura Bevins as to which voting and investment power is shared; and
     (f)  3,695  shares  subject  to  immediately  exercisable  options.

(10) Consists of (a) 1,000 shares held by Mr. Quillen; (b) 10,000 shares held by a Profit Sharing Plan for the benefit of Roger K. Quillen; (c) 10 shares owned by Mr. Quillen's spouse as to which voting and investment power is shared; and (d) 2,637 shares subject to immediately exercisable options.

(11) Consists of (a) 54,000 shares owned by Three S Company and (b) 6,280 shares subject to immediately exercisable options.

(12) Consists of (a) 1,800 shares held by Mr. Thompson; (b) 10,000 shares held by an IRA for the benefit of Mr. Thompson; and (c) 3,656 shares subject to immediately exercisable options.

(13) Consists of (a) 20,000 shares held by an IRA for the benefit of Ms. Turner and (b) 51,331 shares subject to immediately exercisable options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to their beneficial ownership of Decatur First securities. Based on the Company's review of the
Section 16 Reports furnished by its Reporting Persons, all of our directors and executive officers, who are listed above, complied with all applicable Section 16(a) filing requirements, with the exception of Messrs. Autrey and Drake, who each filed a late Form 4 reporting one transaction in the Company's common stock.

RECENT AFFILIATE TRANSACTIONS IN DECATUR FIRST STOCK

     The following table shows all transactions in Decatur First common stock for which consideration was paid involving Decatur First and its executive officers, directors and affiliates during the past two years or since becoming an affiliate, whichever is later. Unless otherwise indicated, each transaction listed was a private purchase from an unaffiliated shareholder.

Name                  Date    No. of Shares  Price per Share   Purchase / Sale
------------------  --------  -------------  ----------------  ---------------

Autrey, Merriell    10/17/03            200  $          15.30  Purchase

Bailey, M. Bobbie     3/5/03            200  $          14.25  Purchase
Bailey, M. Bobbie    3/21/03            500  $          14.50  Purchase
Bailey, M. Bobbie    5/20/03         19,300  $          15.00  Purchase
Bailey, M. Bobbie    7/14/03            200  $          15.00  Purchase
Bailey, M. Bobbie    7/15/04          2,000  $          17.00  Purchase
Bailey, M. Bobbie    8/30/04          2,000  $          17.00  Purchase
Bailey, M. Bobbie    2/16/05          2,500  $          17.50  Purchase

Baskett,  James A.   8/30/04          3,000  $          17.00  Purchase

Drake, John Walter   6/11/03            400  $          15.00  Purchase
Drake, John Walter   8/26/03            150  $          15.00  Purchase
Drake, John Walter  10/17/03          1,500  $          15.30  Purchase
Drake, John Walter   1/23/04          2,000  $          17.00  Purchase
Drake, John Walter   8/30/04          1,000  $          17.00  Purchase

Lanier, Robert E.    6/20/03            500  $          15.30  Purchase
Lanier, Robert E.   10/17/03          1,600  $          15.30  Purchase
Lanier, Robert E.    3/25/04            100  $          15.00  Purchase
Lanier, Robert E.    4/02/04            200  $          17.00  Purchase
Lanier, Robert E.    5/04/04            100  $          17.00  Purchase
Lanier, Robert E.    5/12/04            100  $          17.50  Purchase
Lanier, Robert E.    5/20/04            500  $          17.00  Purchase
Lanier, Robert E.    6/10/04            500  $          17.00  Purchase
Lanier, Robert E.    8/30/04          2,000  $          17.00  Purchase
Lanier, Robert E.    4/20/05          3,000  $          17.50  Purchase

Pasqualetti, Lynn    3/21/03            500  $          14.50  Purchase
Pasqualetti, Lynn    4/16/03         300 /1  $          15.00  Purchase
Pasqualetti, Lynn    5/02/03            100  $          15.00  Purchase
Pasqualetti, Lynn    5/02/03            134  $          15.00  Purchase
Pasqualetti, Lynn    6/05/03            400  $          15.00  Purchase
Pasqualetti, Lynn    8/04/03          1,000  $          15.00  Purchase
Pasqualetti, Lynn    8/30/04          2,000  $          17.00  Purchase
Pasqualetti, Lynn    4/07/05            600  $          17.50  Purchase

Thompson, Kirby      4/25/03          1,700  $          14.50  Purchase
Thompson, Kirby      4/29/04            400  $          17.50  Sale

Three S Company      1/29/03          1,000  $          14.50  Purchase
Three S Company      7/01/03          1,000  $          15.30  Purchase
Three S Company      1/06/04          1,000  $          17.00  Purchase

-------------------------
/1 Includes 150 shares purchased by Laura Bevins as to which Ms. Pasqualetti shares voting and investment power.

STOCK PURCHASES BY DECATUR FIRST

     During the past two years, Decatur First has repurchased the following shares of its common stock.

         Quarter                  No. of Shares        Price
         -------                  -------------        ------

         First Quarter 2003            100             $14.50


RELATED PARTY TRANSACTIONS

     From time to time our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, may have banking transactions in the ordinary course of business with the Bank. The Bank's policy is that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and the Bank's lending policies, (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing, and
(c) do not involve more than the normal risk of collectibility or present other unfavorable features to the Company and the Bank. In addition, all future transactions with our directors, officers and their affiliates are intended to be on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.

MARKET  FOR  COMMON  STOCK  AND  DIVIDENDS

     The following table shows the quarterly high and low trading prices for Decatur First common stock for the periods indicated based on trades known to management. There is not an organized trading market for Decatur First's common stock, and we do not expect that an active market for Decatur First common stock will develop after the Reorganization. The common stock has never been listed on an exchange or quotation system. We will not take any steps to cause the shares of Decatur First common stock to become eligible for trading on an exchange or automated quotation system after the Reorganization, and Decatur First will not be required to file reports under the Securities Exchange Act.

QUARTER                          HIGH     LOW
------------------------------   -----   ------

    2005
    ----
       Second (through 4/20/05)  $17.50  $17.50
       First . . . . . . . . . .  17.50   17.50

    2004
    ----
       Fourth. . . . . . . . . .  17.50   17.25
       Third . . . . . . . . . .  17.50   17.00
       Second. . . . . . . . . .  17.50   17.00
       First . . . . . . . . . .  17.00   15.00

    2003
    ----
       Fourth. . . . . . . . . .  17.00   15.30
       Third . . . . . . . . . .  17.00   15.00
       Second. . . . . . . . . .  15.30   14.50
       First . . . . . . . . . .  14.50   14.25

     Since its organization in 1996, Decatur First has not declared or paid any cash dividends and we have no current plans to initiate payment of cash dividends. Our ability to pay cash dividends and other distributions is influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends and other distributions, if any, will depend upon, among other things, future earnings, the financial condition of Decatur First and the Bank, the amount of cash on hand at the holding company level, outstanding debt obligations and limitations on the payment of dividends under any debt obligations, and the requirements imposed by regulatory authorities.

DESCRIPTION OF CAPITAL STOCK

     Pursuant to the Plan, the articles of incorporation of Decatur First will be the articles of incorporation of the surviving corporation. The surviving corporation's authorized capital will consist of 10,000,000 shares of voting common stock, $5.00 par value, and 2,000,000 shares of preferred stock.

     As of the record date, 950,310 shares of Decatur First common stock were issued and 929,710 shares were outstanding and were held of record by approximately 727 shareholders. We estimate that the number of shares of Decatur First common stock outstanding after the Reorganization will be approximately 795,393. The exact change in the number of outstanding shares will depend on the number of shares that shareholders exchange for cash. As of the record date, no shares of Decatur First preferred stock were issued or outstanding.

     The rights of Decatur First shareholders are governed by the Georgia Business Corporation Code and Decatur First's articles of incorporation and bylaws. Decatur First's articles of incorporation provide specific approval requirements for certain business combinations and reorganizations. These requirements provide that if two-thirds (2/3) of the directors approve a specified transaction, then the transaction requires approval by the holders of a majority of the outstanding shares entitled to vote on the transaction. If less than two-thirds (2/3) of the directors approve a specified transaction, then the transaction requires approval by the holders of two-thirds (2/3) of the outstanding shares entitled to vote on the transaction.

     All holders of Decatur First common stock are entitled to share equally in dividends from funds legally available therefor when, as, and if declared by the board of directors, and upon liquidation or dissolution of Decatur First, whether voluntary or involuntary, to share equally in all assets of Decatur First available for distribution to the shareholders. Decatur First may pay dividends in cash, property or shares of common stock, unless Decatur First is insolvent or the dividend payment would render it insolvent. Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders. Holders of our common stock do not have any preemptive right to acquire authorized but unissued capital stock of Decatur First. There is no cumulative voting, redemption right, sinking fund provision, or right of conversion in existence with respect to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. Generally, we may issue additional shares of Decatur First common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property.

     Decatur First's bylaws contain certain indemnification provisions that provide that directors and officers of Decatur First (collectively, the "insiders") will be indemnified against reasonable expenses that they incur in connection with the proceeding if they are successful on the merits of a claim or proceeding. In addition, the bylaws provide that Decatur First will advance to its insiders reasonable expenses of any claim or proceeding so long as the insider furnishes Decatur First with (1) a written affirmation of his or her good-faith belief that he or she has met the applicable standard of conduct and
(2) a written statement that he or she will repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

     When an insider is not successful on the merits of a claim or proceeding, or a case or dispute is settled or otherwise not ultimately determined on its merits, the indemnification provisions provide that Decatur First will indemnify insiders when they meet the applicable standard of conduct. The applicable standard of conduct is met if the insider acted in a manner he or she in good faith believed to be in or not opposed to Decatur First's best interests and, in the case of a criminal action or proceeding, if the insider had no reasonable cause to believe his or her conduct was unlawful. Decatur First's board of directors, its shareholders, or its independent legal counsel determines whether the insider has met the applicable standard of conduct in each specific case.

     Decatur First's bylaws also provide that it may indemnify and advance expenses to an employee or agent who is not a director to the same extent as its directors, consistent with public policy, and as provided by specific action by the board or by contract. Decatur First can also provide for greater indemnification than is provided for in the bylaws if it chooses to do so, subject to approval by its shareholders. Decatur First may not, however, indemnify an insider for liability arising out of the following:

     - a breach of duty involving appropriation of a business opportunity of Decatur First;

     - an act or omission involving intentional misconduct or a knowing violation of law;

     - a transaction from which the director derives an improper material tangible personal benefit; or

     - any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

     The indemnification provisions of the bylaws specifically provide that Decatur First may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against and incurred by him or her in such capacity, whether or not Decatur First would have had the power to indemnify against such liability.

     Decatur First is not aware of any pending or threatened action, suit or proceeding involving any of ifs insiders for which indemnification from Decatur First may be sought.

     Decatur First's articles of incorporation limit the liability of a director to Decatur First or its shareholders for any breach of duty as a director except for a breach of duty for which the Georgia Business Corporation Code prohibits such limitation of liability. This provision does not limit the right of Decatur First or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

INDEPENDENT  PUBLIC  ACCOUNTANTS

     Decatur First has selected the accounting firm of Porter Keadle Moore, LLP ("PKM") to serve as independent accountants of the Company for the fiscal year ending December 31, 2005. PKM has served as the Company's independent accountant since 1996. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

     The following table sets forth the fees billed to Decatur First for the years ended December 31, 2004 and 2003 by PKM:

                               2004         2003
                            -----------  -----------
Audit fees                  $    43,924       39,618
Audit-related fees                    -            -
Tax fees                          7,250        7,450
All other fees                        -            -
                            -----------  -----------
     Total Fees             $    51,174       47,068
                            ===========  ===========

     AUDIT FEES. Audit fees represent fees billed by PKM for professional services rendered in connection with the (1) audit of the Company's annual financial statements for 2004 and 2003, and (2) review of the financial statements included in the Company's quarterly filings on Form 10-QSB and annual filings on Form 10-KSB.

     AUDIT-RELATED FEES. PKM billed no fees for audit related services during 2004 or 2003.

     TAX FEES. Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by PKM for tax compliance, tax advice and tax planning.

     ALL OTHER FEES. PKM billed no other fees during 2004 or 2003.

     The fees billed by PKM are pre-approved by the Audit and Compliance Committee of the Company in accordance with the policies and procedures for the Audit and Compliance Committee. The Audit and Compliance Committee pre-approves all audit and non-audit services provided by the Company's independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2004, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

     DIRECTOR NOMINATIONS. The full board of directors of Decatur First participates in the consideration of director nominees. The board has not adopted a formal policy or process for identifying or evaluating nominees and does not prescribe any specific qualifications or skills that a director nominee must possess. The board does, however, consider the potential nominee's business experience; knowledge of the Company and the financial services industry; experience in serving as a director of Decatur First or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the board deems relevant.

     In accordance with Decatur First's bylaws, a shareholder may nominate persons for election as directors if written notice to the Secretary of the Company of the nomination is received at the principal executive offices of Decatur First no less than 30 days prior to the date of the annual meeting; provided, however, if less than 40 days' notice or prior public disclosure of the meeting date is given, the notice must be received no later than the close of business on the tenth day following the date on which the notice was mailed or such public disclosure was made. The notice must set forth:

     (1) with respect to the nominee(s), all information regarding the nominee(s) required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act (including each nominee's written consent to be named in a proxy statement as a nominee and to serve as a director if elected);

     (2) the name and address of the shareholder making the nomination, as they appear on the books of the Company; and

     (3) the class and number of shares of Decatur First capital stock beneficially owned by the shareholder making the nomination.

     The officer presiding at meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing requirements and therefore will be disregarded.

     SHAREHOLDER PROPOSALS. In accordance with the Company's bylaws, a shareholder may bring business (other than the nomination of directors) before the Company's annual meeting of shareholders if notice to the Secretary of the Company of the proposal is received at the principal executive offices of Decatur First no less than 30 days prior to the date of the annual meeting; provided, however, if less than 40 days' notice or prior public disclosure of the meeting date is given, the notice must be received no later than the close of business on the tenth day following the date on which the notice was mailed or such public disclosure was made. The notice must set forth for each matter the shareholder proposes to bring before the annual meeting:

     (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

     (2) the name and address, as they appear on the books of the Company, of the shareholder proposing such business;

     (3) the class and number of shares of Decatur First capital stock beneficially owned by the shareholder making the proposal; and

     (4)  any  material  interest  of  the  shareholder  in  such  business.

     In accordance with the Company's bylaws, the presiding officer of the annual meeting may, if the facts warrant, determine and declare to the meeting that a proposed matter of business was not properly brought before the meeting in accordance with the foregoing requirements and therefore will not be transacted.

     In order for a shareholder proposal to be considered at the 2005 annual meeting, notice of the proposal is required to be delivered to the Secretary of the Company on or before May 16, 2005. The Company had not received notice of any shareholder proposals to be presented at the 2005 meeting prior to the printing of this proxy statement.

     To be included in the Company's 2006 proxy statement, shareholder proposals submitted for consideration at the 2006 annual meeting of shareholders must be received by Decatur First no later than November 15, 2005. Proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any proposal contained in a notice received after February 15, 2006 but before the shareholder proposal notice deadline provided in the Company's bylaws. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company's 2006 proxy statement. However, if the Reorganization is completed and we terminate the registration of our common stock, we will no longer be subject to these SEC regulations.

     SHAREHOLDER COMMUNICATIONS. Shareholders wishing to communicate with the board of directors or with a particular director may do so in writing addressed to the board, or to the particular director, and by sending it to the Secretary of the Company at Decatur First's principal office at 1120 Commerce Drive, Decatur, Georgia 30030. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

     The board of directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders. If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following historical financial data is derived from, and qualified by reference to, Decatur First's Consolidated Financial Statements and the Notes thereto included in its Annual Report to shareholders for the year ended December 31, 2004, which accompanies this proxy statement. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the annual report listed above.

                                         -------------------
                                             December 31,
                                         -------------------
(In thousands except per share data)       2004       2003
                                         ---------  --------
Net interest income                      $  4,200     3,611
Provision for loan losses                     335       185
Other income                                  832       831
Other expense                               3,836     3,256
Income taxes                                  249       226
Net earnings                             $    612       775

PER COMMON SHARE
Basic earnings per share                 $   0.66      0.84
Diluted earnings per share                   0.63      0.82
Cash dividends declared                        --        --
Book value                               $  12.07     11.56

AT YEAR END
Loans, net                               $101,437    71,012
Earning assets                            124,294    96,526
Assets                                    133,055   102,785
Deposits                                  111,298    83,748
Shareholders' equity                     $ 11,166    10,690
Common shares outstanding                     925       924

AVERAGE BALANCES
Loans                                    $ 86,746    68,704
Earning assets                            110,619    94,094
Assets                                    117,429   100,518
Deposits                                   77,812    81,600
Shareholders' equity                     $ 10,900    10,598
Weighted average shares outstanding           925       924

KEY PERFORMANCE RATIOS
Return on average assets                     0.52%     0.77%
Return on average shareholders' equity       5.61%     7.31%
Dividend payout ratio                          --        --
Average equity to average assets             9.28%    10.54%

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated balance sheet for the year ended December 31, 2004 (the "Pro Forma Balance Sheet") and the unaudited pro forma consolidated statement of income for the year ended December 31, 2004 (the "Pro Forma Statement of Income") show the pro forma effect of the Reorganization. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Reorganization occurred at December 31, 2004, while the pro forma adjustments to the Pro Forma Statement of Income are computed as if the Reorganization were consummated on January 1, 2004, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by Decatur First after consummation of the Reorganization.

     The pro forma information does not purport to represent what Decatur First's results of operations actually would have been if the Reorganization had occurred on January 1, 2004.

                                          DECATUR FIRST BANK GROUP, INC.
                                                  AND SUBSIDIARY

                                         PROFORMA CONDENSED BALANCE SHEET
                                                DECEMBER 31, 2004
                                                   (UNAUDITED)

                                                                       PRO FORMA ADJUSTMENTS          PRO FORMA
                                                      DECATUR FIRST
                     ASSETS                            BANK GROUP,       DEBIT       CREDIT           COMBINED
                     ------                               INC.        -----------  ----------       -------------
Cash and due from banks                              $    3,544,032                                 $  3,544,032
Interest-bearing deposits in banks                        2,688,052                                    2,688,052
Federal funds sold                                        2,358,000       646,597              (2)     3,004,597
Securities available-for-sale                            15,998,244                                   15,998,244
Other investments                                           609,893                                      609,893

Loans, net of unearned income                           102,640,210                                  102,640,210
Less allowance for loan losses                            1,203,279                                    1,203,279
                                                     ---------------                                -------------
        Loans, net                                      101,436,931                                  101,436,931

Premises and equipment                                    3,403,404                                    3,403,404
Other assets                                              3,016,818                                    3,016,818
                                                     ---------------                                -------------

        TOTAL ASSETS                                 $  133,055,374                                 $133,701,971
                                                     ===============                                =============

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------

Deposits
    Noninterest-bearing                              $   21,340,814                                 $ 21,340,814
    Interest-bearing demand                              89,957,637                                   89,957,637
                                                     ---------------                                -------------
          Total deposits                                111,298,451                                  111,298,451
                                                     ---------------                                -------------
Federal funds purchased                                   2,000,000                                    2,000,000
Other borrowings                                          7,980,000                 3,000,000  (2)    10,980,000
Other liabilities                                           610,563                                      610,563
                                                     ---------------                                -------------
        TOTAL LIABILITIES                               121,889,014                                  124,889,014
                                                     ---------------                                -------------

Commitments

Shareholders' equity
    Common stock                                          4,728,080       648,115              (1)     4,079,965
    Additional paid in capital                            4,702,817     1,705,288              (1)     2,997,529
    Retained earnings                                     2,079,137                                    2,079,137
    Accumulated other comprehensive income (loss)           (83,724)                                     (83,724)
    Less treasury stock                                    (259,950)                                    (259,950)
                                                     ---------------                                -------------
        TOTAL STOCKHOLDERS' EQUITY                       11,166,360                                    8,812,957
                                                     ---------------                                -------------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $  133,055,374                                 $133,701,971
                                                     ===============                                =============

(1) REPRESENTS USE OF CASH TO REPURCASE 129,623 SHARES AT $17.50 PER SHARE AND EXPENSES RELATED TO REORGANIZATION OF $36,532.

(2) REPRESENTS ANTICIPATED PROCEEDS FROM A THREE MILLION DOLLAR TRUST PREFERRED ISSUE TO BE USED TO REPURCHASE SHARES.

                                  DECATUR FIRST BANK GROUP, INC.
                                          AND SUBSIDIARY

                              PROFORMA CONDENSED STATEMENT OF INCOME
                               FOR THE YEAR ENDED DECEMBER 31, 2004
                                           (UNAUDITED)


                                                          PRO FORMA ADJUSTMENTS        PRO FORMA
                                         DECATUR FIRST
                                          BANK GROUP,       DEBIT       CREDIT          COMBINED
                                              INC.       -----------  ----------       ----------
INTEREST INCOME
    Loans, including fees                $    5,413,701                                $5,413,701
    Taxable securities                          476,123                                   476,123
    Nontaxable securities                       112,534                                   112,534
    Other interest income                       102,575                   16,165  (1)     118,740
                                         --------------                                ----------
        TOTAL INTEREST INCOME                 6,104,933                                 6,121,098
                                         --------------                                ----------

INTEREST EXPENSE
    Deposits                                  1,538,140                                 1,538,140
    Other                                       367,204      165,000              (1)     532,204
                                         --------------                                ----------
        TOTAL INTEREST EXPENSE                1,905,344                                 2,070,344
                                         --------------                                ----------

        NET INTEREST INCOME                   4,199,589                                 4,050,754
PROVISION FOR LOAN LOSSES                       335,000                                   335,000
                                         --------------                                ----------
        NET INTEREST INCOME AFTER
            PROVISION FOR LOAN LOSSES         3,864,589                                 3,715,754
                                         --------------                                ----------

OTHER INCOME
    Service charges on deposit accounts         613,116                                   613,116
    Security gains, net                          26,305                                    26,305
    Other operating income                      192,694                                   192,694
                                         --------------                                ----------
        TOTAL OTHER INCOME                      832,115                                   832,115
                                         --------------                                ----------

OTHER EXPENSES
    Salaries and employee benefits            2,114,763                                 2,114,763
    Equipment and occupancy expenses            335,485                                   335,485
    Other operating expenses                  1,385,311                                 1,385,311
                                         --------------                                ----------
        TOTAL OTHER EXPENSES                  3,835,559                                 3,835,559
                                         --------------                                ----------

        INCOME BEFORE INCOME TAXES              861,145      148,835                      712,310

INCOME TAX EXPENSE                              249,588       56,557              (2)     193,031
                                         --------------                                ----------

        NET INCOME                       $      611,557       92,278                   $  519,279
                                         ==============                                ==========

NET EARNINGS PER SHARE OF COMMON STOCK:
       Basic                             $         0.66                                $     0.65
                                         ==============                                ==========

       Fully Diluted                     $         0.63                                $     0.62
                                         ==============                                ==========

WEIGHTED AVERAGE SHARES OUTSTANDING:
       Basic                                    924,779                                   795,156
                                         ==============                                ==========

       Fully Diluted                            965,457                                   835,834
                                         ==============                                ==========

(1) REPRESENTS INCOME EFFECT OF BORROWED FUNDS USED TO REPURCHASE SHARES AT 5.50% AND EARNINGS ON FEDERAL FUNDS AT 2.50%.

(2)  REPRESENTS ESTIMATED TAX EFFECT AT 38%,

                         DECATUR FIRST BANK GROUP, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                              PRO FORM ADJUSTMENTS
                                   (UNAUDITED)


(1) The unaudited pro forma consolidated balance sheet as of the year ended December 31, 2004 has been prepared based on the historical consolidated balance sheet, which gives effect to the Reorganization as if it had occurred on December 31, 2004. The unaudited pro forma consolidated statement of income for the year ended December 31, 2004 has been prepared based on the historical consolidated statement of income, which gives effect to the Reorganization as if it had occurred on January 1, 2004.

(2) In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the periods presented have been included. Adjustments, if any, are normal and recurring nature.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC's public reference facilities located at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these reports and other information can also be obtained by mail at prescribed rates from the SEC at the address provided above, via telephone at 1-800-SEC-0330 or via the SEC's website at www.sec.gov.

     We have filed a Schedule 13E-3 under the Securities Exchange Act in connection with the Reorganization. This Proxy Statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available at the SEC for inspection and copying as described above.

                                   APPENDIX A
                                   ----------

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan of Reorganization") is made and entered into as of the 11th day of February, 2005, by and between Decatur First Bank Group, Inc. ("Decatur First"), a bank holding company organized under the laws of the State of Georgia, and Decatur First Interim Corporation ("Interim"), a Georgia corporation.


                                   WITNESSETH
                                   ----------

     WHEREAS, Decatur First and Interim have determined that in order to effect a recapitalization of Decatur First resulting in the suspension of its duties to file reports with the Securities and Exchange Commission, Decatur First should cause Interim to be organized as a Georgia corporation for the sole purpose of merging with and into Decatur First, with Decatur First being the surviving corporation;

     WHEREAS, the authorized capital stock of Decatur First consists of: (a) 10,000,000 shares of common stock ("Decatur First Common Stock"), $5.00 par value, of which 945,616 shares are issued and 925,016 shares are outstanding, and (b) 2,000,000 shares of preferred stock of which no shares are issued and outstanding;

     WHEREAS, the authorized capital stock of Interim consists of 1,000 shares of common stock ("Interim Common Stock"), $0.01 par value, of which 100 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors of Decatur First and Interim deem it advisable and in the best interests of Decatur First and Interim and their respective shareholders that Interim be merged with and into Decatur First;

     WHEREAS, the respective Boards of Directors of Decatur First and Interim, by resolutions duly adopted, have approved and adopted this Plan of Reorganization and directed that it be submitted to the respective shareholders of Decatur First and Interim for their approval; and

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of Decatur First Common Stock and Interim Common Stock as hereinafter provided, and such other provisions relating to the reorganization and merger as the parties deem necessary or desirable, the parties hereto agree as follows:


                                    SECTION 1
                                 REORGANIZATION
                                 --------------

     Pursuant to the applicable provisions of Georgia law, Interim shall be merged with and into Decatur First (the "Reorganization"). Decatur First shall be the survivor of the merger (the "Surviving Corporation").

                                    SECTION 2
                      EFFECTIVE DATE OF THE REORGANIZATION
                      ------------------------------------

     The merger of Interim with and into Decatur First shall be effective as of the date (the "Effective Date") specified in the certificate of merger relating to the Reorganization that is filed with the Georgia Secretary of State.


                                    SECTION 3
                  LOCATION, ARTICLES AND BYLAWS, AND MANAGEMENT
                  ---------------------------------------------

     On the Effective Date:

     (a) The principal office of the Surviving Corporation shall be located at 1120 Commerce Drive, Decatur, Georgia 30030, or such other location where Decatur First is located on the Effective Date of the Reorganization.

     (b) The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the same Articles of Incorporation and Bylaws of Decatur First as are in effect on the Effective Date of the Reorganization.

     (c) The directors and officers of the Surviving Corporation shall be the directors and officers of Decatur First on the Effective Date of the Reorganization. All such directors and officers of the Surviving Corporation shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Surviving Corporation.


                                    SECTION 4
               EXISTENCE, RIGHTS, DUTIES, ASSETS, AND LIABILITIES
               --------------------------------------------------

     (a) As of the Effective Date of the Reorganization, the existence of Decatur First shall continue in the Surviving Corporation.

     (b) As of the Effective Date of the Reorganization, the Surviving Corporation shall have, without further act or deed, all of the properties, rights, powers, trusts, duties and obligations of Decatur First and Interim.

     (c) As of the Effective Date of the Reorganization, the Surviving Corporation shall have the authority to engage only in such businesses and to exercise only such powers as are provided for in the Articles of Incorporation of the Surviving Corporation, and the Surviving Corporation shall be subject to the same prohibitions and limitations to which it would be subject upon original incorporation, except that the Surviving Corporation may engage in any business and may exercise any right that Decatur First or Interim could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

     (d) No liability of Decatur First or Interim or of any of their shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of Decatur First or Interim be impaired by the Reorganization. Any claim existing or any action pending by or against

Decatur First or Interim may be prosecuted to judgment as if the Reorganization had not taken place, or the Surviving Corporation may be substituted in place of Decatur First or Interim.


                                    SECTION 5
                    EFFECT OF MERGER ON INTERIM SHAREHOLDERS
                    ----------------------------------------

     Each share of Interim Common Stock outstanding immediately prior to the Effective Date of the Reorganization shall be cancelled and shall no longer be outstanding.


                                    SECTION 6
        MANNER AND BASIS OF CONVERTING SHARES OFDECATUR FIRSTCOMMON STOCK
        -----------------------------------------------------------------

     (a)  Conversion of Shares.  The shares of Decatur First Common Stock that
          --------------------
are outstanding on the Effective Date of the Reorganization, excluding those shares of Decatur First Common Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of the Georgia Business Corporation Code, O.C.G.A. Sec. 14-2-1301 et seq. (the "Dissenters' Rights Provisions"), shall be converted or retained as follows:

          (1) Each share of Decatur First Common Stock held by a shareholder who is the record holder of 500 or fewer shares of Decatur First Common Stock shall be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $17.50 per share of Decatur First Common Stock.

          (2) Each share of Decatur First Common Stock held of record by a shareholder who is the holder of more than 500 shares of Decatur First
          Common Stock shall remain outstanding and held by such shareholder.

          (3) All treasury stock held by the Company shall remain treasury stock and shall be unaffected by this Plan of Reorganization.

     (b)  Decatur First Stock Options.  The Decatur First Bank Group, Inc. 1998
          ---------------------------
 Stock Incentive Plan (the "Option Plan") and the options issued thereunder that are outstanding on the Effective Date of the Reorganization shall continue to be outstanding after the Effective Date subject to the terms and conditions of the existing written documents reflecting the Option Plan and such options.

     (c)  Failure to Surrender Decatur First Common Stock Certificates.  Until a
          ------------------------------------------------------------
Decatur First shareholder receiving cash in the Reorganization surrenders his or her Decatur First Common Stock certificate or certificates to Decatur First (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to Decatur First's usual procedures), the shareholder shall not be issued the cash (or any interest thereon) that such Decatur First Common Stock certificate entitles the shareholder to receive.

                                    SECTION 7
                        ACQUISITION OF DISSENTERS' STOCK
                        --------------------------------

     Decatur First shall pay to any shareholder of Decatur First who complies fully with the Dissenters' Rights Provisions an amount of cash (as determined and paid under the terms of such Provisions) for his or her shares of Decatur First Common Stock. The shares of Decatur First Common Stock so acquired shall be cancelled.


                                    SECTION 8
                                 FURTHER ACTIONS
                                 ---------------

     From time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, Decatur First shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such other actions, as the Surviving Corporation, or its successors and assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, and its successors and assigns, title to and possession of all the property, rights, powers, trusts, duties and obligations referred to in Section 4 hereof and otherwise to carry out the intent and purposes of this Plan of Reorganization.


                                    SECTION 9
           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION
           ----------------------------------------------------------

     This Plan of Reorganization is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

     (a) Approval of the Plan of Reorganization by the shareholders of each of Decatur First and Interim in accordance with the provisions of applicable law and the provisions of the applicable constituent's articles of incorporation, bylaws and other governing instruments;

     (b) The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provisions shall not be deemed by the Board of Directors to make consummation of this Plan of Reorganization inadvisable;

     (c) Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for Decatur First and Interim may be, necessary to permit or enable the Surviving Corporation, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Decatur First prior to the Reorganization.

                                   SECTION 10
                                   TERMINATION
                                   -----------

     In the event that:

     (a) The number of shares of Interim Common Stock or Decatur First Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of Decatur First or Interim;

     (b) Any action, consent, approval, opinion, or ruling required to be provided by Section 9 of this Plan of Reorganization shall not have been obtained; or

     (c) For any other reason consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of Decatur First or Interim; then this Plan of Reorganization may be terminated at any time before consummation of the Reorganization by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other party. Upon termination by written notice as provided by this Section 10, this Plan of Reorganization shall be void and of no further effect, and there shall be no liability by reason of this Plan of Reorganization or the termination hereof on the part of Decatur First, Interim, or their directors, officers, employees, agents or shareholders.


                                   SECTION 11
                                AMENDMENT; WAIVER
                                -----------------

     (a) At any time before or after approval and adoption hereof by the respective shareholders of Decatur First and Interim, this Plan of Reorganization may be amended by written agreement by Decatur First and Interim; provided, however, that after the approval and adoption of this Plan of Reorganization by the shareholders of Decatur First and Interim, no amendment reducing the consideration payable to Decatur First shareholders shall be valid without having been approved by the Decatur First shareholders in the manner required for approval of this Plan of Reorganization. In particular, in the event that the consummation of the Plan of Reorganization would yield more than 300 shareholders of record, the Board may amend the Plan of Reorganization to increase the [NUMBER]-share threshold described in Section 6(a) to the minimum threshold necessary to ensure that the Company will have fewer than 300 shareholders of record as a result of the transactions contemplated by this Plan of Reorganization.

     (b) A waiver by any party hereto of any breach of a term or condition of this Plan of Reorganization shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or in equity, or claim which any party may have against another party for anything arising out of, connected with or based upon this Plan of Reorganization. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan of Reorganization which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

                                   SECTION 12
              BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW
              -----------------------------------------------------

     This Plan of Reorganization is binding upon the parties hereto and upon their successors and assigns. This Plan of Reorganization may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Plan of Reorganization and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Plan of Reorganization. This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS PLAN OF REORGANIZATION TO BE EXECUTED BY THEIR DULY AUTHORIZED OFFICERS AND THEIR CORPORATE SEALS TO BE AFFIXED HERETO ALL AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


                                   DECATUR FIRST BANK GROUP, INC.



                                    By:    /s/ Judy B. Turner
                                       -----------------------------------------

                                    Name:  Judy B. Turner
                                         ---------------------------------------

                                    Title: President and Chief Executive Officer
                                          --------------------------------------

ATTEST:


/s/ Ann Randall
------------------------------------

Name:  Ann Randall
     -------------------------------

Title: Assistant Corporate Secretary
      ------------------------------


                                    DECATUR FIRST INTERIM CORPORATION


                                    By:    /s/ Judy B. Turner
                                       -----------------------------------------

                                    Name:  Judy B. Turner
                                         ---------------------------------------

                                    Title: President and Chief Executive Officer
                                          --------------------------------------


ATTEST:


/s/ Ann Randall
------------------------------------

Name:  Ann Randall
     -------------------------------

Title: Assistant Corporate Secretary
      ------------------------------

                                   APPENDIX B
                                   ----------

                                ARTICLE 13 OF THE
                        GEORGIA BUSINESS CORPORATION CODE

14-2-1301.     DEFINITIONS.

As used in this article, the term:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

     (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

     (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302.  RIGHT TO DISSENT.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

               (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

                    (i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

                    (ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

                    (iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

               (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenters' rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)  Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322.  DISSENTERS' NOTICE.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4)  Be accompanied by a copy of this article.

14-2-1323.  DUTY TO DEMAND PAYMENT.

     (a)  A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324.  SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.  OFFER OF PAYMENT.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4)  A statement of the dissenter's right to demand payment under Code
Section 14-2-1327; and

          (5)  A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330.  COURT ACTION.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331.  COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.  LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                   APPENDIX C
                                   ----------

                             OPINION OF INDEPENDENT
                                FINANCIAL ADVISOR

(BURKE CAPITAL GROUP, L.L.C. Letterhead)

                                                      January 19, 2005


Board of Directors
Decatur First Bank Group, Inc.
1120 Commerce Drive
Decatur, Georgia  30030



Members of the Board of Directors:

     Decatur First Bank Group, Inc. ("Decatur First") has engaged Burke Capital Group to review the Agreement and Plan of Reorganization (the "Plan") wherein shareholders owning 500 or fewer shares of Decatur First common stock will receive $17.50 in cash in exchange for each of their shares. All other shares will remain outstanding and be unaffected by the plan. You have requested our opinion as to the fairness, from a financial point of view, of the consideration being paid to the shareholders who will be cashed out as well as the effect of the plan on the shareholders who will not be cashed out.

     Burke Capital Group, L.L.C. ("Burke Capital") is an investment banking firm which specializes in financial institutions in the United States. Decatur First has retained us to render our opinion to its Board of Directors.

In  connection  with  this  opinion,  we  have  reviewed,  among  other  things:

(i) certain publicly available financial statements and other historical financial information of Decatur First that we deemed relevant;

(ii) projected earnings, budgets and estimates for Decatur First prepared by management of Decatur First;

(iii) the views of senior management of Decatur First, based on discussions with members of senior management, regarding Decatur First's business, financial condition, results of operations and future prospects;

(iv) a comparison of certain financial information for Decatur First with similar publicly available information for certain other companies;

(v) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

(vi) the current market environment generally and the banking environment in particular; and

(vii) such other information, financial studies, analyses and investigations, and financial, economic and market criteria as we considered relevant; and

(viii) reviewed the nature and terms of certain other "going private" transactions that it believed to be relevant; and

(ix) the valuation of the voting shares of common stock of Decatur First prepared by Burke Capital; and

(x) an analysis of the pro forma balance sheet and income statement changes as a result of the plan.

     In performing our review, we have relied upon the accuracy and completeness of the financial and other information that was available to us from public sources, that Decatur First or their respective representatives provided to us or that was otherwise reviewed. We have further relied on the assurances of management of Decatur First that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Decatur First or any of its subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Decatur First, nor have we reviewed any individual credit files relating to Decatur First. We have assumed, with your consent, that the respective allowances for loan losses for Decatur First are adequate to cover such losses. With respect to the earnings estimates for Decatur First, Burke Capital assumed, with your consent, that they reflected the best currently available estimates and judgments of the respective future financial performances of Decatur First and that such performances will be achieved. We express no opinion as to such earnings estimates or financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Decatur First's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us, which is September 30, 2004. We have assumed in all respects material to our analysis that Decatur First will remain a going concern for all periods relevant to our analyses.

     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the price at which Decatur First's common stock may trade at any time.

     We will receive a fee for our services as financial advisor to Decatur First and for rendering this opinion.

     This opinion is directed to the Board of Directors of Decatur First and may not be reproduced, summarized, described or referred to or given to any other person without our prior consent.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, that the consideration being paid to the shareholders who will be cashed out is fair from a financial point of view. Furthermore, it is our opinion that the effect of the plan on the shareholders who will remain intact is fair from a financial point of view.


Very Truly Yours,


/S/ BURKE CAPITAL GROUP, L.L.C.

Burke Capital Group, L.L.C.

                                   APPENDIX D
                                   ----------

                VALUATION REPORT OF INDEPENDENT FINANCIAL ADVISOR

Burke Capital Group, L.L.C.
--------------------------------------------------------------------------------


===========================================================================


                         DECATUR FIRST BANK GROUP, INC.




                                [GRAPHIC OMITTED]
                               Decatur First Bank




---------------------------------------------------------------------------

                     DETERMINATION OF THE FAIR MARKET VALUE
              of the Common Stock of Decatur First Bank Group, Inc.


                                December 15, 2004

---------------------------------------------------------------------------





                               [GRAPHIC OMITTED]
                              BURKE CAPITAL GROUP
                              INVESTMENT PARTNERS



RESURGENS PLAZA, SUITE 1400 - 945 EAST PACES FERRY ROAD - ATLANTA, GEORGIA 30326
                    TEL. (404) 495-5920 - FAX (404) 495-5921


===========================================================================


Confidential
-----------------------------------------------------------------------------

                              INDEPENDENT VALUATION

                   DECATUR FIRST BANK GROUP, INC. COMMON STOCK

                                [GRAPHIC OMITTED]
                               Decatur First Bank

================================================================================


Burke Capital Group, L.L.C. ("BCG") is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its business, BCG is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. BCG specializes in providing advice on issues of business and financial strategies, mergers & acquisitions, fairness opinions, evaluation of capital adequacy and efficiency, finance, capitalization structure, dividend policies, and valuations based on fair value and fair market value valuations. BCG regularly prepares valuations of banks and bank holding companies and is considered an expert in this field. As a recognized expert in the valuation and analysis of banks, BCG has relied upon its knowledge and expertise in applying accepted analytical and investment banking procedures in the following review and analysis.

BCG does not have any relationship involving Decatur First Bank Group, Inc. or its subsidiary, Decatur First Bank that compromises its objectivity in preparing this valuation.

In reaching its valuation BCG has reviewed the consolidated financial statements as audited by Porter Keadle Moore, LLP for the years ended December 31, 2002 and December 31, 2003. In addition, BCG reviewed internal proprietary information and has utilized general information concerning the banking industry. BCG assumed, without independent verification, the accuracy and completeness of information management of Decatur First Bank Group, Inc. and Decatur First Bank has provided. BCG has not performed or considered any independent appraisal or evaluation of assets.

The following is a discussion of the facts and methods considered relevant to this valuation.




      Jim Stokes                 Blake Jones                Jason Trembley
       Principal                  Associate                     Analyst
   (404) 495-5921 (o)         (404) 495-5926 (o)          (404) 495-5940 (o)
jstokes@burkecapital.com   bjones@burkecapital.com    jtrembley@burkecapital.com

                      -------------------------------------
                           BURKE CAPITAL GROUP, L.L.C.
                      -------------------------------------

                                TABLE OF CONTENTS



SECTION                                                                     PAGE
--------------------------------------------------------------------------------

I.     SUMMARY  VALUATION . . . . . . . . . . . . . . . . . . . . . . . . .   1

II.     VALUATION  ANALYSIS . . . . . . . . . . . . . . . . . . . . . . . .   3
           A.  Valuation  Methodologies . . . . . . . . . . . . . . . . . .   3
           B.  Market  Approach . . . . . . . . . . . . . . . . . . . . . .   3
           C.  Income  Approach . . . . . . . . . . . . . . . . . . . . . .   8
           D.  Valuation  Summary . . . . . . . . . . . . . . . . . . . . .  10

III.     APPENDIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
           A.  Items  Reviewed. . . . . . . . . . . . . . . . . . . . . . .  12
           B.  Statement  of  Limiting  Conditions. . . . . . . . . . . . .  13

SUMMARY  VALUATION

Decatur First Bank Group, Inc. (the "Company") has engaged Burke Capital Group ("BCG") for its opinion regarding the fair market per share value of the common stock of the Company (as consolidated with its wholly-owned subsidiary, Decatur First Bank). The Valuation is used for the sole purpose to assist the Board of Directors to determine the fair market per share value of the shares to be cashed out for a corporate reorganization. BCG's evaluation of the estimated fair market value of the aggregate equity interests of the Company will be based on the financial period ended September 30, 2004, and will not give effect to the impact on the value for minority voting status of individual equity interests or change in control. This report provides BCG's detailed valuation analysis and support for its valuation conclusion.

The definition of fair market value used in our study is the price which a willing buyer and willing seller, both able, reasonably well-informed about the property and its market, and under no compulsion to act, agree upon as a basis for the property's exchange. This exchange is commonly referred to as an "arm's length" transaction.

In order to arrive at a valuation of the voting Common Stock of the Company as of December 15, 2004, consideration was given to the following items:

     1.   The  history  of  the  Company  and  the  nature  of  its  business.

     2.   The  outlook  with  regard  to  the  banking  industry.

     3. The financial condition of the Company and the nature of its assets and net worth as indicated by recent financial statements.

     4. The record of past operations and the Company's earnings prospects as indicated by current, projected, and historical financial statements.

     5. The market price of publicly traded stocks of companies with similar operations.

     6.   The  price  paid  for  the  acquisition  of  similar  companies.

To obtain the information necessary to complete its analysis, BCG reviewed financial statements and other pertinent documents supplied by the Company, assuming such information to be complete and accurate in all material respects. BCG also held discussions with management concerning the Company's recent financial performance and its prospects. In addition, BCG reviewed certain other sources of financial and economic information deemed relevant to the valuation. All information has been derived from sources believed to be credible, but its accuracy and completeness cannot be guaranteed. Any statements, opinions, recommendations, charts, formulas, theories, or methods of analysis set forth herein are subject to limitations and a degree of uncertainty inherent in any market analysis.

In arriving at its opinion, BCG has considered the Company's present business, primary service area, its prospects, and its industry as a whole. BCG also performed certain financial analyses and comparisons and have made various studies which are pertinent to this valuation.

Based on BCG's analysis, it is its opinion that the fair market value the common stock of the Company at December 15, 2004 is $17.38 per share of voting common stock based on 924,922 shares of common stock and 138,806 options and warrants outstanding.

Burke Capital Group, L.L.C. has no interest or bias with respect to the parties involved. Further, its compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of this report.

                                   Burke Capital Group, L.L.C.



                                   by:   /s/ W. James Stokes
                                      --------------------------------
                                      W. James Stokes
                                      Principal

VALUATION  ANALYSIS

VALUATION METHODOLOGIES

The value of minority ownership of common stock in a financial institution is not a matter of applying exact formulas. The Internal Revenue Service in Revenue Ruling 59-60 states, "A determination of fair market value, being a question of fact, will depend upon the circumstances in each case. No one formula can be devised that will be generally applicable to the multitude of different valuation issues arising The value is the price at which a willing buyer and seller would complete a transaction." Since that price has not been determined by the market, we must then look to proxies for that price. It is unlikely that a buyer of the stock in question would have greater knowledge of the Company than that disclosed in the publicly available information on stocks of companies traded in the over-the-counter (OTC) market, on NASDAQ or on other stock exchanges. Therefore, BCG believes the values of these stocks are valid proxies for the price investors would be willing to pay for the Company. Bank stock investments, like all investments, are made with the expectation of profit. Since BCG is valuing the Company as an ongoing business, profitability must be used as a criteria. But given the regulatory environment with emphasis on required minimum capital levels, book value of assets and the balance sheet are also useful to explain past, present and projected earnings patterns or to determine liquidation value, and are, therefore, also considered in determining value.

BCG has relied upon the examination of publicly traded comparable companies, the prices paid for similar companies in acquisitions (together the "Market Approach"), as well as an examination of future cash flows (the "Income
Approach")  to  derive  a  value  for  the  Company's  shares.

MARKET APPROACH

BCG has selected as proxies of the Company's value, the stocks of publicly traded financial institutions listed in Table I on the following page. These stocks include a representative universe of financial institutions comparable to the Company. Each one individually may vary in terms of certain characteristics; however, in the aggregate BCG believes they are representative and comparable. Book value, earnings, deposits and market values of the comparable financial institutions are based upon reported September 30, 2004 financial data and the price per common share as of the close of trading on December 15, 2004.

A.     Comparable  Public  Companies  Analysis

The public comparables that BCG has selected include nine banks that are located near, in or have significant operations in Georgia markets which are similar in structure and growth to Decatur (DeKalb County). Given the Company's current asset size ($126 million) and profitability levels, BCG has limited the group of comparables to include banks with assets less than $350 million and having earned at least 25 bps on average assets for the latest twelve months. While the stocks of banks trade principally upon future earnings, BCG believes there is a correlation between size and valuation; therefore the comparables selected are similar in size and profitability to the Company. The public comparables approach utilizes the multiples of price / LTM earnings, price / current book value and the core deposit premium (market value - tangible book value/core deposits) as to estimate value.

                                                            Table I
                                               Decatur First Bank Group, Inc.
                                             Comparable Public Companies Analysis

----------------------------------------------------------------------------------------------------------------------------------
                                                    Current Pricing        Financial Statistics           Valuation Statistics
                                                   ----------------  ---------------------------------  --------------------------
                                                             Mkt.     Total     Total     Core                              Core
                                                    Stock    Value    Assets    Equity    EPS    ROAA     P/E    Price/   Deposit
Company Name        Ticker       City       State   Price    ($M)      ($M)      ($M)     LTM     LTM     LTM     Book    Premium
------------------  ------  --------------  -----  -------  -------  --------  --------  ------  -----  -------  -------  --------
CCF Holding Co.     CCFH    Jonesboro       GA     $ 19.15  $    43  $    340  $     22    1.19  0.87%  16.11 x   1.98 x     8.50%
Cherokee
Banking Co.         CHKJ    Canton          GA       16.00       20       150        14    0.34  0.31%  42.27 x   1.43 x     5.25%
Community Capital
Bancshares          ALBY    Albany          GA       12.73       37       185        26    0.44  0.53%  28.77 x   1.41 x   10.04 %
Exchange
Bankshares Inc.     EXCH    Milledgeville   GA       32.00       22       172        17    1.67  0.70%  19.15 x   1.26 x     3.72%
First Bank of
Henry Cnty          FBHC    McDonough       GA       15.90       34       158        22    0.59  0.85%  26.83 x   1.53 x    21.94%
Georgia
Bancshares Inc.     GABA    Peachtree City  GA       15.00       44       251        20    0.50  0.78%  29.98 x   2.16 x    18.03%
Georgia-Carolina
Bancshares          GECR    Augusta         GA       20.50       54       305        24    1.21  1.25%  16.90 x   2.23 x    15.21%
Southern Community
Bcshs Inc           SNCB    Fayetteville    GA       20.50       53       250        20    0.67  0.83%  30.42 x   2.63 x    23.25%
Thomasville
Bancshares Inc.     THVB    Thomasville     GA       13.25       39       230        19    0.82  1.14%   2.07 x   2.07 x    11.70%
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------
High      47.27 x    2.63 x    23.25%
Mean      25.74 x    1.86 x    13.07%
Median    26.83 x    1.98 x    11.70%
Low       16.11 x    1.26 x     3.72%
-------------------------------------

Pricing Data as of December 15, 2004.
--------------------------------------------------------------------------------


The public comparables have a median price/LTM core earnings multiple of 26.83x. In addition, the comparables group has a median price/book value multiple of 1.98x. The comparables group yields a median core deposit premium of 11.70% (Market value - tangible equity/core deposits).

The common stock of the public comparables in Table I is publicly traded and represents substantial shareholder liquidity. The Company is not currently trading on any established public exchange, the OTC Bulletin Board or the Pink Sheets; thus, the Company's common stock is not readily marketable. The Company provided a record of trades, of which it is aware, that occurred during both 2003 and 2004. The Company recorded 22 stock transactions (34,390 shares) in 2003 at a weighted average price of $15.13 and 15 stock transactions (20,357 shares) in 2004 at a weighted average price of $17.10. The Company's lack of trading represents minimal liquidity for the current shareholders.

BCG analyzed the trading activity of the public comparables group and compared the results with those of the Company. As illustrated in Table II on the following page, the public comparables group's average daily trading volume is more than 1,000 shares, where as the Company's average daily trading volume is less than 100 shares. In order to reflect the Company's liquidity position, a valuation adjustment of 5% to 10% is applied the implied valuation from the Comparable Public Companies in Table V.

                                    Table II
                         Decatur First Bank Group, Inc.
                 Comparable Public Companies Liquidity Analysis


--------------------------------------------------------------------------------
                                               Avg. Daily      Weekly Volume /
                                  Shares     Trading Volume  Shares Outstanding
Company Name                    Outstanding     One Year          One Year
------------------------------  -----------  --------------  -------------------
Comparables Group Analysis
  High                            2,868,795           2,742                0.50%
  Median                          1,771,857             832                0.29%
  Average                         1,855,948           1,054                0.27%
  Low                             1,010,379             103                0.05%
--------------------------------------------------------------------------------
Decatur First Bank Group, Inc.      924,922              79                0.04%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The public comparables operate in markets which are similar in size and structure to the Company's market (DeKalb County). Specifically, the comparables serve economically sound Georgia markets with above average growth projected. The comparables are located in or near Georgia metropolitan markets. Table III below lists county demographic information for each comparable company selected.

                                               Table III
                                     Decatur First Bank Group, Inc.
                                  Comparable Public Companies Analysis


--------------------------------------------------------------------------------------------------------
                                                       2004 Median                             5-Year
                                                        Household      2004A       2009E     Population
          Company Name                County    State     Income     Population  Population    Growth
-----------------------------------  ---------  -----  ------------  ----------  ----------  -----------
CCF Holding Co.                      Clayton    GA     $     44,958     261,784     292,623       11.78%
                                     Fayette                 79,102      99,852     110,308       10.47%
                                     Henry                   64,686     156,675     196,094       25.16%
Cherokee Banking Company             Cherokee   GA           68,449     171,019     206,888       20.97%
Community Capital Bancshares         Houston    GA           47,678     121,393     134,336       10.66%
                                     Dougherty               32,751      95,736      95,084       -0.68%
                                     Lee                     54,188      28,705      33,555       16.90%
Exchange Bancshare, Inc.             Baldwin    GA           37,585      44,806      44,824        0.04%
                                     Jones                   46,747      25,135      26,936        7.17%
                                     Greene                  37,735      15,578      17,000        9.13%
First Bank of Henry County           Henry      GA           64,686     153,675     196,094       27.60%
Georgia Bancshares, Inc.             Fayette    GA           79,102      99,852     110,308       10.47%
                                     Coweta                  60,133     103,416     120,860       16.87%
Georgia-Carolina Bancshares, Inc.    McDuffie   GA           34,802      21,525      21,837        1.45%
                                     Columbia                61,630      99,119     111,125       12.11%
                                     Richmond                34,585     196,167     191,265       -2.50%
Southern Community Bancshares, Inc.  Fayette    GA           79,102      99,852     110,308       10.47%
                                     Henry                   64,686     156,675     196,094       25.16%
                                     Clayton                 44,958     261,784     292,623       11.78%
                                     Coweta                  60,133     103,416     120,860       16.87%
Thomasville Bancshares, Inc.         Thomas                  34,056      43,072      43,380        0.72%
                                                       ------------  ----------  ----------  -----------
--------------------------------------------------------------------------------------------------------
Median of Comparables                                  $     54,188      99,852     111,125       10.66%
--------------------------------------------------------------------------------------------------------
State of Georgia                                       $     46,983   8,794,398   9,530,422        8.37%
--------------------------------------------------------------------------------------------------------
Decatur First Bank Group, Inc.       DeKalb            $     54,945     697,867     750,776        7.58%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

B.     Precedent  Transactions  Analysis

BCG has also utilized the acquisition comparables approach and has selected nine acquisitions announced since January 1, 2003 as proxies of the Company's change in control value. Each acquired bank individually may vary in terms of certain characteristics. However, in the aggregate BCG believes they are representative and comparable.

The target banks are located near, in or have significant operations in southeastern markets comparable to Decatur (DeKalb County). Additionally, BCG has limited the group of acquisition comparables to include target banks with assets greater than $100 million and less than $200 million and having earned at least 25 bps for the twelve months preceding the announcement of the transaction. The acquisition comparables approach utilizes the multiples of price/latest twelve months earnings, price/book value and core deposit premium (market value-tangible equity/core deposits) as provided by the acquisition comparables group to estimate value.

                                                           Table IV
                                                Decatur First Bank Group, Inc.
                                               Precedent Transactions Analysis

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Deal
                                                               Amount       Target              Value    Assets     Equity   ROAA
                     Buyer/Target                               Date         City       State   ($M)     ($000)     ($000)    (%)
-----------------------------------------------------------  ----------  -------------  -----  -------  ---------  --------  -----

First Citizens Bancorp./ People's Cmnty Capital Corp         10/18/2004  Aiken          SC     $  39.9  $121,460   $12,722   1.17%
GB&T Bancshares Inc./ FNBG Bancshares, Inc.                  10/01/2004  Duluth         GA        26.5   103,327     8,045   0.65%
BancorpSouth Inc./ Premier Bancorp Inc.                      09/17/2004  Brentwood      TN        37.1   149,375    12,034   0.80%
United Community Banks Inc./ Liberty National Bancshares     08/24/2003  Conyers        GA        36.7   179,088    12,233   1.18%
First Community Bancshares Inc/ PCB Bancorp Inc.             12/31/2003  Johnson City   TN        36.1   166,802    13,434   1.12%
GB&T Bancshares Inc./ Southern Heritage Bancorp Inc.         08/29/2003  Oakwood        GA        25.4   117,763    12,526   0.77%
Greene County Bancshares Inc./ Independent Bankshares Corp.  06/18/2003  Gallatin       TN        29.7   168,596    15,084   0.65%
Yadkin Valley Bank and Trust/ High Country Financial Corp    05/28/2003  Boone          NC        36.7   177,710    15,957   0.58%
GB&T Bancshares Inc./ Baldwin Bancshares, Inc.               04/28/2003  Milledgeville  GA        31.6   131,021    11,341   1.16%
United Community Banks Inc./ First Central Bancshares, Inc.  01/08/2003  Lenoir City    TN        29.4   149,926    12,759   0.74%


                                                                     Price/     P/E     Core Deposit
                                                              ROAE    Book      LTM        Premium
                     Buyer/Target                             (%)      (x)      (x)          (%)
-----------------------------------------------------------  ------  -------  --------  -------------

First Citizens Bancorp./ People's Cmnty Capital Corp         10.65%   3.14 x   31.03 x         33.28%
GB&T Bancshares Inc./ FNBG Bancshares, Inc.                   7.96%   3.29 x   34.15 x         22.73%
BancorpSouth Inc./ Premier Bancorp Inc.                       9.73%   3.08 x   32.72 x         30.31%
United Community Banks Inc./ Liberty National Bancshares     14.17%   3.00 x   22.10 x         17.27%
First Community Bancshares Inc/ PCB Bancorp Inc.             13.93%   2.69 x   19.29 x         16.42%
GB&T Bancshares Inc./ Southern Heritage Bancorp Inc.          8.19%   2.03 x   35.13 x         20.21%
Greene County Bancshares Inc./ Independent Bankshares Corp.  10.61%   1.97 x   25.78 x         12.50%
Yadkin Valley Bank and Trust/ High Country Financial Corp     6.39%   2.30 x   40.24 x         16.66%
GB&T Bancshares Inc./ Baldwin Bancshares, Inc.               13.44%   2.79 x   22.14 x         22.27%
United Community Banks Inc./ First Central Bancshares, Inc.   8.87%   2.30 x   27.02 x         14.51%

High    3.29 x  40.24 x  33.28%
Mean    2.66 x  28.96 x  20.62%
Median  2.74 x  29.02 x  18.74%
Low     1.97 x  19.29 x  12.50%

--------------------------------------------------------------------------------


The acquisition comparables group has a median price/latest twelve months (LTM) earnings of 29.02x. In addition, the comparables group has a median price/book value multiple of 2.74x. The comparables group yields a median core deposit premium of 18.74%.

The precedent transactions analysis in table IV above represents change in control transactions since January 2003. In each transaction, the acquiring institution paid a substantial premium for the target institution, primarily for a control position in the acquired company. Control allows a buyer to make future decisions about the use of the acquired company's assets, decisions about business strategy and the opportunity for cost savings and revenue enhancements. To analyze the premiums paid in recent transactions, BCG analyzed a peer group of precedent transactions since January 2003 that included selling institutions with a publicly traded security. On average, the financial value of the selling institution was 25% to 35% less than the change in control or strategic valuation.

BCG is valuing Company on a going concern basis, not under a change in control scenario. The financial valuation of the Company excludes the premium paid in a change in control transaction. Thus, in Table V below, BCG has adjusted the implied valuation from the precedent transactions to reflect the financial valuation of the Company.

Market  Approach  Summary

Table V below applies median valuation statistics of the public comparables and the acquisition comparables to the Company's individual performance. The public comparables group yields an average valuation of $18.30 million ($18.79/share). The acquisition comparables group yields an average valuation of $17.27 million ($17.82/share), which reflects the valuation of the Company upon the likelihood of a change in control.

                                     Table V
                         Decatur First Bank Group, Inc.
                            Market Approach Analysis


--------------------------------------------------------------------------------
                            Market Approach Valuation
                            -------------------------

--------------------------------------------------------------------------------
Decatur First Bank Group, Inc. Summary Financials - 9/30/2004 ($ In Thousands)
--------------------------------------------------------------------------------

    Total Equity                        $11,029
    LTM Core Net Income                 $   581
    Core Deposits                       $85,184

--------------------------------------------------------------------------------
Summary Valuation - Market Approach ($ In Thousands)
--------------------------------------------------------------------------------

    Comparable Public Companies
    ---------------------------

                Comparative          Comparable
                  Metric              Multiples     Value
         --------------------------  -----------  ---------
         Price / Book                    1.98 x   $ 21,838
         Price / LTM Core Earnings      26.83 x   $ 15,581
         Core Deposit Premium             11.70%  $ 20,996
         --------------------------------------------------
         Average Valuation                        $ 19,471
         --------------------------------------------------
         Valuation Adjustment                      ($1,168)
         --------------------------------------------------
         Average Adjusted Valuation               $ 18,303
         --------------------------------------------------
         Average Per Share Value                  $  18.79
         --------------------------------------------------

Precedent Transactions
----------------------

                Comparative           Comparable
                   Metric              Multiples     Value
         ---------------------------  -----------  ---------
         Price / Book                     2.74 x   $ 30,184
         Price / LTM Core Earnings       29.02 x   $ 16,855
         Core Deposit Premium              18.74%  $ 26,993
         ---------------------------------------------------
         Average Strategic Valuation               $ 24,677
         ---------------------------------------------------
         Valuation Adjustment                       ($7,403)
         ---------------------------------------------------
         Average Financial Valuation               $ 17,274
         ---------------------------------------------------
         Per Share Value                           $  17.82
         ---------------------------------------------------

--------------------------------------------------------------------------------

INCOME APPROACH

The income approach quantifies the present value of future economic benefits by discounting the cash flow ("DCF") of a business. This approach considers projected dividends, dividend paying capacity, earnings, and future residual value. Typically, an appraiser will determine a terminal value based upon the expected price/earnings multiples at the end of the period and discount to present value. The forecast was compiled using management projections, which included financial goals / estimates from 2004 to 2008. The forecast is shown on the following page and provides the basis of the cash flows used in the following DCF analysis.

                                               Table VI
                                     Decatur First Bank Group, Inc.
                                    Projected Financial Information

--------------------------------------------------------------------------------------------------------
                                                       Projected
                                             For the year ending December 31,                   CAGR
                            ----------------------------------------------------------------  ----------
($thousands)                  2003A      2004E      2005E      2006E      2007E      2008E    2004-2008
--------------------------------------------------------------------------------------------------------

Assets                      $102,785   $131,000   $154,200   $169,250   $184,718   $200,243        11.2%
Asset Growth Rate (annual)       7.9%      27.4%      17.7%       9.8%       9.1%       8.4%
Average Assets              $ 99,035   $116,893   $142,600   $161,725   $176,984   $192,481
Stated Equity               $ 10,690   $ 11,312   $ 12,298   $ 13,481   $ 14,857   $ 16,468         9.8%
Equity / Assets                 10.4%       8.6%       8.0%       8.0%       8.0%       8.2%
Dividends                   $    0.0   $    0.0   $    0.0   $    0.0   $    0.0   $    0.0
Net Income                  $    775   $    622   $    986   $  1,183   $  1,376   $  1.611        26.9%
Earnings Growth Rate              NM     (28.7%)      58.6%      20.0%      16.3%      17.1%
Fully Diluted E.P.S.(1)     $   0.82   $   0.64   $   1.02   $   1.23   $   1.43   $   1.67        26.9%
ROAA                            0.78%      0.53%      0.69%      0.73%      0.78%      0.84%
ROAE                            7.43%      5.65%      8.35%      9.18%      9.71%     10.29%

* 2004 to 2008 projections are consistent with Management's strategic plan.

(1) Assumes current shares outstanding and options remain constant.
--------------------------------------------------------------------------------


The projections shown above reflect Management's projected financial highlights. Projections do not assume the addition of new equity. Assets are expected to grow from $133 million (2004E) to $200 million in 2008, representing a CAGR of 11% over the next four years Net income is expected to grow at a CAGR of 27%, reaching $1.6 million in 2008. Projections assume the Company's ROAA and ROAE will approach .85% and 10%, respectively, by 2008. Projections assume the Company remains well capitalized in the future years. The Company is not expected to pay a dividend in order to optimize a well capitalized balance sheet.

Discount rates are generally estimated by three methods: (1) the capital asset pricing model; (2) build-up methods; and (3) comparative yields on similar investments. Discounted cash flow analyses are subjective, and a range of discount rates and terminal values can be used to arrive at a value. BCG has chosen a discount rate that ranges from 12% to 16%. BCG believes this adequately reflects the risk associated with the cash flows in question. Secondly, BCG has chosen a terminal value multiple of 16.0x trailing earnings and 1.50x book value to each respective valuation in Table VII and Table VIII as described below. BCG believes these multiples accurately reflect the average trading multiples of comparable public comparables over the last five years. The Company's market value based upon these ranges is summarized below.

                        Table VII
              Decatur First Bank Group, Inc.
         Discounted Cash Flow Analysis (Earnings)

---------------------------------------------------------
LTM Earnings                Discount Rate
               ----------------------------------------
Public Market      12.0%         14.0%          16.0%
Terminal
               ----------------------------------------
    15.0x      $       15,276   $14,221        $13,254
    16.0x      $       16,295   $15,169        $14,138
    17.0x      $       17,313   $16,117        $15,021
               ---------------------------------------
               Implied Range    $13,254   <=>  $17,313
               Per Share        $ 14.04        $ 17.86
               ---------------------------------------
($ in thousands)
---------------------------------------------------------


                      Table VIII
             Decatur First Bank Group, Inc.
        Discounted Cash Flow Analysis (Book Value)

---------------------------------------------------------
Book Value                  Discount  Rate
               ---------------------------------------
Public Market      12.0%        14.0%           16.0%
Terminal
               ---------------------------------------
    1.40x             14,575    13,567         12,645
    1.50x             15,616    14,536         13,549
    1.60x             16,657    15,506         14,452
               ---------------------------------------
               Implied Range   $12,645   <=>   16,657
               Per Share       $ 13.47        $ 17.24
               ---------------------------------------
($ in thousands)
---------------------------------------------------------

VALUATION  SUMMARY
                                    Table IX
                         Decatur First Bank Group, Inc.
                                Valuation Summary

                                Summary Valuation
--------------------------------------------------------------------------------------

Decatur  First  Bank Group, Inc. Summary Financials - 9/30/2004 ($ In Thousands)
--------------------------------------------------------------------------------------
Total Equity                      $   11,029  Core Deposits                    $85,184
LTM Core Net Income               $      581  Book Value / Share               $ 11.92

Common Shares Outstanding            924,922
Options Outstanding                  138,806
                                  ----------
Fully Diluted Shares Outstanding   1,063,728  Option Strike                    $ 12.11

--------------------------------------------------------------------------------------
Decatur  First  Bank  Group,  Inc.  Valuation - Market Approach ($ In Thousands)
--------------------------------------------------------------------------------------

Public  Market  Comparables
---------------------------
          Metric           Multiples    Value         Weighing         Weighted Value
-------------------------  ----------  -------  ---------------------  ---------------
Price / Book                   1.98x   $21,838                 33.33%  $        7,279
Price / LTM Core Earnings     26.83x    15,581                 33.33%           5,194
Core Deposit Premium           11.70%   20,996                 33.33%           6,999

                                                Implied Valuation      $       19,471
                                                                       ---------------
                                                Valuation Adjustment           (1,168)
                                                Adjusted Valuation     $       18,303
                                                                       ---------------
                                                Per Share Value        $        18.79
                                                                       ---------------

Acquisition  Comparables
------------------------

          Metric           Multiples    Value         Weighing         Weighted Value
-------------------------  ----------  -------  ---------------------  ---------------
Price / Book                   2.74x   $30,184                 33.33%  $       10,061
Price / LTM Core Earnings     29.02x    16,855                 33.33%           5,618
Core Deposit Premium           18.74%   26,993                 33.33%           8,998

                                                Strategic Valuation    $       24,677
                                                                       ---------------
                                                Valuation Adjustment           (7,403)
                                                Financial Valuation    $       17,274
                                                                       ---------------
                                                Per Share Value        $        17.82
                                                                       ---------------

--------------------------------------------------------------------------------------
Decatur  First  Bank  Group,  Inc.  Valuation - Income Approach ($ In Thousands)
--------------------------------------------------------------------------------------
Discount Rate   Terminal Multiple   Value        Weighing       Weighted Value
--------------  -----------------  -------  ------------------  ---------------
           14%            16.00 x  $15,169               50.0%  $         7,584
           14%             1.50 x  $14,536               50.0%  $         7,268

                                            Implied Valuation   $        14,853
                                                                ---------------

                                            Per Share Value     $         15.54
                                                                ---------------

--------------------------------------------------------------------------------------
Estimated Per Share Value of Decatur First Bank Group, Inc. ($ Thousands, Except
--------------------------------------------------------------------------------------
Per Share Values
----------------

                                                                   Weighted Value
       Approach         Weighting   Valuation   Valuation /Share      Per Share
----------------------  ----------  ----------  -----------------  ---------------

Public Comparables          33.33%  $   18,303  $           18.79  $          6.26
Precedent Transactions      33.33%  $   17,274  $           17.82  $          5.94
Discounted Cash Flow        33.33%  $   14,853  $           15.54  $          5.18

                                                Value / Share      $         17.38
                                                                   ---------------

Per share values calculated using the Treasury Share Method (Market Value + (Options * Options Strike Price)) / (Fully Diluted Shares Outstanding).

BCG has arrived at a value of $17.38 per share based upon its expertise and the analyses presented herein. BCG's Valuation is not a recommendation with respect to the purchase or sale of any shares of the Company. BCG's Valuation is solely of the fair market value of the Company's shares at the valuation date, which is as of December 15, 2004 and may be materially different at any date other than the valuation date. The Valuation is provided to assist the Board of Directors to determine a cash price to be paid for fractional shares resulting from a corporate reorganization.

APPENDIX  A

ITEMS REVIEWED BY BCG

For the purposes of the analysis, BCG reviewed the following items:

1. 2002, 2003 year-end audited financial statements as prepared Porter Keadle Moore, LLP.

2.   The  composition  of  the  Company's  loan  portfolio.

3. Explanation of any significant non-recurring charges over the last three years.

4. Five-year financial projections for the Company that Company management reviewed.

5. The capital structure of the Company and the level of concentration of ownership in the Company's voting stock.

6.   Transactions  in  the  stock  of  the  Company over the last twelve months.

7. Economic and demographic information for the primary markets in which the Company operates.

APPENDIX B

STATEMENT OF LIMITING CONDITIONS

BCG's Valuation is subject to certain conditions, limitations and assumptions as stated in its agreement with Decatur First Bank Group, Inc., including but not limited to, the following:

BCG's Valuation is limited to an analysis of (a) publicly available information with respect to the Company, the Company's outstanding securities, and such other matters as BCG deems appropriate, and (b) such other information as the Company supplies to BCG. The Valuation may be in such form as BCG shall determine, including by stating therein that BCG has relied upon the information furnished to it and BCG has assumed the accuracy and completeness of such information and has not attempted independently to verify any of such information.

                               2004 ANNUAL REPORT


                                [GRAPHIC OMITED]


                                  DECATUR FIRST
                                BANK GROUP, INC.

                         DECATUR FIRST BANK GROUP, INC.

                                Table of Contents


                                                             Page
                                                             ----
To Our Shareholders . . . . . . . . . . . . . . . . . . . .     2
Selected Financial Data . . . . . . . . . . . . . . . . . .     3
Management's Discussion and Analysis of Financial Condition
    and Results of Operations . . . . . . . . . . . . . . .     4
Report of Independent Registered Public Accounting Firm . .    15
Consolidated Financial Statements . . . . . . . . . . . . .    16
Notes to Consolidated Financial Statements. . . . . . . . .    21
Corporate and Shareholder Information . . . . . . . . . . .    37


Decatur First Bank Group, Inc., a Georgia Corporation (the "Company"), is a holding company engaged in commercial banking primarily in DeKalb County, Georgia. The Company currently has one subsidiary, Decatur First Bank, which is active in retail and commercial banking.

There is no established public trading market for the Company's Common Stock. As of March 23, 2005, the Company had 787 shareholders of record.

It is the policy of the Board of Directors to reinvest earnings for such period of time as is necessary to ensure the success of the operations of the Company. The Company has no current plans to initiate payment of cash dividends, and future dividend policy will depend on the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company. The Company declared no dividends in 2004 and is not expected to do so for the foreseeable future. Information on restrictions on the amount of dividends payable by the Company and the bank appears in Note 13 to the Company's Audited Financial Statements.

This report serves as our annual disclosure statement as required by the Federal Deposit Insurance Corporation. This statement has not been reviewed, or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation. A copy of the Company's 2004 Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission, is available at no charge to our shareholders upon written request to the Company at 1120 Commerce Drive, Decatur, Georgia 30030, Attention: Judy B. Turner.

To our shareholders:

In December 2004, our board of directors approved a Plan of Reorganization, which is designed to take Decatur First Bank Group, Inc. private by reducing its number of shareholders to below 300. Once we are a private company, we will realize a savings of approximately $200,000 a year as a result of the termination of our reporting obligations with the Securities and Exchange Commission. Under the plan, shareholders who own 500 or fewer shares of our stock will receive $17.50 in cash in exchange for each of their shares of our stock. Those shares that are purchased by the Company will be retired and all other shares will remain outstanding.

As our management team and board examined the advantages and disadvantages of our status as a public company, it became apparent that in view of the limited trading market for our stock, the compliance costs involved in remaining public outweighed the potential benefits to our shareholders. We also believe the plan will enable us to pay a fair price and provide liquidity, without brokerage charges, to those shareholders receiving cash for their shares.

After the reorganization, we will continue to provide audited financial statements to our shareholders through the mail and by posting them on our web site at www.decaturfirstbank.com. We will also provide an unaudited mid-year
        ------------------------
financial statement to our shareholders. We like to keep you informed of our results and will continue to do so.

During 2004, we continued to expand by opening a full-service office in the Wal-Mart Superstore located at Fairington and Panola Roads in Lithonia, Georgia in July and in a temporary facility in Greensboro, Georgia in December. We decided to enter the Greensboro market, under the name of Lake Oconee Community Bank, a division of Decatur First Bank, because of the success we've had with the Loan Production Office that we opened there in the summer of 2003. A permanent building will be under construction this spring and will be on Highway 44, in the Park Place Office Park. We have also received approval from the banking regulators to open an office in the Wal-Mart in Madison, Georgia. This office is scheduled to open this summer.

As always, you may follow our progress by viewing our web site for the latest information. We appreciate your support and welcome your suggestions for how we might improve your bank.

                                        Sincerely,

                                        /s/ Judy B. Turner

                                        Judy B. Turner
                                        President & CEO

                          DECATUR FIRST BANK GROUP, INC.

                             SELECTED FINANCIAL DATA
                       (in thousands except per share data)


                                     2004       2003     2002     2001     2000
                                   ---------  --------  -------  -------  -------
FOR THE YEAR
  Net interest income              $  4,200     3,611    3,362    2,977    2,810
  Provision for loan losses             335       185      400      510      250
  Noninterest income                    832       831      706      698      344
  Noninterest expense                 3,836     3,256    2,789    2,589    2,436
  Income taxes                          249       226      246      220      178
  Net earnings                     $    612       775      633      356      290

PER COMMON SHARE
  Basic earnings                   $    .66       .84      .68      .38      .31
  Diluted earnings                      .63       .82      .66      .38      .30
  Cash dividends declared                 -         -        -        -        -
  Book value                       $  12.07     11.56    11.01     9.94     9.53

AT YEAR END
  Loans, net                       $101,437    71,012   62,395   41,878   34,793
  Earning assets                    124,294    96,526   88,287   78,408   67,045
  Assets                            133,055   102,785   95,284   84,021   73,020
  Deposits                          111,298    83,748   74,445   64,660   58,642
  Stockholders' equity             $ 11,166    10,690   10,177    9,264    8,889
  Common shares outstanding             925       924      924      932      933

AVERAGE BALANCES
  Loans                            $ 86,746    68,704   49,293   39,215   31,440
  Earning assets                    110,619    94,094   81,304   77,794   54,420
  Assets                            117,429   100,518   86,446   83,233   59,144
  Deposits                           77,812    81,600   66,455   65,468   45,926
  Stockholders' equity             $ 10,900    10,598    9,626    9,250    8,573
  Weighted average shares
    outstanding                         925       924      932      932      939

KEY PERFORMANCE RATIOS
  Return on average assets              .52%      .77%     .73%     .43%     .49%
  Return on average stockholders'
    equity                             5.61%     7.31%    6.58%    3.86%    3.39%
  Net interest margin                  3.80%     3.84%    4.14%    3.83%    5.16%

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                     GENERAL

Decatur First Bank Group, Inc. is a bank holding company headquartered in Decatur, Georgia organized to own all of the common stock of its bank subsidiary, Decatur First Bank. The principal activity of the bank is to provide banking services to domestic markets, principally in DeKalb County, Georgia. The bank is primarily regulated by the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these regulatory agencies. Our bank holding company is regulated by the Federal Reserve Bank and also is subject to periodic examinations.

The following discussion describes our results of operations for 2004 as compared to 2003 and also analyzes our financial condition as of December 31, 2004 as compared to December 31, 2003. Like most community banks, we derive most of our income from interest we receive on our loans and investments. Our primary source of funds for making these loans and investments is our deposits, on which we pay interest. Consequently, one of the key measures of our success is our amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

We have included a number of tables to assist in our description of these measures. For example, the "Average Balances" table shows the average balance during 2004 and 2003 of each category of our assets and liabilities, as well as the yield we earned or the rate we paid with respect to each category. A review of this table shows that our loans typically provide higher interest yields than do other types of interest earning assets, which is why we intend to channel a substantial percentage of our earning assets into our loan portfolio. Similarly, the "Rate/Volume Analysis" table helps demonstrate the impact of changing interest rates and changing volume of assets and liabilities during the years shown. We also track the sensitivity of our various categories of assets and liabilities to changes in interest rates, and we have included a "Sensitivity Analysis Table" to help explain this. Finally, we have included a number of tables that provide detail about our investment securities, our loans, and our deposits.

Of course, there are risks inherent in all loans, so we maintain an allowance for loan losses to absorb possible losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the following section, we have included a detailed discussion of this process, as well as several tables describing our allowance for loan losses.

In addition to earning interest on our loans and investments, we earn income through fees and other expenses we charge to our customers. We describe the various components of this noninterest income, as well as our noninterest expense, in the following discussion.

The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. We encourage you to read this discussion and analysis in conjunction with the financial statements and the related notes and the other statistical information also included in this report.

                          CRITICAL ACCOUNTING POLICIES

We have adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of our financial statements. Our significant accounting policies are described in note 1 in the footnotes to the consolidated financial statements at December 31, 2004 included elsewhere in this annual report.

We believe that the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of our consolidated financial statements. Please refer to the portion of management's discussion and analysis of financial condition and results of operations that addresses the allowance for loan losses for a description of our processes and methodology for determining the allowance for loan losses.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

                           FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by and information currently available to management. The words "may," "will," "anticipate," "should," "would," "believe," "contemplate," "expect," "estimate," "continue," and "intend," as well as other similar words and expressions of the future, are intended to identify forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements, and our operating performance each quarter is subject to various risks and uncertainties that are discussed in detail in our filings with the Securities and Exchange Commission, including, without limitation:

     -    the  effects  of  future  economic  conditions;
     - governmental monetary and fiscal policies, as well as legislative and regulatory changes;
     - changes in interest rates and their effect on the level and composition of deposits, loan demand, and the values of loan collateral, securities and other interest-sensitive assets and liabilities;
     -    our  ability  to  control costs, expenses, and loan delinquency rates;
          and
     - the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally, and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet.

                              RESULTS OF OPERATIONS

Net income for 2004 was $612,000 compared to $775,000 in 2003. The decrease in net income in 2004 compared to 2003 was primarily due to the increase in noninterest expenses as a result of the bank's planned expansion into Greene County, Georgia. Our operational results depend to a large degree on net interest income, which is the difference between the interest income received on investments (such as loans, investment securities, federal funds sold, etc.) and the interest expense, which is paid on deposit liabilities. Net interest income was $4,200,000 for the year ended December 31, 2004 compared to $3,611,000 in 2003.

The provision for loan losses in 2004 was $335,000 compared to $185,000 in 2003. The provision for loan losses reflects management's estimate of potential losses inherent in the loan portfolio and the creation of an allowance for loan losses adequate to absorb such losses.

Other operating income for the year ended December 31, 2004 totaled $832,000 compared to $831,000 in 2003. Other operating income includes services charges on deposit accounts, income from our mortgage origination affiliate and investment security gains. Other operating expenses in 2004 were $3,836,000 compared to $3,256,000 in 2003. The largest component of other operating expenses is salaries and benefits, which totaled $2,115,000 for the year ended December 31, 2004 compared to $1,732,000 in 2003. This increase is due to increased personnel costs necessary to operate our two new facilities: one at the intersection of Panola and Fairington Roads in metropolitan Atlanta in July 2004 and the other in Greene County, Georgia. In 2003, we opened a loan production office in Greene County, Georgia. In late 2004, this office was converted into a full service branch. We have plans to establish a larger branch facility in this market in 2005.

NET  INTEREST  INCOME

For the years ended December 31, 2004 and 2003, net interest income totaled $4,200,000 and $3,611,000, respectively. Interest income from loans, including fees was $5,414,000 representing a yield of 6.24% in 2004 compared to a yield of 6.41% in 2003. Decreases in the prime lending rate in 2003 influenced the decrease in yield on loans. Interest expense totaled $1,905,000 for the year ended December 31, 2004 compared to $1,593,000 in 2003. The net interest margin realized on earning assets and the interest rate spread were 3.80% and 3.31%, respectively, for the year ended December 31, 2004 compared to an interest rate margin of 3.84% and interest rate spread of 3.29% in 2003.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

AVERAGE BALANCES AND INTEREST RATES

The table below shows the average balance outstanding for each category of interest earning assets and interest-bearing liabilities for 2004 and 2003 and the average rate of interest earned or paid thereon. Average balances have been derived from the daily balances throughout the period indicated.

                                           For the Year Ended December 31,        For the Year Ended December 31,
                                        -------------------------------------  -------------------------------------
                                                          2004                                   2003
                                        -------------------------------------  -------------------------------------
                                                  (Amounts presented in                 (Amounts presented in
                                                       thousands)                             thousands)

                                           Average                   Yield/       Average                   Yield/
                                           Balance      Interest      Rate        Balance      Interest      Rate
                                        --------------  ---------  ----------  --------------  ---------  ----------
Assets:
  Interest earning assets:
    Loans (including loan fees)         $      86,746       5,414       6.24%  $      68,704       4,402       6.41%
    Investment securities                      17,151         589       3.43%         19,924         719       3.61%
    Interest-bearing deposits                   2,597          53       2.04%          2,597          45       1.73%
    Federal funds sold                          4,125          49       1.19%          2,869          38       1.32%
                                        --------------  ---------              --------------  ---------
  Total interest earning assets               110,619       6,105       5.52%         94,094       5,204       5.53%
  Other non-interest earnings assets            6,810                                  6,424
                                        --------------                         --------------

        Total assets                    $     117,429                          $     100,518
                                        ==============                         ==============

Liabilities and stockholders' equity:
  Interest-bearing liabilities:
    Deposits:
      Interest-bearing demand and
        savings                         $      27,009         101       0.37%  $      26,733         125       0.47%
      Time                                     50,803       1,437       2.83%         36,283       1,068       2.94%
    Other borrowings                            8,302         367       4.42%          7,978         400       5.01%
                                        --------------  ---------              --------------  ---------
  Total interest-bearing liabilities           86,114       1,905       2.21%         70,994       1,593       2.24%
                                                        ---------                              ---------
  Other non-interest bearing
    liabilities                                20,415                                 18,926
  Stockholders' equity                         10,900                                 10,598
                                        --------------                         --------------

        Total liabilities and
          stockholders' equity          $     117,429                          $     100,518
                                        ==============                         ==============

Excess of interest-earning assets
  over interest bearing liabilities     $      24,505                          $      23,100
                                        ==============                         ==============

Ratio of interest-earning assets
   to interest-bearing liabilities                128%                                   133%

Net interest income                                         4,200                                  3,611
                                                        =========                              =========

Net interest spread                                                     3.31%                                  3.29%
                                                                   ==========                             ==========

Net interest margin                                                     3.80%                                  3.84%
                                                                   ==========                             ==========

Non-accrual loans are included in average loan balances during the periods presented as the balances were not significant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

VOLUME/RATE  ANALYSIS

Net interest income can also be analyzed in terms of the impact of changing rates and changing volume. The following table describes the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected our interest income and interest expense during the periods indicated.

                                                      2004 COMPARED TO 2003
                                              INCREASE (DECREASE) DUETO CHANGES IN
                                                                              NET
                                             VOLUME          RATE           CHANGE
                                          -------------  -------------  --------------
Interest income on:
    Loans (including loan fees)           $      1,129           (117)          1,012
    Investment securities                          (96)           (34)           (130)
    Interest-bearing deposits                        -              8               8
    Federal funds sold                              15             (4)             11
                                          -------------  -------------  --------------
                                                 1,048           (147)            901
                                          -------------  -------------  --------------

Interest expense on:
    Interest-bearing demand and savings              1            (25)            (24)
    Time                                           412            (43)            369
    Other borrowings                                16            (49)            (33)
                                          -------------  -------------  --------------
                                                   429           (117)            312
                                          -------------  -------------  --------------

                                          $        619            (30)            589
                                          =============  =============  ==============

INTEREST RATE SENSITIVITY AND ASSET LIABILITY MANAGEMENT

Interest rate sensitivity measures the timing and magnitude of the repricing of assets compared with the repricing of liabilities and is an important part of asset/liability management of a financial institution. The objective of interest rate sensitivity management is to generate stable growth in net interest income, and to control the risks associated with interest rate movements. Management constantly reviews interest rate risk exposure and the expected interest rate environment so that adjustments in interest rate sensitivity can be timely made. Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

Net interest income is the primary component of net income for financial institutions. Net interest income is affected by the timing and magnitude of repricing of as well as the mix of interest sensitive and noninterest sensitive assets and liabilities. "Gap" is a static measurement of the difference between the contractual maturities or repricing dates of interest sensitive assets and interest sensitive liabilities within the following twelve months. Gap is an attempt to predict the behavior of the bank's net interest income in general terms during periods of movement in interest rates. In general, if the bank is asset sensitive, more of its interest sensitive assets are expected to reprice within twelve months than its interest sensitive liabilities over the same period. In a rising interest rate environment, assets repricing more quickly is expected to enhance net interest income. Alternatively, decreasing interest rates would be expected to have the opposite effect on net interest income since assets would theoretically be repricing at lower interest rates more quickly than interest sensitive liabilities. Although it can be used as a general predictor, Gap as a predictor of movements in net interest income has limitations due to the static nature of its definition and due to its inherent assumption that all assets will reprice immediately and fully at the contractually designated time. At December 31, 2004, the bank, as measured by Gap, is in an liability sensitive position. Management has several tools available to it to evaluate and affect interest rate risk, including deposit pricing policies and changes in the mix of various types of assets and liabilities.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

We also measure the actual effects that repricing opportunities have on earnings through simulation modeling, referred to as earnings at risk. For short-term interest rate risk, the bank's model simulates the impact of balance sheet strategies on net interest income, pre-tax income, and net income. The model includes interest rate ramps to test the impact of rising and falling interest rates on projected earnings. Rates are ramped over a one-year period and include a level rate scenario as the benchmark with rising and falling 200 basis point scenarios for comparison. The bank determines the assumptions that are used in the model. The December 31, 2004 model reflects an increase of 6.54% in net interest income in a 200 basis point increase in interest rates and a .64% increase in net interest income in a 200 basis point decrease in interest rates.

The following table summarizes the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2004, that are expected to mature, prepay, or reprice in each of the future time periods shown. Except as stated below, the amount of assets or liabilities that mature or reprice during a particular period was determined in accordance with the contractual terms of the asset or liability. Adjustable rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed rate loans and mortgage-backed securities are included in the periods in which they are anticipated to be repaid based on scheduled maturities. The bank's savings accounts and interest-bearing demand accounts (NOW and money market deposit accounts), which are generally subject to immediate withdrawal, are included in the "Three Months or Less" category, although historical experience has proven these deposits to be more stable over the course of a year.

                                                               At December 31, 2004
                                                             Maturing or Repricing in
                                            ------------------------------------------------------
                                                              (dollars in thousands)

                                             Three
                                             Months     Four Months    1 to 5    Over 5
                                             or Less   to 12 Months    Years      Years     Total
                                            ---------  -------------  --------  ---------  -------
Interest-earning assets:
    Federal funds sold                      $  2,359              -         -          -     2,359
    Investment securities                                       499    10,789      4,710    15,998
    Interest-bearing deposits                  2,688              -         -          -     2,688
    Loans                                     55,816          9,262    36,744        818   102,640
                                            ---------  -------------  --------  ---------  -------

Total interest-earning assets                 60,863          9,761    47,533      5,528   123,685
                                            ---------  -------------  --------  ---------  -------

Interest-bearing liabilities:
  Deposits:
    Savings and demand                        26,714              -         -          -    26,714
    Time deposits                              8,068         34,771    20,405          -    63,244
    Federal funds purchased                    2,000              -         -          -     2,000
    Federal Home Loan Bank advances            2,500              -       480      5,000     7,980
                                            ---------  -------------  --------  ---------  -------

Total interest-bearing liabilities            39,282         34,771    20,885      5,000    99,938
                                            ---------  -------------  --------  ---------  -------

Interest sensitive difference per period      21,581        (25,010)   26,648        528    23,747
                                                                                           =======
Cumulative interest sensitivity difference  $ 21,581         (3,429)   23,219     23,747
                                            =========  =============  ========  =========
Cumulative difference to total assets             16%           (3)%       17%        18%
                                            =========  =============  ========  =========

At December 31, 2004, the difference between the bank's liabilities and assets repricing or maturing within one year was $3,429,000.

Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may reflect changes in market interest rates differently. Additionally, certain assets, such as adjustable-rate mortgages, have features that restrict changes in interest rates, both on a short-term basis and over the life of the asset. Other factors which may affect the assumptions made in the table include changes in interest rates, pre-payment rates, early withdrawal levels, and the ability of borrowers to service their debt.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

PROVISION AND ALLOWANCE FOR LOAN LOSSES

The provision for loan losses is the charge to operating earnings that management believes is necessary to maintain the allowance for loan losses at an adequate level. The provision charged to expense was $335,000 for the year ended December 31, 2004 as compared to $185,000 for the year ended December 31, 2003. The increase in the provision was due to growth in loans during 2004 compared with 2003. The loan portfolio increased by approximately $31 million during the year ended December 31, 2004 as compared to an increase of approximately $9 million in 2003. The allowance for loan losses was 1.17% of gross loans at December 31, 2004 and was 1.25% of gross loans at December 31, 2003. There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral. We anticipate maintaining an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Our judgment about the adequacy of the allowance is based upon a number of assumptions about future events, which we believe to be reasonable, but which may not prove to be accurate. Thus, there is a risk that charge-offs in future periods could exceed the allowance for loan losses or that substantial additional increases in the allowance for loan losses could be required. Additions to the allowance for loan losses would result in a decrease of our net income and, possibly, our capital.

The following table summarizes information concerning the allowance for loan losses:

                                                               December 31,
                                               -------------------------------------------
                                                   2004            2003           2002
                                               -------------  --------------  ------------
                                                   (Amounts are presented in thousands)
Balance at beginning of year                   $        899             812           595
Charge-offs:
  Commercial                                             12              11            26
  Real estate - construction                              -               -           157
  Real estate - mortgage                                  -              89             -
  Consumer                                               51              16             -
                                               -------------  --------------  ------------

    Total charge-offs                                    63             116           183

Recoveries:
  Commercial                                             10              14             -
  Real estate - construction                              -               -             -
  Real estate - mortgage                                  -               -             -
  Consumer                                               22               4             -
                                               -------------  --------------  ------------

    Total recoveries                                     32              18             -
                                               -------------  --------------  ------------

Net charge-offs                                          31              98           183

Additions charged to operations                         335             185           400
                                               -------------  --------------  ------------

Balance at end of year                         $      1,203             899           812
                                               =============  ==============  ============
Ratio of net charge-offs during the period to
  average loans outstanding during the period           .04%            .14%          .37%
                                               =============  ==============  ============

The following table summarizes past due and non-accrual loans, other real estate and repossessions, and income that would have been reported on non-accrual loans as of December 31, 2004 and 2003 (amounts are presented in thousands):

                                           December 31,
                                         ---------------
                                          2004     2003
                                         -------  ------
Other real estate and repossessions      $   611       -
Accruing loans 90 days or more past due        -       -
Non-accrual loans                            522      35
Interest on non-accrual loans which
  would have been reported                     3       1

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

NONINTEREST INCOME AND EXPENSE

Noninterest income for the year ended December 31, 2004 totaled $832,000 as compared to $831,000 for the year ended December 31, 2003. The largest component of noninterest income is service charges on deposit accounts, which totaled $613,000 in 2004 and $400,000 in 2003. This increase was due to an increase in our customer base and the associated increase in deposits. We recognized $26,000 in gains on the sale of securities during 2004 compared to gains of $291,000 in 2003. Mortgage origination income decreased by $106,000 during 2004 due to a decrease in mortgage originations by our mortgage affiliate. Mortgage origination income in 2003 was higher due to a declining interest rate environment.

Total noninterest expense for the year ended December 31, 2004 was $3,836,000 as compared to $3,256,000 for the same period in 2003. Salaries and benefits, the largest component of noninterest expense, totaled $2,115,000 for the year ended December 31, 2004, compared to $1,732,000 for the same period a year ago. Salary and benefits expense primarily increased due to the addition of employees in our Panola and Fairington Roads office in July 2004, our office in Greene County, Georgia, and normal salary increases. Other operating expenses were $1,385,000 for the year ended December 31, 2004 as compared to $1,233,000 for the year ended December 31, 2003. This increase in noninterest expense was due to the continued growth of the bank. The bank anticipates an increase in occupancy and equipment expense during 2005 due to the planned expansion of the branch in Greene County, Georgia.

INCOME  TAXES

For the year ended December 31, 2004, we recognized income tax expense of $249,000 compared to income tax expense of $226,000 in 2003. Our effective income tax rate was approximately 29% in 2004 and 23% in 2003. Our effective tax rate increased in 2004 due to less income from non-taxable investments.

                               FINANCIAL CONDITION

Total assets increased $30,270,000, or 29% from December 31, 2003 to December 31, 2004. The primary source of growth in assets was net loans, which increased $30,425,000 or 43%, during the year ended December 31, 2004. Investment securities available-for-sale decreased from $17,019,000 at December 31, 2003 to $15,998,000 at December 31, 2004. This decrease in investment securities available-for-sale was the result of the loan growth. Total deposits increased $27,550,000, or 33% during 2004.

INTEREST-EARNING  ASSETS

LOANS

Gross loans totaled $102,640,000 at December 31, 2004, an increase of $30,730,000 or 43% since December 31, 2003. The largest increase in loans was in real estate-mortgage loans, which increased $23,837,000 or 51% to $70,241,000 at December 31, 2004. The majority of these loans are owner occupied commercial buildings. Real estate-construction loans increased $6,443,000 during 2004. Balances within the major loans receivable categories as of December 31, 2004 and December 31, 2003 are as follows:

                                2004               2003
                            ------------        ----------
Commercial and financial    $ 10,459,001   10%  10,957,599    15%
Real estate - mortgage        70,240,763   69%  46,404,071    64%
Real estate - construction    18,348,562   18%  11,905,865    17%
Consumer                       3,591,884    3%   2,643,140     4%
                            ------------  ----  ----------  -----

                            $102,640,210  100%  71,910,675   100%
                            ============  ====  ==========  =====

As of December 31, 2004, maturities of loans in the indicated classifications were as follows:

                            Real Estate
               Commercial   Construction    Total
               -----------  ------------  ----------
Maturity
--------
Within 1 year  $ 6,982,966    16,821,210  23,804,176
1 to 5 years     3,132,178     1,527,352   4,659,530
Over 5 years       343,857             -     343,857
               -----------  ------------  ----------

  Totals       $10,459,001    18,348,562  28,807,563
               ===========  ============  ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

As of December 31, 2004, the interest terms of loans in the indicated classification for the indicated maturity ranges are as follows:

                            Fixed Interest   Variable Interest
                                 Rates             Rates          Total
                            ---------------  -----------------  ---------
Commercial
  1 to 5 years              $     3,059,585             72,593  3,132,178
  Over 5 years                       15,184            328,673    343,857

Real estate - construction
  1 to 5 years                      554,318            973,034  1,527,352
                            ---------------  -----------------  ---------

                            $     3,629,087          1,374,300  5,003,387
                            ===============  =================  =========

INVESTMENT SECURITIES

Investment securities available-for-sale decreased to $15,998,000 at December 31, 2004 from $17,019,000 at December 31, 2003. This decrease was the result of sales of investments during 2004 to fund loan growth. All of the bank's marketable investment securities were designated as available-for-sale at December 31, 2004.

The following table presents the investments by category at December 31, 2004 and 2003 (Amounts are presented in thousands):

                                                2004                       2003
                                   ---------------------------  --------------------------
                                                    Estimated                   Estimated
                                   Amortized Cost   Fair Value  Amortized Cost  Fair Value
                                   ---------------  ----------  --------------  ----------
United States government agencies  $         9,477       9,428           5,870       5,948
Mortgage-backed                              4,647       4,538           6,540       6,436
State, county and municipals                 2,009       2,032           4,510       4,635
                                   ---------------  ----------  --------------  ----------

                                   $        16,133      15,998          16,920      17,019
                                   ===============  ==========  ==============  ==========

The following table presents the maturities of investment securities at carrying value and the weighted average yields for each range of maturities presented (Amounts are presented in thousands):

                                     US       Weighted      State     Weighted    Mortgage    Weighted
                                 Government    Average     County      Average     Backed      Average
                                                             and
                                  Agencies     Yields    Municipals    Yields    Securities    Yields
                                 -----------  ---------  -----------  ---------  -----------  ---------
Maturities at December 31, 2004
-------------------------------

Within 1 year                    $       258      5.50%  $       241      4.25%  $         -         -
After 1 through 5 years                6,056      3.43%        1,004      3.44%        3,729      3.15%
After 5 through 10 years               3,114      4.12%          391      3.35%          581      3.18%
After 10 years                             -                     396      4.47%          228      2.21%
                                 -----------             -----------             -----------

Totals                           $     9,428             $     2,032             $     4,538
                                 ===========             ===========             ===========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

DEPOSITS

At  December  31,  2004  total  deposits  increased  by $27,550,000, or 33% from
December 31, 2003.   Noninterest-bearing demand deposits increased $1,252,000 or
6%  and  interest-bearing  deposits  increased  $26,298,000  or  41%.

Balances within the major deposit categories as of December 31, 2004 and December 31, 2003 as follows:

                                         2004         2003
                                     ------------  ----------
Noninterest-bearing demand deposits  $ 21,340,814  20,088,794
Interest-bearing demand deposits       24,456,727  25,941,961
Savings deposits                        2,257,194   2,962,890
Time                                   41,161,678  20,215,641
Time over $100,000                     22,082,038  14,538,706
                                     ------------  ----------

                                     $111,298,451  83,747,992
                                     ============  ==========

The average balance of deposits and the average rates paid on such deposits are summarized for the periods indicated in the following table.

                                                      December 31,
                                     --------------------------------------------
                                               2004                   2003
                                     ----------------------  --------------------
                                         (Amounts are presented in thousands)

                                      Amount       Rate        Amount      Rate
                                     --------  ------------  ----------  --------
Noninterest-bearing demand           $ 20,037            -       18,584        -
Interest-bearing demand and savings    27,009         0.37%      26,733     0.47%
Time deposits                          50,803         2.83%      36,283     2.94%
                                     --------                ----------

  Totals                             $ 97,849                    81,600
                                     ========                ==========

Maturities of time certificates of deposit of $100,000 or more outstanding at December 31, 2004, are summarized as follows:

Within 3 months            $ 3,327,837
After 3 through 6 months     4,171,552
After 6 through 12 months    4,047,817
After 12 months             10,534,832
                           -----------

          Total            $22,082,038
                           ===========

CAPITAL  RESOURCES

Total shareholders' equity increased from $10,690,000 at December 31, 2003 to $11,166,000 at December 31, 2004. This increase was attributable to net earnings for the period partially offset by a decrease of $145,000 in the fair value of securities available-for-sale, net of tax.

Bank holding companies, such as us, and their banking subsidiaries are required by banking regulators to meet certain minimum levels of capital adequacy, which are expressed in the form of certain ratios. Capital is separated into Tier 1 capital (essentially common shareholders' equity less intangible assets) and Tier 2 capital (essentially the allowance for loan losses limited to 1.25% of risk-weighted assets). The first two ratios, which are based on the degree of credit risk in our assets, provide the weighting of assets based on assigned risk factors and include off-balance sheet items such as loan commitments and stand-by letters of credit.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

The ratio of Tier 1 capital to risk-weighted assets must be at least 4.0% and the ratio of total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets must be at least 8.0%. The capital leverage ratio supplements the risk-based capital guidelines.

Banks and bank holding companies are required to maintain a minimum ratio of Tier 1 capital to adjusted quarterly average total assets of 3.0%.

The following table summarizes the bank's risk-based capital ratios at December 31, 2004:

Tier 1 capital (to risk-weighted assets)  10.27%
Total capital (to risk-weighted assets)   11.39%
Tier 1 capital (to total average assets)   8.63%

LIQUIDITY

The bank must maintain, on a daily basis, sufficient funds to cover the withdrawals from depositors' accounts and to supply new borrowers with funds. To meet these obligations, the bank keeps cash on hand, maintains account balances with its correspondent banks, and purchases and sells federal funds and other short-term investments. Asset and liability maturities are monitored in an attempt to match the maturities to meet liquidity needs. It is the policy of the bank to monitor its liquidity to meet regulatory requirements and their local funding requirements.

Cash and cash equivalents as of December 31, 2004 decreased $2,079,000 from December 31, 2003. Cash provided by operating activities totaled $1,200,000 in 2004, while inflows from financing activities totaled $29,550,000, which were attributable to net deposit increases of $27,550,000 and an increase in other borrowings of $2,000,000.

During 2004, investing activities used $32,830,000. Investing activities included net loans made to customers of approximately $31,371,000, purchases of investment securities available-for-sale of $6,434,000 and purchases of premises and equipment of $1,247,000, partially offset by maturities and sales of investment securities available-for-sale of approximately $7,155,000.

OFF  BALANCE  SHEET  ARRANGEMENTS

We are a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are written conditional commitments issued by the bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. Most letters of credit extend for less than one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. Our exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the instrument.

Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We use the same credit policies in making commitments to extend credit as we do for on-balance-sheet instruments. Collateral held for commitments to extend credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

The following table summarizes our off-balance-sheet financial instruments whose contract amounts represent credit risk as of December 31, 2004:

     Commitments to extend credit     $     19,377,000
     Standby letters of credit        $      1,416,000

Management is not aware of any significant concentrations of loans to classes of borrowers or industries that would be affected similarly by economic conditions. Although the bank's loan portfolio is diversified, a substantial portion of its borrowers' ability to honor the terms of their loans is dependent on the economic conditions in DeKalb County and Greene County and surrounding areas.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS, CONTINUED

The bank maintains relationships with correspondent banks that can provide funds to it on short notice, if needed. Presently, the bank has arrangements with commercial banks for short term unsecured advances up to $7,200,000.

INFLATION

Inflation impacts the growth in total assets in the banking industry and causes a need to increase equity capital at higher than normal rates to meet capital adequacy requirements. We cope with the effects of inflation through the management of interest rate sensitivity gap position, by periodically reviewing and adjusting our pricing of services to consider current costs and through managing our level of net income relative to our dividend payout policy.

SELECTED RATIOS

The following table sets out certain ratios of the Company for the years indicated.

                                  2004    2003
                                  -----  ------
Net income to:
  Average stockholders' equity    5.61%   7.31%
  Average assets                   .52%    .77%
Dividends to net income              -       -
Average equity to average assets  9.28%  10.54%

RECENT ACCOUNTING PRONOUNCEMENTS

Accounting  standards  that  have  been  issued  or  proposed  by  the Financial
Accounting Standards Board and other standard setting entities that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

                                 [LOGO OMITTED]
                            Porter Keadle Moore, LLP
                            ------------------------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
Decatur First Bank Group, Inc.
Decatur, Georgia

We have audited the accompanying consolidated balance sheets of Decatur First Bank Group, Inc. and subsidiary as of December 31, 2004 and 2003, and the related statements of earnings, comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Decatur First Bank Group, Inc. and subsidiary as of December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.


                                         /s/  Porter Keadle Moore, LLP

Atlanta, Georgia
February 11, 2005




                          Certified Public Accountants
--------------------------------------------------------------------------------
Suite 1800  235 Peachtree Street NE   Atlanta, Georgia 30303  Phone 404-588-4200
                          Fax 404-588-4222  www.pkm.com

                                  DECATUR FIRST BANK GROUP, INC.
                                          AND SUBSIDIARY
                                    CONSOLIDATED BALANCE SHEETS

                                    DECEMBER 31, 2004 AND 2003


                                                                           2004           2003
                                                                       -------------  ------------
                                              Assets
                                              ------

Cash and due from banks, including reserve requirements of
  $586,000 and $564,000, respectively                                  $  3,544,032     2,713,089
Federal funds sold                                                        2,358,000     5,268,000
                                                                       -------------  ------------

        Cash and cash equivalents                                         5,902,032     7,981,089

Interest-bearing deposits                                                 2,688,052     1,755,094
Investment securities available-for-sale                                 15,998,244    17,018,541
Other investments                                                           609,893       573,512
Loans, net                                                              101,436,931    71,011,524
Premises and equipment, net                                               3,403,404     2,368,264
Accrued interest receivable and other assets                              3,016,818     2,077,385
                                                                       -------------  ------------

                                                                       $133,055,374   102,785,409
                                                                       =============  ============

                              Liabilities and Shareholders' Equity
                              ------------------------------------

Deposits:
  Demand                                                               $ 21,340,814    20,088,794
  Money market and NOW accounts                                          24,456,727    25,941,961
  Savings                                                                 2,257,194     2,962,890
  Time                                                                   41,161,678    20,215,641
  Time over $100,000                                                     22,082,038    14,538,706
                                                                       -------------  ------------

        Total deposits                                                  111,298,451    83,747,992

Federal funds purchased                                                   2,000,000             -
Federal Home Loan Bank advances                                           7,980,000     7,980,000
Accrued interest payable and other liabilities                              610,563       367,123
                                                                       -------------  ------------

        Total liabilities                                               121,889,014    92,095,115
                                                                       -------------  ------------

Commitments

Shareholders' equity:
  Preferred stock, no par value; 2,000,000 shares
    authorized; no shares issued and outstanding                                  -             -
  Common stock, par value $5; 10,000,000 shares authorized;
    945,616 and 945,057 shares issued in 2004 and 2003, respectively      4,728,080     4,725,285
  Additional paid-in capital                                              4,702,817     4,696,097
  Retained earnings                                                       2,079,137     1,467,580
  Treasury stock, at cost; 20,600 shares in 2004 and 2003                  (259,950)     (259,950)
  Accumulated other comprehensive income (loss)                             (83,724)       61,282
                                                                       -------------  ------------

        Total shareholders' equity                                       11,166,360    10,690,294
                                                                       -------------  ------------

                                                                       $133,055,374   102,785,409
                                                                       =============  ============

See accompanying notes to consolidated financial statements.

                                DECATUR FIRST BANK GROUP, INC.
                                        AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS OF EARNINGS

                     FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002


                                                                2004       2003       2002
                                                             ----------  ---------  ---------
Interest income:
  Interest and fees on loans                                 $5,413,701  4,402,324  3,547,850
  Interest on investment securities:
    Taxable                                                     476,123    471,491    900,455
    Nontaxable                                                  112,534    247,237    230,967
  Other interest                                                102,575     83,153    134,294
                                                             ----------  ---------  ---------

        Total interest income                                 6,104,933  5,204,205  4,813,566
                                                             ----------  ---------  ---------

Interest expense:
  Interest on money market and NOW accounts                      92,499    113,969    146,472
  Interest on savings and time deposits                       1,445,641  1,079,511    894,282
  Other                                                         367,204    399,972    410,717
                                                             ----------  ---------  ---------

        Total interest expense                                1,905,344  1,593,452  1,451,471
                                                             ----------  ---------  ---------

        Net interest income                                   4,199,589  3,610,753  3,362,095

Provision for loan losses                                       335,000    185,000    400,000
                                                             ----------  ---------  ---------

        Net interest income after provision for loan losses   3,864,589  3,425,753  2,962,095
                                                             ----------  ---------  ---------

Other income:
  Service charges on deposit accounts                           613,116    400,002    390,254
  Gain on sale of securities                                     26,305    130,934    119,349
  Other income                                                  192,694    300,130    196,789
                                                             ----------  ---------  ---------

        Total other income                                      832,115    831,066    706,392
                                                             ----------  ---------  ---------

Other expenses:
  Salaries and employee benefits                              2,114,764  1,732,193  1,469,693
  Occupancy and equipment                                       335,485    291,252    279,142
  Other operating                                             1,385,310  1,232,884  1,040,194
                                                             ----------  ---------  ---------

        Total other expenses                                  3,835,559  3,256,329  2,789,029
                                                             ----------  ---------  ---------

        Earnings before income taxes                            861,145  1,000,490    879,458

Income tax expense                                              249,588    225,603    246,194
                                                             ----------  ---------  ---------

        Net earnings                                         $  611,557    774,887    633,264
                                                             ==========  =========  =========

        Basic earnings per share                             $      .66        .84        .68
                                                             ==========  =========  =========

        Diluted earnings per share                           $      .63        .82        .66
                                                             ==========  =========  =========

See accompanying notes to consolidated financial statements.

                                   DECATUR FIRST BANK GROUP, INC.
                                           AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                        FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002


                                                                      2004       2003        2002
                                                                   ----------  ---------  ----------
Net earnings                                                       $ 611,557    774,887     633,264
                                                                   ----------  ---------  ----------

Other comprehensive income (loss), net of tax:
  Unrealized gains (losses) on investment securities
    available-for-sale:
      Unrealized gains (losses) arising during the period, net of
        tax of $78,879, $113,344 and $276,682, respectively         (128,697)  (184,928)    451,429
      Reclassification adjustment for gains included in net
        earnings, net of tax of $9,996, $49,755 and $45,353,
        respectively                                                 (16,309)   (81,179)    (73,996)
                                                                   ----------  ---------  ----------

            Other comprehensive income (loss), net of tax           (145,006)  (266,107)    377,433
                                                                   ----------  ---------  ----------

            Comprehensive income                                   $ 466,551    508,780   1,010,697
                                                                   ==========  =========  ==========

See accompanying notes to consolidated financial statements.

                                       DECATUR FIRST BANK GROUP, INC.
                                               AND SUBSIDIARY
                         CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                            FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002


                                                         Retained                 Accumulated
                                           Additional    Earnings                    Other
                                 Common     Paid-in    (Accumulated   Treasury   Comprehensive
                                 Stock      Capital      Deficit)       Stock    Income (Loss)      Total
                               ----------  ----------  -------------  ---------  --------------  -----------

Balance, December 31, 2001     $4,719,800   4,686,094         59,429  (151,000)        (50,044)   9,264,279

Issuance of common stock            3,635       6,358              -         -               -        9,993
Purchase of treasury stock,
    8,500 shares                        -           -              -  (107,500)              -     (107,500)
Change in unrealized gain/
 loss on securities available
 for sale, net of tax                   -           -              -         -         377,433      377,433
Net earnings                            -           -        633,264         -               -      633,264
                               ----------  ----------  -------------  ---------  --------------  -----------

Balance, December 31, 2002      4,723,435   4,692,452        692,693  (258,500)        327,389   10,177,469

Issuance of common stock            1,850       3,645              -         -               -        5,495
Purchase of treasury stock,
    100 shares                          -           -              -    (1,450)              -       (1,450)
Change in unrealized gain/
 loss on securities available
 for sale, net of tax                   -           -              -         -        (266,107)    (266,107)
Net earnings                            -           -        774,887         -               -      774,887
                               ----------  ----------  -------------  ---------  --------------  -----------

Balance, December 31, 2003      4,725,285   4,696,097      1,467,580  (259,950)         61,282   10,690,294

Issuance of common stock            2,795       6,720              -         -               -        9,515
Change in unrealized gain/
 loss on securities available
 for sale, net of tax                   -           -              -         -        (145,006)    (145,006)
Net earnings                            -           -        611,557         -               -      611,557
                               ----------  ----------  -------------  ---------  --------------  -----------

Balance, December 31, 2004     $4,728,080   4,702,817      2,079,137  (259,950)        (83,724)  11,166,360
                               ==========  ==========  =============  =========  ==============  ===========

See accompanying notes to consolidated financial statements.

                                        DECATUR FIRST BANK GROUP, INC.
                                                AND SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                             FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002


                                                                        2004           2003          2002
                                                                   --------------  ------------  ------------
Cash flows from operating activities:
  Net earnings                                                     $     611,557       774,887       633,264
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation, amortization and accretion                           303,426       367,414       284,886
      Provision for loan losses                                          335,000       185,000       400,000
      Provision for stock awards                                           9,515         5,495         9,993
      Deferred income tax benefit                                        (73,940)      (42,969)         (609)
      Gain on sale of securities                                         (26,305)     (130,934)     (119,349)
      Increase in cash surrender value of life insurance                 (54,000)      (68,782)       (1,442)
      Change in:
        Accrued interest receivable and other assets                    (148,344)      134,393       (77,140)
        Accrued interest payable and other liabilities                   243,440      (150,679)      233,833
                                                                   --------------  ------------  ------------

            Net cash provided by operating activities                  1,200,349     1,073,825     1,363,436
                                                                   --------------  ------------  ------------

Cash flows from investing activities:
  Net change in interest-bearing deposits                               (932,958)       (4,776)      444,013
  Proceeds from calls and maturities of investment securities
    available-for-sale                                                 3,257,909     6,586,095    13,525,088
  Proceeds from sales of investment securities available-for-sale      3,896,955     9,630,133    10,634,518
  Purchases of investment securities available-for-sale               (6,434,034)  (13,132,864)  (17,022,909)
  Proceeds from the sale of other investments                                  -        19,997             -
  Net change in loans                                                (31,371,063)   (8,801,078)  (20,917,886)
  Purchase of bank owned life insurance                                        -             -    (1,300,000)
  Proceeds from the sale of other real estate                                  -        45,000             -
  Purchase of premises and equipment                                  (1,246,674)     (129,810)     (660,764)
                                                                   --------------  ------------  ------------

            Net cash used by investing activities                    (32,829,865)   (5,787,303)  (15,297,940)
                                                                   --------------  ------------  ------------

Cash flows from financing activities:
  Net change in deposits                                              27,550,459     9,302,674     9,785,715
  Net change in federal funds purchased                                2,000,000             -             -
  Net change in other borrowings                                               -             -    (4,650,000)
  Proceeds from Federal Home Loan Bank advances                                -             -     4,980,000
  Repayment of Federal Home Loan Bank advance                                  -    (2,000,000)            -
  Purchase of treasury stock                                                   -        (1,450)     (107,500)
                                                                   --------------  ------------  ------------

            Net cash provided by financing activities                 29,550,459     7,301,224    10,008,215
                                                                   --------------  ------------  ------------

Net change in cash and cash equivalents                               (2,079,057)    2,587,746    (3,926,289)

Cash and cash equivalents at beginning of year                         7,981,089     5,393,343     9,319,632
                                                                   --------------  ------------  ------------

Cash and cash equivalents at end of year                           $   5,902,032     7,981,089     5,393,343
                                                                   ==============  ============  ============

Supplemental schedule of noncash investing and financing
    activities:
  Change in net unrealized gain/loss on investment securities
    available-for-sale, net of tax                                 $    (145,006)     (266,107)      377,433
  Transfer of loans to other real estate                           $     610,656             -             -

Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                           $   1,855,528     1,597,758     1,445,302
  Cash paid during the year for income taxes                       $     284,000       352,230       240,000

See accompanying notes to consolidated financial statements.

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation and Nature of Operations
     ----------------------------------------------
     The consolidated financial statements include the accounts of Decatur First Bank Group, Inc. (the "Company") and its wholly owned subsidiary, Decatur First Bank (the "Bank"). All significant intercompany accounts and transactions have been eliminated in consolidation.

     The Bank commenced business on September 2, 1997 upon receipt of its banking charter from the Georgia Department of Banking and Finance (the "DBF"). The Bank is primarily regulated by the DBF and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these regulatory agencies. The Company is regulated by the Federal Reserve Bank of Atlanta and also is subject to periodic examinations. The Bank provides a full range of commercial and consumer banking services throughout the Decatur and DeKalb County area in Georgia. During 2003, the Company established a loan production office in Greene County, Georgia and in 2004, converted this facility into a full service branch.

     The accounting principles followed by the Company and the Bank, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America ("GAAP") and with general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with the realization of deferred tax assets, which are based on future taxable income.

     Cash  and  Cash  Equivalents
     ----------------------------
     Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

     Investment  Securities
     ----------------------
     The Company classifies its securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. At December 31, 2004 and 2003, all securities were classified as available-for-sale.

     Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized gains and losses on trading securities are recognized in earnings. Unrealized holding gains and losses, net of the related tax effect, on securities available-for-sale are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

     A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

     Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

     Other  Investments
     ------------------
     Other investments include Federal Home Loan Bank ("FHLB") stock and other equity securities with no readily determinable fair value. These investments are carried at cost, which approximates fair value.

     Loans  and  Allowance  for  Loan  Losses
     ----------------------------------------
     Loans are stated at principal amount outstanding, net of the allowance for loan losses. Unearned interest on discounted loans is recognized as income over the term of the loans using a method, which approximates a level yield. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Loans and Allowance for Loan Losses, continued
     ----------------------------------------------
     A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts that the borrower's financial condition is such that collection of interest is doubtful.

     Servicing assets and liabilities are assessed for impairment or increased obligation based upon their fair values. When the Bank sells the portion of a loan guaranteed by the U.S. Small Business Administration ("SBA"), the investment in the entire loan is allocated between the guaranteed and unguaranteed portions of the loan, as well as the servicing assets and interest-only strip receivable, based upon their respective fair market values at the date of sale. Gains on sales of loans, calculated by taking the net proceeds from the sale less the allocated sold portion of the loan, are presented in the statement of operations net of brokerage expenses.

     Servicing assets and interest-only strips receivable recognized from the sales of the portion of loans guaranteed by SBA with the retention of loan servicing are carried at the present value of estimated future net servicing income over the estimated lives of the related SBA loans, less amounts amortized. Amortization of these assets is computed using a level yield method over the estimated remaining lives of the related SBA loans taking into consideration assumed prepayment patterns. Servicing assets and interest-only strips receivable are measured for impairment periodically via stratification of the assets by predominant risk characteristic such as loan term and interest rate. No valuation allowances were required based upon the evaluation for impairment at December 31, 2003. There were no SBA loans held-for-sale at December 31, 2004 or 2003.

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount, which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

     Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans. In determining the adequacy of the allowance for loan losses management uses four different methods as indicators of the reasonableness of the allowance. The methods used include a risk method (using internal classifications along with regulatory classifications), historical charge-offs, comparison to a peer group, and current classifications based on the loan grading system. The combination of these results are compared quarterly to the recorded allowance for loan losses for reasonableness and material differences are adjusted by increasing or decreasing the provision for loan losses. Management uses an external loan review program to challenge and corroborate the internal loan grading system and provide additional analysis in determining the adequacy of the allowance and the future provisions for estimated loan losses.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different than those of management.

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Premises  and  Equipment
     ------------------------
     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently. Depreciation expense is computed using the straight-line method over the following estimated useful lives:

          Buildings and improvements     10 - 40 years
          Furniture and equipment         3 - 10 years

     Income  Taxes
     -------------
     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

     Stock-Based  Compensation
     -------------------------
     At December 31, 2004, the Company sponsors a stock-based compensation plan, which is described more fully in Note 10. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net earnings, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the years ended December 31, 2004, 2003 and 2002.

                                                            December 31,
                                                    ----------------------------
                                                      2004      2003      2002
                                                    --------  ---------  -------
Net earnings as reported                            $611,557   774,887   633,264
Deduct: Total stock-based employee compensation
  expense determined under fair-value based method
  for all awards                                           -  (137,000)        -
                                                    --------  ---------  -------
Pro forma net earnings                              $611,557   637,887   633,264
                                                    ========  =========  =======
Basic earnings per share:
  As reported                                       $    .66       .84       .68
                                                    ========  =========  =======
  Pro forma                                         $    .66       .69       .68
                                                    ========  =========  =======
Diluted earnings per share:
  As reported                                       $    .63       .82       .66
                                                    ========  =========  =======
  Pro forma                                         $    .63       .68       .66
                                                    ========  =========  =======

     No options were granted in 2004 or 2002. The weighted average grant-date fair value of options granted in 2003 was $3.79. The fair value of each option is estimated on the date of grant using the Minimum Value pricing model with the following assumptions: dividend yield of 0%; risk free interest rate of 4% and an expected life of ten years.

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Net  Earnings  Per  Common  Share
     ---------------------------------
     The Company is required to report earnings per common share with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants on the face of the statements of earnings. Basic earnings per common share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. Additionally, the Company must reconcile the amounts used in the computation of both "basic earnings per share" and "diluted earnings per share". At December 31, 2003, a total of 58,275 potential common shares related to stock options were not included in the computation of diluted earnings per share because they would have been antidilutive. Earnings per common share amounts for the years ended December 31, 2004, 2003 and 2002 are as follows:

FOR THE YEAR ENDED DECEMBER 31, 2004            Net Earnings   Common Shares    Per Share
                                                (Numerator)    (Denominator)     Amount
                                               --------------  --------------  -----------
Basic earnings per share                       $      611,557         924,779  $      .66
Effect of dilutive securities - stock options               -          40,678        (.03)
                                               --------------  --------------  -----------

Diluted earnings per share                     $      611,557         965,457  $      .63
                                               ==============  ==============  ===========

FOR THE YEAR ENDED DECEMBER 31, 2003            Net Earnings   Common Shares    Per Share
                                                (Numerator)    (Denominator)     Amount
                                               --------------  --------------  -----------

Basic earnings per share                       $      774,887         924,246  $      .84
Effect of dilutive securities - stock options               -          18,507        (.02)
                                               --------------  --------------  -----------

Diluted earnings per share                     $      774,887         942,753  $      .82
                                               ==============  ==============  ===========

FOR THE YEAR ENDED DECEMBER 31, 2002            Net Earnings   Common Shares    Per Share
                                                (Numerator)    (Denominator)     Amount
                                               --------------  --------------  -----------

Basic earnings per share                       $      633,264         932,352  $      .68
Effect of dilutive securities - stock options               -          20,804        (.02)
                                               --------------  --------------  -----------

Diluted earnings per share                     $      633,264         953,156  $      .66
                                               ==============  ==============  ===========

     Recent  Accounting  Pronouncements
     ----------------------------------
     In December 2004, the Financial Accounting Standards Board ("FASB") adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("SFAS No. 123(R)"), which revises and amends SFAS No. 123. SFAS No. 123(R) requires all share-based payments to employees, including stock options, to be recognized in the financial statements based on their fair values. Upon adoption, pro forma disclosure is no longer an alternative to financial statement recognition. SFAS No. 123(R) will be effective for the Company for financial statements beginning after December 15, 2005. The Company is still evaluating the transition provisions allowed by SFAS No. 123(R) and expects to adopt its provisions in the first quarter of 2006. The Company has not yet determined the financial statement impact of the pronouncement.

     In March 2004, the Emerging Issues Task Force ("EITF") issued EITF 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments. EITF 03-1 provides guidance for evaluating whether an investment is other-than-temporarily impaired. The disclosure guidance was effective for other-than-temporarily impairment evaluation made in the reporting periods beginning after June 15, 2004 whereas the recognition and measurements guidance has been deferred. The disclosures required by EITF 03-1 are included in Note 2 to the consolidated financial statements.

     Other accounting standards that have been issued or proposed by the FASB and other standard setting entities that do not require adoption until a future date are not expected to have a material impact on the Company's consolidated financial statements upon adoption.

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(2)  INVESTMENT  SECURITIES

     Investment securities available-for-sale at December 31, 2004 and 2003 are as follows:

                                            December 31, 2004
                              -----------------------------------------------
                                             Gross       Gross     Estimated
                               Amortized   Unrealized  Unrealized     Fair
                                 Cost        Gains       Losses      Value
                              -----------  ----------  ----------  ----------
U.S. Government agencies      $ 9,477,066      31,547      80,983   9,427,630
Mortgage-backed securities      4,647,177       3,043     111,869   4,538,351
State, county and municipals    2,009,040      32,503       9,280   2,032,263
                              -----------  ----------  ----------  ----------

                              $16,133,283      67,093     202,132  15,998,244
                              ===========  ==========  ==========  ==========

                                            December 31, 2003
                              -----------------------------------------------
                                             Gross       Gross     Estimated
                               Amortized   Unrealized  Unrealized     Fair
                                 Cost        Gains       Losses      Value
                              -----------  ----------  ----------  ----------
U.S. Government agencies      $ 5,869,401      97,097      18,982   5,947,516
Mortgage-backed securities      6,540,350      22,476     126,968   6,435,858
State, county and municipals    4,509,950     131,305       6,088   4,635,167
                              -----------  ----------  ----------  ----------

                              $16,919,701     250,878     152,038  17,018,541
                              ===========  ==========  ==========  ==========

     At December 31, 2004 and 2003, unrealized losses in the investment portfolio related to debt securities. The unrealized losses on the debt securities arose due to changing interest rates and market conditions and are considered to be temporary because of acceptable investment grades where the repayment sources of principal and interest are largely backed by the U.S. Government. At December 31, 2004, fifteen out of nineteen U.S. Government agency securities contained unrealized losses, seven out of ten mortgage backed securities contained unrealized losses and one out of eight state, county and municipal securities contained unrealized losses. At December 31, 2003, five out of thirteen U.S. Government agency securities contained unrealized losses, seven out of twelve mortgage backed securities contained unrealized losses and one out of twelve state, county and municipal securities contained unrealized losses.

     The following tables show the gross unrealized losses and fair value of securities, aggregated by category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2004 and 2003.

                                                         December 31, 2004
                             -----------------------------------------------------------------------
                                Less Than 12 Months      12 Months or More            Total
                             ------------------------  ---------------------  ----------------------
                                 Fair      Unrealized    Fair     Unrealized     Fair     Unrealized
                                Value         Loss       Value       Loss       Value       Losses
                             ------------  ----------  ---------  ----------  ----------  ----------
U.S Government agencies      $  7,504,670      80,983          -           -   7,504,670      80,983
Mortgage-backed securities        271,234       1,585  4,078,355     110,284   4,349,589     111,869
State county and municipals       390,720       9,280          -           -     390,720       9,280
                             ------------  ----------  ---------  ----------  ----------  ----------

                             $  8,166,624      91,848  4,078,355     110,284  12,244,979     202,132
                             ============  ==========  =========  ==========  ==========  ==========

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(2)  INVESTMENT  SECURITIES,  CONTINUED

                                                         December 31, 2003
                             ---------------------------------------------------------------------
                                Less Than 12 Months      12 Months or More          Total
                             ------------------------  --------------------  ---------------------
                                 Fair      Unrealized    Fair    Unrealized    Fair     Unrealized
                                Value         Loss      Value       Loss       Value      Losses
                             ------------  ----------  --------  ----------  ---------  ----------
U.S Government agencies      $  2,655,659      18,982         -           -  2,655,659      18,982
Mortgage-backed securities      5,771,864     126,968         -           -  5,771,864     126,968
State county and municipals       393,912       6,088         -           -    393,912       6,088
                             ------------  ----------  --------  ----------  ---------  ----------

                             $  8,821,435     152,038         -           -  8,821,435     152,038
                             ============  ==========  ========  ==========  =========  ==========

     The amortized cost and estimated fair value of investment securities available-for-sale at December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                             Amortized   Estimated
                                                               Cost      Fair Value
                                                            -----------  ----------
U.S. Government agencies and state, county and municipals:
    1 to 5 years                                            $ 7,577,288   7,559,593
    6 to 10 years                                             3,523,006   3,504,490
    More than 10 years                                          385,812     395,810
Mortgage-backed securities                                    4,647,177   4,538,351
                                                            -----------  ----------

                                                            $16,133,283  15,998,244
                                                            ===========  ==========

     The following summarizes investment securities sales activities for the years ended December 31, 2004, 2003 and 2002:

                                                 2004       2003        2002
                                              ----------  ---------  ----------
Proceeds from sales of securities             $3,896,955  9,630,133  10,634,518
                                              ==========  =========  ==========
Gross gains on sales and calls of securities      63,384    206,439     119,349
Gross losses on sales of securities               37,079     75,505           -
                                              ----------  ---------  ----------
Net gains on sales of securities              $   26,305    130,934     119,349
                                              ==========  =========  ==========

     Securities with a carrying value of approximately $4,005,000 and $10,098,000 as of December 31, 2004 and 2003, respectively, were pledged to secure public deposits as required by law as well as the Federal Home Loan Bank advances.

(3)  LOANS

     Major classifications of loans at December 31, 2004 and 2003 are summarized as follows:

                                            2004         2003
                                        ------------  ----------
Commercial, financial and agricultural  $ 10,459,001  10,957,599
Real estate - construction                18,348,562  11,905,865
Real estate - mortgage                    70,240,763  46,404,071
Consumer                                   3,591,884   2,643,140
                                        ------------  ----------

                                         102,640,210  71,910,675

Less allowance for loan losses             1,203,279     899,151
                                        ------------  ----------

                                        $101,436,931  71,011,524
                                        ============  ==========

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(3)  LOANS,  CONTINUED

     The Bank grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area of the City of Decatur, DeKalb County, Georgia and Greene County, Georgia and adjoining counties. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

     An analysis of the activity in the allowance for loan losses for the years ended December 31, 2004, 2003 and 2002 is presented below:

                                    2004        2003       2002
                                 -----------  ---------  ---------
Balance at beginning of year     $  899,151    812,507    595,279
Provision charged to operations     335,000    185,000    400,000
Loans charged off                   (63,562)  (116,612)  (183,036)
Recoveries                           32,690     18,256        264
                                 -----------  ---------  ---------

Balance at end of year           $1,203,279    899,151    812,507
                                 ===========  =========  =========

     Mortgage loans totaling approximately $21,051,000 and $2,178,000 were pledged as collateral for outstanding Federal Home Loan Bank advances as of December 31, 2004 and 2003, respectively.

(4)  PREMISES  AND  EQUIPMENT

     Major classifications of premises and equipment are summarized as follows:

                                  2004       2003
                               ----------  ---------
Land                           $  931,681    442,053
Building and improvements       2,481,896  1,972,497
Furniture and equipment         1,095,142    895,168
Construction in process            47,673          -
                               ----------  ---------

                                4,556,392  3,309,718
Less accumulated depreciation   1,152,988    941,454
                               ----------  ---------

                               $3,403,404  2,368,264
                               ==========  =========

     Depreciation expense amounted to approximately $212,000, $186,000 and $189,000 in 2004, 2003 and 2002, respectively.

(5)  DEPOSITS

     Maturities of time deposits at December 31, 2004 are as follows:

Maturing in:
  2005        $42,838,557
  2006          5,554,352
  2007         12,746,511
  2008            307,428
  2009          1,796,868
              -----------

              $63,243,716
              ===========

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(6)  OTHER  BORROWINGS

     In December 2004, the Company entered into a credit facility with a correspondent bank that provides for borrowings of up to $2,000,000. The credit facility bears interest at the prime interest rate less 1.00% payable quarterly and matures on December 22, 2016. Borrowings under the facility are collateralized by the stock of the Bank. The Company is subject to certain covenants that include minimum tangible capital levels and capital ratios, return on asset ratios, non-performing asset limits, and allowance for loan loss levels. At December 31, 2004, there were no outstanding borrowings under this credit facility.

(7)  FEDERAL  HOME  LOAN  BANK  ADVANCES

     The Federal Home Loan Bank advances at December 31, 2004 and 2003 are summarized as follows:

                                                                         2004       2003
                                                                      ----------  ---------
Due on demand, interest is paid monthly at the stated FHLB rate.      $2,500,000  2,500,000
Advance maturing May 6, 2008. Interest is paid monthly at 5.45%.         480,000    480,000
Advance maturing March 1, 2010. Interest is paid quarterly at 5.29%.   5,000,000  5,000,000
                                                                      ----------  ---------
                                                                      $7,980,000  7,980,000
                                                                      ==========  =========

     The advances are collateralized by a pledge of certain mortgage loans, securities and the Bank's Federal Home Loan Bank stock.

(8)  INCOME  TAXES

     The components of income tax expense for the years ended December 31, 2004, 2003 and 2002 are as follows:

            2004       2003      2002
          ---------  --------  --------
Current   $323,528   268,572   246,803
Deferred   (73,940)  (42,969)     (609)
          ---------  --------  --------

          $249,588   225,603   246,194
          =========  ========  ========

     The differences between income tax expense and the amount computed by applying the statutory federal income tax rate to earnings before taxes for the years ended December 31, 2004, 2003 and 2002 are as follows:

                                                          2004       2003      2002
                                                        ---------  --------  --------
Pretax income at statutory rate                         $292,789   340,167   299,016
Add (deduct):
    Tax-exempt interest income                           (29,676)  (67,742)  (58,078)
    Increase in cash surrender value of life insurance   (16,659)  (22,604)        -
    Non-deductible interest expense                        2,531     5,807     4,911
    Other                                                    603   (30,025)      345
                                                        ---------  --------  --------

                                                        $249,588   225,603   246,194
                                                        =========  ========  ========

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(8)  INCOME  TAXES,  CONTINUED

     The following summarizes the components of deferred taxes at December 31, 2004 and 2003.

                                                            2004     2003
                                                          --------  -------
Deferred income tax assets:
  Allowance for loan losses                               $370,800  243,635
  Deferred compensation                                     46,315   22,769
  Operating loss carryforwards and credits                       -   20,467
  Discount on SBA loans, net                                   208      343
  Net unrealized losses on securities available-for-sale    51,315        -
  Other                                                      7,578        -
                                                          --------  -------

Total gross deferred income tax assets                     476,216  287,214
                                                          --------  -------

Deferred income tax liabilities:
  Premises and equipment                                   104,172   28,582
  Net unrealized gains on securities available-for-sale          -   37,560
  Other                                                          -   11,843
                                                          --------  -------
Total gross deferred income tax liabilities                104,172   77,985
                                                          --------  -------
Net deferred tax assets                                   $372,044  209,229
                                                          ========  =======

(9)  COMMITMENTS

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. The Bank's loans are primarily collateralized by residential and other real properties, automobiles, savings deposits, accounts receivable, inventory and equipment.

     Standby letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. Most letters of credit extend for less than one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. In most cases, the Bank requires collateral to support financial instruments with credit risk.

                                                 2004         2003
                                              -----------  ----------
Financial instruments whose contract amounts
  represent credit risk:
    Commitments to extend credit              $19,377,000  18,795,000
    Standby letters of credit                 $ 1,416,000      61,000

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(9)  COMMITMENTS,  CONTINUED

     The Company maintains relationships with correspondent banks that can provide funds to it on short notice, if needed. Presently, the Company has arrangements with commercial banks for short term unsecured advances up to $7,200,000.

(10) EMPLOYEE  BENEFIT  PROGRAMS

     Defined  Contribution  Plan
     ---------------------------
     The Company sponsors a 401(k) plan for the benefit of its employees subject to certain minimum age and service requirements. The Company's contributions to the plan are discretionary and totaled approximately
     $18,000,  $14,000  and  $17,000 for the years ended December 31, 2004, 2003 and  2002,  respectively.

     Director  Deferred  Compensation  Agreement
     -------------------------------------------
     During  2002,  the  Bank  established  a  Director  Deferred  Compensation
     Agreement with each director that allows the directors to defer the fees that they receive for services that they provide as a director. These deferred fees will accumulate interest at the prime interest rate less three quarters of one percent annually. Deferral of these fees is at the discretion of each director and will accumulate until retirement of the director at which time the deferred fees plus interest will be paid out over a period of ten years. The Bank accrued approximately $52,000 and $60,000 in deferred fees under this plan during the years ended December 31, 2004 and 2003, respectively.

     The Bank is also the owner and beneficiary of life insurance policies on the lives of its directors. The Bank intends to use these policies to fund the benefit plan described above. The carrying value of the policies was approximately $1,424,000 and $1,370,000 at December 31, 2004 and 2003, respectively. The Bank accrued income of approximately $54,000, $69,000 and $1,000, for the years ended December 31, 2004, 2003 and 2002, respectively, for the increase in the cash surrender value of these policies.

     Stock  Incentive  Plan
     ----------------------
     The Company adopted a Stock Incentive Plan in 1998, that has subsequently been amended, covering up to 193,000 shares of the Company's common stock. The Plan is administered by a committee of the Board of Directors and provides for the granting of shares of common stock, options to purchase shares of common stock and other stock-based incentives to officers, directors and key employees of the Company and Bank. The exercise price of each option granted under the Plan will not be less than the fair market value of the shares of common stock subject to the option on the date of grant as determined by the Board of Directors. Options are exercisable in whole or in part upon such terms as may be determined by the committee, and are exercisable no later than ten years after the date of grant.

     During 2004, 2003 and 2002, the Board awarded 559, 185 and 727 shares, respectively, to certain employees based upon their tenure with the Bank under the Stock Incentive Plan. The fair value of these shares of $9,515, $5,495 and $9,993, respectively, was charged to operations upon issuance of the shares.

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(10) EMPLOYEE BENEFIT PROGRAMS, CONTINUED

     Stock Incentive Plan, continued
     -------------------------------

     A summary status of the Company's stock option plan as of December 31, 2004, 2003 and 2002, and changes during the years, are presented below:

                                        2004               2003               2002
                                 ------------------  ------------------  -----------------
                                          Weighted            Weighted           Weighted
                                           Average             Average            Average
                                          Exercise            Exercise           Exercise
                                 Shares     Price    Shares     Price    Shares    Price
                                 -------  ---------  -------  ---------  ------  ---------
Outstanding, beginning of year   138,806  $   12.11   80,531  $   10.00  80,531  $   10.01
Granted during the year                -          -   58,275      15.00       -          -
                                 -------  ---------  -------  ---------  ------  ---------

Outstanding, end of year         138,806  $   12.11  138,806  $   12.11  80,531  $   10.01
                                 =======  =========  =======  =========  ======  =========

Options exercisable at year end  138,806  $   12.11  138,606  $   12.11  64,225  $   10.00
                                 =======  =========  =======  =========  ======  =========

     The weighted average remaining contractual life of these stock options was approximately five years as of December 31, 2004.

(11) RELATED  PARTY  TRANSACTIONS

     The Bank conducts transactions with its directors and executive officers, including companies in which they have beneficial interest, in the normal course of business. It is the policy of the Bank that loan transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time for comparable loans to other persons. The following is a summary of activity for related party loans for 2004.

Balance at December 31, 2003  $  525,268
New loans                      1,642,886
Repayments                       114,077
                              ----------

Balance at December 31, 2004  $2,054,077
                              ==========

     At December 31, 2004 and 2003, deposits from directors, executive officers and their related interests aggregated $3,203,613 and $3,479,185, respectively. These deposits were taken in the normal course of business at market interest rates.

(12) MISCELLANEOUS  OPERATING  INCOME  AND  EXPENSES

     Components of other operating income and expenses which are greater than 1% of interest income and other operating income are as follows:

                                                                   2004     2003     2002
                                                                 --------  -------  -------
Other income:
  Increase in cash surrender value of bank owned life insurance  $ 54,000   68,782    1,442

Other expenses:
  ATM surcharge                                                  $ 81,336   77,955   72,708
  Data processing                                                $231,500  226,141  198,277
  Professional fees                                              $135,319  154,421  158,791
  Stationery & supplies                                          $ 87,663   60,444   51,718
  Other taxes & licenses                                         $ 85,330   53,600   41,886

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(13) REGULATORY  MATTERS

     The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 Capital (as defined) to average assets (as defined). Management believes, as of December 31, 2004 and 2003, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 2004 and 2003, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The actual capital amounts and ratios are also presented in the table.

                                                                               To Be Well
                                                                            Capitalized Under
                                                       For Capital          Prompt Corrective
                                     Actual         Adequacy Purposes       Action Provisions
                             -------------------  ---------------------  -----------------------
                               Amount     Ratio     Amount      Ratio      Amount       Ratio
                             -----------  ------  ----------  ---------  -----------  ----------
AS OF DECEMBER 31, 2004:
Total Capital
  (to Risk Weighted Assets)
    Consolidated             $12,452,000  11.52%  $8,647,000       8.0%      N/A            N/A
    Bank                     $12,302,000  11.39%  $8,642,000       8.0%  $10,803,000       10.0%
Tier 1 Capital
  (to Risk Weighted Assets)
    Consolidated             $11,249,000  10.41%  $4,323,000      4.00%      N/A            N/A
    Bank                     $11,099,000  10.27%  $4,321,000      4.00%  $ 6,482,000       6.00%
Tier 1 Capital
  (to Average Assets)
    Consolidated             $11,249,000   8.70%  $5,171,000      4.00%      N/A            N/A
    Bank                     $11,099,000   8.63%  $5,146,000      4.00%  $ 6,433,000       5.00%

AS OF DECEMBER 31, 2003:
Total Capital
  (to Risk Weighted Assets)
    Consolidated             $11,648,000   13.8%  $6,767,000      8.00%      N/A            N/A
    Bank                     $ 9,653,000   11.4%  $6,761,000      8.00%  $ 8,452,000      10.00%
Tier 1 Capital
  (to Risk Weighted Assets)
    Consolidated             $10,749,000   12.7%  $3,383,000      4.00%      N/A            N/A
    Bank                     $ 8,754,000   10.4%  $3,381,000      4.00%  $ 5,071,000       6.00%
Tier 1 Capital
  (to Average Assets)
    Consolidated             $10,749,000   10.7%  $4,021,000      4.00%      N/A            N/A
    Bank                     $ 8,754,000    9.6%  $3,658,000      4.00%  $ 4,573,000       5.00%

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(13) REGULATORY  MATTERS,  CONTINUED

     Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions are based on the level of regulatory classified assets, the prior years' net earnings, and the ratio of equity capital to total assets. In 2005, the Bank can pay dividends totaling approximately $323,000 to the Company without prior regulatory approval.

(14) FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

     Cash  and  Cash  Equivalents
     ----------------------------
     For cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

     Interest-bearing  Deposits  with  Other  Banks
     ----------------------------------------------
     The carrying value of interest-bearing deposits with other banks is a reasonable estimate of fair value.

     Investment  Securities  Available-for-sale
     ------------------------------------------
     Fair values for securities available-for-sale are based on quoted market prices.

     Other  Investments
     ------------------
     The carrying amount of other investments approximates fair value.

     Loans
     -----
     The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

     Cash  Surrender  Value  of  Life  Insurance
     -------------------------------------------
     The carrying value of cash surrender value of life insurance approximates fair value.

     Deposits
     --------
     The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

     Federal  Funds  Purchased
     -------------------------
     The carrying value of federal funds purchased approximates fair value.

     Federal  Home  Loan  Bank  Advances
     -----------------------------------
     The fair value of the Federal Home Loan Bank fixed rate borrowings are estimated using discounted cash flows, based on the current incremental borrowing rates for similar types of borrowing arrangements.

     Commitments to Extend Credit and Standby Letters of Credit
     ----------------------------------------------------------
     Commitments to extend credit and standby letters of credit are generally short-term and at variable interest rates. Therefore, both the carrying value and estimated fair value associated with these instruments are immaterial.

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(14) FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS,  CONTINUED

     Limitations
     -----------
     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

     The carrying amount and estimated fair values of the Company's financial instruments as of December 31, 2004 and 2003 are as follows (amounts in thousands):

                                                       2004                 2003
                                              ---------------------  --------------------
                                              Carrying   Estimated   Carrying  Estimated
                                               Amount    Fair Value   Amount   Fair Value
                                              ---------  ----------  --------  ----------
Assets:
  Cash and cash equivalents                   $   5,902       5,902     7,981       7,981
  Interest-bearing deposits with other banks      2,688       2,688     1,755       1,755
  Investment securities available-for-sale       15,998      15,998    17,019      17,019
  Other investments                                 610         610       574         574
  Loans, net                                    101,437     100,552    71,012      71,232
  Cash surrender value of life insurance          1,424       1,424     1,370       1,370
Liabilities:
  Deposits                                    $ 111,298     113,535    83,748      85,102
  Federal funds purchased                         2,000       2,000         -           -
  Federal Home Loan Bank advances                 7,980       8,390     7,980       8,782

(15) STOCKHOLDERS'  EQUITY

     Shares of preferred stock may be issued from time to time in one or more series as established by resolution of the Board of Directors of the Company, up to a maximum of 2,000,000 shares. Each resolution shall include the number of shares issued, preferences, special rights and limitations as determined by the Board.

(16) PENDING  RE-ORGANIZATION

     On February 9, 2005, the Company's Board of Directors unanimously approved a plan providing primarily for the termination of the Company's reporting obligations under the Securities and Exchange Act of 1934 (the "Act"). Under the plan, record holders of 500 or fewer shares of Company common stock will receive cash in exchange for their shares in an amount equal to $17.50 per share. Shares held by shareholders owning more than 500 shares of record (including, for purposes of the plan, any

     IRA account that holds more than 500 shares) will remain outstanding and be unaffected by the plan.

     Based on the Company's current shareholder census, management anticipates that the plan will reduce the number of shareholders below 300, which will enable the Company to notify the Securities and Exchange Commission (the "SEC") that it is entitled to cease filing annual, quarterly and current reports, proxy statements and other reports under the Exchange Act. Management estimates that the cessation of these reporting obligations will result in significant savings in legal, accounting and administrative expenses.

     The plan is subject to various conditions, including the approval by the Company's shareholders following the distribution of a definitive proxy statement describing the terms and effects of the plan. The Company expects to complete the transaction during the second quarter of 2005.

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(17) DECATUR FIRST BANK GROUP, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION

                                 Balance Sheets

                           December 31, 2004 and 2003

                                     Assets
                                     ------

                                                          2004         2003
                                                      ------------  -----------
Cash and cash equivalents                             $    85,917      119,097
Interest-bearing deposit                                    7,181      105,377
Investment in Bank                                     11,017,640    9,712,214
Investment securities available-for-sale                        -      721,594
Other assets                                               55,622       32,012
                                                      ------------  -----------

                                                      $11,166,360   10,690,294
                                                      ============  ===========

                      Liabilities and Shareholders' Equity
                      ------------------------------------

Shareholders' equity                                  $11,166,360   10,690,294
                                                      ============  ===========


                                  Statements of Earnings

                   For the Years Ended December 31, 2004, 2003 and 2002

                                                          2004          2003       2002
                                                      ------------  -----------  --------
Income:
  Interest income                                     $    17,349       31,262    40,889
                                                      ------------  -----------  --------

Expenses:
  Salaries and employee benefits                            9,515        5,495     9,993
  Loss on sale of securities                                1,902            -         -
  Other operating                                          61,016       76,330    49,927
                                                      ------------  -----------  --------

    Total expenses                                         72,433       81,825    59,920
                                                      ------------  -----------  --------

    Loss before equity in undistributed earnings
      of Bank and income tax benefit                      (55,084)     (50,563)  (19,031)

Equity in undistributed earnings of Bank                  645,709      806,237   645,063

Income tax benefit                                         20,932       19,213     7,232
                                                      ------------  -----------  --------

      Net earnings                                    $   611,557      774,887   633,264
                                                      ============  ===========  ========

                         DECATUR FIRST BANK GROUP, INC.
                                 AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(17) DECATUR  FIRST  BANK  GROUP,  INC.  (PARENT  COMPANY  ONLY)  FINANCIAL
     INFORMATION, CONTINUED

                                       Statements of Cash Flows

                         For the Years Ended December 31, 2004, 2003 and 2002

                                                                        2004       2003       2002
                                                                     ----------  ---------  ---------
Cash flows from operating activities:
  Net earnings                                                       $ 611,557    774,887    633,264
  Adjustments to reconcile net earnings to net cash (used) provided by operating activities:
      Equity in undistributed earnings of Bank                        (645,709)  (806,237)  (645,063)
      Provision for stock awards                                         9,515      5,495      9,993
      Loss on sale of securities                                         1,902          -          -
      Change in other assets                                           (17,141)    42,760      5,698
                                                                     ----------  ---------  ---------

          Net cash (used) provided by operating activities             (39,876)    16,905      3,892
                                                                     ----------  ---------  ---------

Cash flows from investing activities:
  Net change in interest-bearing deposits                               98,196     (2,676)  (102,701)
  Investment in Bank                                                  (800,000)         -          -
  Proceeds from sales, maturities and calls of securities
      available-for-sale                                               708,500    400,000    202,219
  Purchase of securities available-for-sale                                  -   (408,396)         -
                                                                     ----------  ---------  ---------

          Net cash provided (used) by investing activities               6,696    (11,072)    99,518
                                                                     ----------  ---------  ---------

Cash flows from financing activities:
  Purchase of treasury stock                                                 -     (1,450)  (107,500)
                                                                     ----------  ---------  ---------

          Net cash used in financing  activities                             -     (1,450)  (107,500)
                                                                     ----------  ---------  ---------

Net change in cash and cash equivalents                                (33,180)     4,383     (4,090)

Cash and cash equivalents at beginning of year                         119,097    114,714    118,804
                                                                     ----------  ---------  ---------

Cash and cash equivalents at end of year                             $  85,917    119,097    114,714
                                                                     ==========  =========  =========

                                CORPORATE AND SHAREHOLDER INFORMATION
-----------------------------------------------------------------------------------------------------
                                    DECATUR FIRST BANK GROUP, INC.
                                              DIRECTORS
-----------------------------------------------------------------------------------------------------

JOHN L. ADAMS, JR.                     MERRIELL AUTREY                 JAMES A. BASKETT
President & Managing Broker            Retired Banker                  Business Owner
Columbia Asset Mgmt. Corp.                                             Prolific Impressions, Inc.

M. BOBBIE BAILEY                       JOHN WALTER DRAKE               WILLIAM F. FLOYD
Business Owner                         Attorney                        President
Entertainment Resources, Inc.          McCurdy & Candler, LLC          W.F. Floyd Construction., Inc.
  & Bailey Design Co.

ROBERT E. LANIER                       CAROL NICKOLA                   LYNN PASQUALETTI
President                              Chief Nursing Officer           President and Co-Owner
REL Properties, Inc.                   Atlanta Medical Center          HLM Accounting & Tax, Inc.

ROGER K. QUILLEN                       JAMES T. SMITH, III             KIRBY A. THOMPSON
Attorney                               Business Owner                  Vice President
                                       Rutland Contracting Co.         Equifax

JUDY B. TURNER
President and Chief Executive Officer
Decatur First Bank Group, Inc.

-----------------------------------------------------------------------------------------------------
                                         DECATUR FIRST BANK
                                         OFFICERS AND STAFF
-----------------------------------------------------------------------------------------------------
OFFICERS

JUDY B. TURNER                         GREG M. AUTREY                  ANN S. RANDALL
President and Chief Executive Officer  Executive Vice President &      Executive Vice President &
                                       Senior Lender                   Cashier

DAVID E. SENIOR                        JAMIE ENSLEY                    JACK REGAN
Executive Vice President               Vice President/                 Vice President/
Senior Credit Manager                  Commercial Lender               Commercial Lender

KENNETH W. HORNE                       DORIS M. SHELTON                JUANITA MARZETTE
Vice President/                        Assistant Corporate Secretary   Human Resources Coordinator
Credit Analyst

WILBUR (BILL) G. KURTZ, III            LARRY WOMACK                    PAM BRADLEY
Division President                     Vice President                  Retail Manager
Lake Oconee Community Bank             Lake Oconee Community Bank

STAFF

MARIA BERRY                            ANGELA CARTER                   RAY MCDONALD
Assistant Retail Manager               Head Teller                     Operations Specialist

CALE RANDALL                           RON RICE                        MARY JACKSON
Receptionist                           Courier                         Operations Specialist

LISA THOMPSON                          ARLIA SLOTKIN                   DEIDRE WILLIAMS
Teller/Cust Service Specialist         Teller/Cust Service Specialist  Teller/Cust Service Specialist

RENE  WILSON                           TERRI WILLIAMS                  YVONNE REEVES
Loan Administrator                     Loan Administrator              Loan Administrator I

CASSANDRA RUFFIN                       ANTHONY KEMP                    SANDRA WILLIAMS
Teller/Cust Service Specialist         Teller/Cust Service Specialist  Assistant Retail Manager

ORLENE SKEETE                          JESSICA JOHNSON                 BRANDY ODUM
Teller/Cust Service Specialist         Teller/Cust Service Specialist  Teller/Cust Service Specialist

STEPHANIE LEWIS                        ANDREA HOGAN
Teller/Cust Service Specialist         Teller/Cust Service Specialist


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
                                      PROXY
                         DECATUR FIRST BANK GROUP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby constitutes and appoints Judy B. Turner and Mary Bobbie Bailey, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Decatur First Bank Group, Inc. ("Decatur First"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 14, 2005, at the Old Courthouse on the Square, 101 East Court Street, Decatur, Georgia 30030 at 3:00 p.m. local time, and at any adjournment or postponement thereof (the "Annual Meeting") upon the proposal described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, dated ____________, 200__, the receipt of which is acknowledged in the manner specified below.

     1. To vote on an Agreement and Plan of Reorganization (the "Plan") providing for the merger of Decatur First Interim Corporation with and into Decatur First, with Decatur First surviving the merger and the holders of fewer than 500 shares of Decatur First common stock receiving $17.50 in cash in exchange for each of their shares of such stock.
          FOR     [ ]             AGAINST     [ ]             ABSTAIN     [ ]

     2. To elect the four (4) persons listed below to serve as Class I directors of Decatur First Bank Group, Inc. a three-year term expiring at the 2008 annual meeting:

          - John L. Adams, Jr.    - Mary Bobbie Bailey    - Lynn Pasqualetti
          - Kirby A. Thompson

          [ ]  FOR all nominees listed above     [ ]  WITHHOLD authority to vote
               (except as nominees indicated          for all listed above
               below)

     INSTRUCTION:     To  withhold  authority  for  any individual nominee, mark
     "FOR"  above,  and  write  the  nominee's  name  in  this  space
     ______________________________________________________.

     3. In the discretion of the proxies on such other matters that are unknown to Decatur First's board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Annual Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO DECATUR FIRST'S BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:__________, 2005                  ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature if held jointly

        THIS PROXY IS SOLICITED BY DECATUR FIRST'S BOARD OF DIRECTORS AND MAY BE
                         REVOKED PRIOR TO ITS EXERCISE.

    Optional:  I _____do     _____ do not plan to attend the Annual Meeting.

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